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                                                                     EXHIBIT 2.7

                            SHARE PURCHASE AGREEMENT

                     dated as of the 10th day of March, 1997

                                  by and among

                           VESTCOM INTERNATIONAL, INC.

                                504087 N.B. INC.

                                  LIRPACO INC.

                                       and

                          the STOCKHOLDERS named herein

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                                TABLE OF CONTENTS

1. THE ACQUISITION..........................................................   6
   1.1   Purchase and Sale of Purchased Shares..............................   6

2. CONSIDERATION FOR TRANSFER...............................................   7
   2.1   Purchase Price for the Purchased Shares............................   7
   2.2   Aggregate Consideration............................................   7
   2.3   Price Adjustment...................................................   8
   2.4   Payment............................................................  10
   2.5   Concurrent Subscription to Multiple Voting Share...................  10
   2.6   Capitalization of NEWCO............................................  11
   2.7   Rights and obligations of VESTCOM and holders of Dividend Access
         Shares.............................................................  11
   2.8   Certain Information With Respect to the Capital Stock of the
         COMPANY and VESTCOM................................................  23
   2.9   Section 85 Elections...............................................  24

3. CLOSING..................................................................  24
   3.1   Actions taken at Closing...........................................  24
   3.2   Actions taken on Consummation Date.................................  24

4. DELIVERY OF SHARES.......................................................  25
   4.1   Deliveries at Closing..............................................  25
   4.2   Escrow.............................................................  25
   4.3   Deliveries at Consummation Date....................................  26

5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND
   THE STOCKHOLDERS.........................................................  26
   (A)   Representations and Warranties of the COMPANY and the
         STOCKHOLDERS.......................................................  26
   5.1   Due Organization...................................................  27
   5.2   Authorization......................................................  27
   5.3   Capital of the COMPANY.............................................  27
   5.4   Transactions in Capital Stock......................................  28
   5.5   No Bonus Shares....................................................  28
   5.6   Subsidiaries.......................................................  28
   5.7   Predecessor Status.................................................  29
   5.8   Spin-off by the COMPANY............................................  29
   5.9   Financial Statements; Adjustments to Consideration.................  29
   5.10  Liabilities and Obligations........................................  30
   5.11  Accounts and Notes Receivable......................................  31
   5.12  Permits and Intangibles............................................  31
   5.13  Environmental Compliance...........................................  33
   5.14  Immovable and Movable Property.....................................  35
   5.15  Significant Customers; Material Contracts and Commitments..........  36
   5.16  Title to Immovable Property........................................  37
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   5.18  Compensation; Employment Agreements; No Collective Bargaining
         Agreement..........................................................  38
   5.19  Employee Plans.....................................................  39
   5.20  Notification Matters...............................................  42
   5.21  Conformity with Law; Litigation....................................  42
   5.22  Taxes..............................................................  43
   5.23  No Violations......................................................  45
   5.24  Government Contracts...............................................  45
   5.25  Absence of Changes.................................................  46
   5.26  Deposit Accounts; Powers of Attorney...............................  47
   5.27  Validity of Obligations............................................  47
   5.28  Relations with Governments and Other Payments......................  48
   5.29  Transactions with Directors, Officers and Affiliates...............  48
   5.30  Paid-up Capital....................................................  49
   5.31  Location; Place of Business........................................  49
   5.32  No Broker..........................................................  49
   5.33  Stand Alone........................................................  50
   5.34  Assets and Liabilities.............................................  50
   5.35  Disclosure.........................................................  50
   (B)   Representations and Warranties of STOCKHOLDERS.....................  51
   5.36  Authority; Ownership...............................................  51
   5.37  Pre-emptive Rights.................................................  51
   5.38  Residence..........................................................  51
   5.39  No Broker..........................................................  51

6. REPRESENTATIONS OF VESTCOM and NEWCO.....................................  52
   6.1   Due Organization...................................................  52
   6.2   VESTCOM Stock......................................................  52
   6.3   Validity of Obligations............................................  53
   6.4   Authorization......................................................  53
   6.5   No Conflicts.......................................................  53
   6.6   Capitalization of VESTCOM and Ownership of VESTCOM Stock...........  54
   6.7   No Side Agreements.................................................  55
   6.8   Subsidiaries.......................................................  55
   6.9   Business; Real Property; Material Agreements; Financial
         Information........................................................  55
   6.10  Conformity with Law................................................  56
   6.11  No Violations......................................................  56
   6.12  NEWCO Stock; Incorporation of NEWCO................................  57
   6.13  Expenses; Intercorporate Indebtedness..............................  57
   6.14  No Broker..........................................................  58
   6.15  Taxes..............................................................  58
   6.16  Notification Matters...............................................  62

7. COVENANTS PRIOR TO CLOSING...............................................  62
   7.1   Access and Cooperation; Due Diligence..............................  62
   7.2   Conduct of Business Pending Closing................................  64
   7.3   Prohibited Activities..............................................  64
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   7.4   No Shop............................................................  66
   7.5   Notice to Bargaining Agents........................................  66
   7.6   Notification of Certain Matters....................................  67
   7.7   Amendment of Schedules.............................................  67
   7.8   Cooperation in Preparation of Registration Statement...............  68
   7.9   Examination of Final Financial Statement...........................  68

8. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE STOCKHOLDERS AND THE
   COMPANY..................................................................  69
   8.1   Representations and Warranties; Performance of
         Obligations........................................................  69
   8.2   Satisfaction.......................................................  70
   8.3   No Litigation......................................................  70
   8.4   Opinion of Counsel.................................................  70
   8.5   Registration Statement.............................................  71
   8.6   Consents and Approvals.............................................  71
   8.7   Good Standing Certificates.........................................  71
   8.8   No Material Adverse Change.........................................  71
   8.9   Employment Agreements..............................................  71
   8.10  Support Agreement..................................................  72
   8.11  Multiple Voting Share..............................................  72
   8.12  Secretary's Certificate............................................  72

9. CONDITIONS PRECEDENT TO OBLIGATIONS OF VESTCOM AND NEWCO.................  72
   9.1   Representations and Warranties; Performance of
         Obligations........................................................  72
   9.2   No Litigation......................................................  73
   9.3   Examination of Final Financial Statements..........................  73
   9.4   No Material Adverse Effect.........................................  73
   9.5   STOCKHOLDERS' Release..............................................  73
   9.6   Satisfaction.......................................................  74
   9.7   Termination of Related Party Agreements............................  74
   9.8   Opinion of Counsel.................................................  74
   9.9   Consents and Approvals.............................................  74
   9.10  Good Standing Certificates.........................................  75
   9.11  Registration Statement.............................................  75
   9.12  Employment Agreements..............................................  75
   9.13  Repayment of Indebtedness..........................................  75
   9.14  Insurance..........................................................  75
   9.15  Voting Trust Agreement.............................................  75
   9.16  Secretary's Certificate............................................  75
   9.17  FIRPTA Certificate.................................................  76

10. COVENANTS OF VESTCOM, THE COMPANY AND THE STOCKHOLDERS AFTER
    CLOSING.................................................................  76
   10.1  Disclosure.........................................................  76
   10.2  Preparation and Filing of Tax Returns; Record Retention............  76
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   10.3  Preservation of Employee Benefit Plans.............................  78
   10.4  Release from Guarantees............................................  78

11. INDEMNIFICATION.........................................................  79
   11.1  General Indemnification by the STOCKHOLDERS........................  79
   11.2  Indemnification by VESTCOM.........................................  80
   11.3  Third Person Claims................................................  81
   11.4  Limitations on Indemnification.....................................  83
   11.5  Retained Liabilities...............................................  84
   11.6  No Recourse by STOCKHOLDERS........................................  84

12. TERMINATION OF AGREEMENT................................................  85
   12.1  Termination........................................................  85
   12.2  Termination Upon Purchase Price Reduction..........................  86
   12.3  Liabilities in Event of Termination................................  86

13. NON-COMPETITION.........................................................  87
   13.1  Prohibited Activities..............................................  87
   13.2  Damages............................................................  88
   13.3  Reasonable Restraint...............................................  89
   13.4  Severability; Reformation..........................................  89
   13.5  Independent Covenant...............................................  90
   13.6  Materiality........................................................  90

14. NON-DISCLOSURE OF CONFIDENTIAL INFORMATION..............................  90
   14.1  STOCKHOLDERS.......................................................  90
   14.2  VESTCOM and NEWCO..................................................  91
   14.3  Damages............................................................  92
   14.4  Survival...........................................................  92

15. TRANSFER RESTRICTIONS...................................................  92
   15.1  Transfer Restrictions..............................................  92
   15.2  Statutory Hold Period..............................................  94

16. FEDERAL SECURITIES ACT REPRESENTATIONS..................................  94
   16.1  No Registration....................................................  94
   16.2  Compliance with Law................................................  94
   16.3  Economic Risk; Sophistication......................................  94
   16.4  Market Standoff....................................................  95
   16.5  Registration Rights................................................  95

17. GENERAL.................................................................  95
   17.1  Cooperation........................................................  96
   17.2  Successors and Assigns.............................................  96
   17.3  Entire Agreement...................................................  96
   17.4  Counterparts.......................................................  97
   17.5  Expenses...........................................................  97

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   17.6  Notices............................................................  98
   17.7  Governing Law......................................................  99
   17.8  Survival of Representations and Warranties.........................  99
   17.9  Exercise of Rights and Remedies....................................  99
   17.10 Time............................................................... 100
   17.11 Reformation and Severability....................................... 100
   17.12 Remedies Cumulative................................................ 100
   17.13 Captions........................................................... 100
   17.14 Currency........................................................... 100
   17.15 Third Party Beneficiaries.......................................... 101


                              SCHEDULES AND ANNEXES

Annex I           Capital Stock and Stock Ownership of the COMPANY
Annex II          Consideration to Stockholders
Annex III         Form of Voting Trust Agreement
Annex IV          Dividend Access Share Provisions
Annex V           Form of Support Agreement
Annex VI          Multiple Voting Share Provisions
Annex VII         Stockholders and Stock Ownership of VESTCOM
Annex VIII        Form of Opinion of Lowenstein, Sandler, Kohl, Fisher & Boylan,
                  P.C.
Annex IX          Form of Employment Agreement
Annex X           Form of Opinion of Counsel to the COMPANY and STOCKHOLDERS

Schedule 2.6      Board of Directors of NEWCO
Schedule 2.8(i)   Authorized capital of COMPANY
Schedule 5.1      Qualifications to Do Business
Schedule 5.3      Exceptions re Capital Stock of COMPANY
Schedule 5.4 Transactions in Capital Stock; Options & Warrants to Acquire Capital Stock
Schedule 5.5      Stock Issued Pursuant to Awards, Grants and Bonuses
Schedule 5.6      Subsidiaries; Capitalization of Subsidiaries
Schedule 5.7      Names of Predecessor Companies
Schedule 5.8      Sales or Spin-offs of Significant Assets
Schedule 5.9      Initial Financial Statements
Schedule 5.10     Significant Liabilities and Obligations
Schedule 5.11     Accounts and Notes Receivable
Schedule 5.12(a) Licenses, Franchises, Permits and other Governmental Authorizations
Schedule 5.12(b)  Intellectual Property
Schedule 5.13     Environmental Compliance
Schedule 5.14 Immovable and Real Property, Significant Movable and Personal Property and Leases
Schedule 5.15     Significant Customers and Material Contracts
Schedule 5.16     Immovable and Real Property and Title Reports and Policies
Schedule 5.17     Insurance Policies and Claims
Schedule 5.18 Officers, Directors and Key Employees, Employment Agreements; Compensation
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Schedule 5.19     Employee Benefit Plans
Schedule 5.21     Violations of Law, Regulations or Orders; Litigation
Schedule 5.22 Tax Returns and Examinations; Federal, State, Local and Foreign Income Tax Returns Filed; Aggregate Tax Losses
Schedule 5.23     Violations of Charter Documents and Material Defaults
Schedule 5.24 Governmental Contracts Subject to Price Redetermination or Renegotiation
Schedule 5.25     Changes Since Balance Sheet Date
Schedule 5.26     Deposit Accounts; Powers of Attorney
Schedule 5.29     Transactions with Directors or Officers
Schedule 5.31     Location; Place of Business
Schedule 5.32     Broker
Schedule 5.36     Encumbrances on the COMPANY Stock
Schedule 6.1      Certificate of Incorporation and By-laws of VESTCOM
Schedule 6.11     VESTCOM Agreements
Schedule 6.15     Tax Returns Filed
Schedule 7.2 Exceptions to Conducting Business in the Ordinary Course Between Date of Agreement and Consummation Date
Schedule 7.3      Prohibited Activities
Schedule 7.9      Final Financial Statements
Schedule 8.9      Individuals to Receive Employment Agreements
Schedule 9.7      Termination of Related Party Agreements
Schedule 11.5     Retained Liabilities
Schedule 13.1     Exceptions to Prohibited Activities


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                            SHARE PURCHASE AGREEMENT

            THIS AGREEMENT (the "AGREEMENT") is made as of the ____ day of March, 1997, by and among VESTCOM INTERNATIONAL, INC., a New Jersey corporation ("VESTCOM"), 504087 N.B. INC., a New Brunswick company ("NEWCO"), LIRPACO INC., a Canadian corporation (the "COMPANY"), and HOWARD APRIL, LEONARD APRIL and SHEILA APRIL (the "STOCKHOLDERS").

            WHEREAS, NEWCO is a company duly organized and existing under the laws of the Province of New Brunswick, having been incorporated on February 24, 1997, solely for the purpose of completing the transactions set forth herein, and is a wholly-owned subsidiary of VESTCOM, a corporation organized and existing under the laws of the State of New Jersey;

            WHEREAS, the STOCKHOLDERS own all the issued and outstanding shares in the capital of the COMPANY;

            WHEREAS, the COMPANY owns all of the issued and outstanding shares in the capital of COS INFORMATION INC., a Canadian Corporation ("COS");

            WHEREAS, NEWCO desires to purchase on the Closing Date (as hereinafter defined) all of the shares in the capital of the COMPANY which are issued and outstanding on the Closing Date as hereinafter provided (the shares of the COMPANY to be so purchased being hereinafter referred to as the "PURCHASED SHARES");

            WHEREAS, each STOCKHOLDER desires to sell to NEWCO all of the Purchased Shares owned beneficially and of record by such STOCKHOLDER as hereinafter provided, such transaction sometimes being herein called the "ACQUISITION";

            WHEREAS, VESTCOM is entering into other separate agreements, each of which is entitled "Agreement and Plan of Reorganization", with each of Computer Output Systems, Inc., Comvestrix Corp., Morris County Direct Mail Services, Inc. and its affiliates, Electronic Imaging Services, Inc., Image Printing Systems, Inc. and Mystic Graphic Systems, Inc. (the "OTHER AGREEMENTS") in order to acquire by way of merger additional companies engaged in the creation,
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distribution and archiving of high-volume computer-generated documents for business clients and related services (which companies, together with the COMPANY are collectively referred to herein as the "FOUNDING COMPANIES");

            WHEREAS, this Agreement, the Other Agreements and the IPO of VESTCOM Stock (as hereinafter defined) constitute the "VESTCOM PLAN OF ORGANIZATION";

            WHEREAS, in consideration of the Founding Companies (other than the COMPANY) entering into the Other Agreements, the STOCKHOLDERS and the Board of Directors of the COMPANY have approved this Agreement as part of the VESTCOM Plan of Organization in order to transfer the capital stock of the COMPANY to NEWCO;

            WHEREAS, unless the context otherwise indicates, capitalized terms used in this Agreement, including the Schedules and Annexes hereto, and not otherwise defined shall have the following meanings:

      "ACQUIRED PARTIES" has the meaning set forth in Section 5.22.

      "ACQUISITION" has the meaning set forth in the preamble to this Agreement.

      "ADJUSTED EARNOUT SHARES" has the meaning set forth in Section 2.3.

      "AFFILIATE" and "AFFILIATES" have the meaning set forth in Section 5.8.

      "BALANCE SHEET DATE" has the meaning set forth in Section 5.9.

      "BUSINESS DAY" means any day other than a Saturday, a Sunday or a day when banks are not open for business in New Jersey.

      "CANADIAN PLANS" has the meaning set forth in Section 5.19.

      "CHARTER DOCUMENTS" shall mean the Articles of Incorporation, as amended of the COMPANY, COS and the COMPANY'S other Subsidiaries, if any, and the By-laws of the COMPANY, COS and the COMPANY'S other Subsidiaries, if any.

      "CLAIM AMOUNT" has the meaning set forth in Section 11.3.

      "CLOSING" has the meaning set forth in Section 3.

      "CLOSING DATE" has the meaning set forth in Section 3.

      "CODE" has the meaning set forth in Section 2.7.4.


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      "COMPANY" has the meaning set forth in the preamble to this Agreement.

      "COMPANY FINANCIAL STATEMENT" has the meaning set forth in Section 5.9.

      "COMPANY'S SUBSIDIARIES" means all of the subsidiaries of the COMPANY including COS.

      "COMPANY STOCK" has the meaning set forth in Section 2.8.

      "CONSUMMATION DATE" has the meaning set forth in Section 3.

      "COS" has the meaning set forth in the preamble to this Agreement.

      "CURRENT MARKET PRICE" means, in respect of a share of VESTCOM Stock on any date, the Canadian Dollar Equivalent of the average of the closing prices of the VESTCOM Stock on the Nasdaq National Market System on each of the thirty (30) consecutive trading days ending five (5) trading days before such date, or, if the VESTCOM Stock is not then quoted on the Nasdaq National Market System, on such other stock exchange or automated quotation system on which the VESTCOM Stock is listed or quoted, as the case may be, as may be selected by the Board of Directors of NEWCO for such purpose; provided, however, that if there is no public distribution or trading activity of VESTCOM Stock during such period, then the Current Market Price of a share of VESTCOM Stock shall be determined by the Board of Directors of NEWCO based upon the advice of such qualified independent financial advisors as the Board of Directors of NEWCO may deem to be appropriate, and provided further that any such selection, opinion or determination by the Board of Directors of NEWCO shall be conclusive and binding. If the VESTCOM Stock is quoted on more than one recognized stock exchange in the United States, then the Current Market Price shall be the average of the closing prices on each such exchange determined as provided above.

      "DIVIDEND ACCESS SHARES" has the meaning set forth in Section 2.6.

      "DIVIDEND ACCESS SHARE PROVISIONS" has the meaning set forth in Section
      2.6.

      "ENVIRONMENTAL CLAIMS" has the meaning set forth in Section 5.13.

      "ENVIRONMENTAL LAW" has the meaning set forth in Section 5.13.

      "ESCROW AGENT" has the meaning set forth in Section 4.2.


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      "EXPIRATION DATE" has the meaning set forth in Section 5.

      "FOUNDING COMPANIES" has the meaning set forth in the preamble to this Agreement.

      "INDEMNIFICATION THRESHOLD" has the meaning set forth in Section 11.4.

      "INDEMNIFIED PARTY" has the meaning set forth in Section 11.3.

      "INDEMNIFYING PARTY" has the meaning set forth in Section 11.3.

      "INTELLECTUAL PROPERTY" has the meaning set forth in Section 5.12.

      "IPO" means the initial public offering of VESTCOM Stock pursuant to the Registration Statement.

      "IPO PRICE" means the initial public offering price for the VESTCOM Stock.

      "LIENS" shall mean (i) all hypothecs, mortgages, pledges, privileges, liens, security interests, transfers of property in stock, charges, servitudes, easements, reserves, leases, occupation rights, encroachments, restrictive covenants, title defects and other encumbrances or rights of others of any nature howsoever arising and (ii) all actions, claims or demands of any nature whatsoever or howsoever arising; and "LIEN" shall mean any one of them;

      "LIQUIDATION CALL PURCHASE PRICE" has the meaning set forth in Section 2.7.1.1.

      "LIQUIDATION CALL RIGHT" has the meaning set forth in Section 2.7.1.1.

      "LIQUIDATION DATE" has the meaning set forth in the Dividend Access Share Provisions.

      "MATERIAL ADVERSE EFFECT" has the meaning set forth in Section 5.1.

      "MATERIAL CONTRACTS" has the meaning set forth in Section 5.15.

      "MULTIPLE VOTING SHARE" has the meaning set forth in Section 2.8.

      "MULTIPLE VOTING SHARE PROVISIONS" has the meaning set forth in Section
      2.8.

      "NEWCO" has the meaning set forth in the preamble to this Agreement.

      "NBCA" has the meaning set forth in Section 2.7.1.3.

      "PERMITTED ENCUMBRANCES" shall mean (i) Liens for Taxes, assessments or governmental charges not yet due and payable; (ii) title defects or irregularities which are of a minor nature and in the aggregate do not impair the value of any immovable or real property or the use of such immovable or real property for the purpose for which it is held.


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      "PRICING DATE" shall mean the date on which the public offering price per share of VESTCOM Stock in the IPO is determined by VESTCOM and the Underwriters.

      "PROHIBITED ACTIVITIES" has the meaning set forth in Section 13.1.

      "PROPRIETARY RIGHTS" has the meaning set forth in Section 5.12.

      "PURCHASE PRICE" has the meaning set forth in Section 2.1.

      "PURCHASED SHARES" has the meaning set forth in the preamble to this Agreement.

      "PUT CLOSING DATE" has the meaning set forth in Section 2.7.5.2.

      "PUT EXERCISE DATE" has the meaning set forth in Section 2.7.5.2.

      "PUT PURCHASE PRICE" has the meaning set forth in Section 2.7.5.1.

      "PUT RIGHT" has the meaning set forth in Section 2.7.5.1.

      "PUT TRIGGER EVENT" has the meaning set forth in Section 2.7.5.4.

      "REDEMPTION CALL PURCHASE PRICE" has the meaning set forth in Section 2.7.2.1.

      "REDEMPTION CALL RIGHT" has the meaning set forth in Section 2.7.2.1.

      "REGISTRATION STATEMENT" has the meaning set forth in Section 8.5.

      "REGULATED SUBSTANCE" has the meaning set forth in Section 5.13.

      "RELEASES" has the meaning set forth in Section 5.13.

      "RELEVANT GROUP" has the meaning set forth in Section 5.22.

      "RETURNS" has the meaning set forth in Section 5.22.

      "RETRACTION CALL PURCHASE PRICE" has the meaning set forth in Section 2.7.3.1.

      "RETRACTION CALL RIGHT" has the meaning set forth in Section 2.7.3.1.

      "RIGHT OF RETRACTION" has the meaning set forth in Section 2.6.

      "SEC" shall mean the Securities and Exchange Commission.

      "SUBSCRIPTION TO MULTIPLE VOTING SHARE" has the meaning set forth in
      Section 2.5.1.

      "SUPPORT AGREEMENT" has the meaning set forth in paragraph 2.7.7.

      "STOCKHOLDERS" has the meaning set forth in the preamble to this Agreement.

      "TAX" or "TAXES" has the meaning set forth in Section 5.22.

      "TAX LOSSES" has the meaning set forth in Section 6.15.


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      "TAXING AUTHORITY" has the meaning set forth in Section 5.22.

      "THIRD PERSON" has the meaning set forth in Section 11.3.

      "TERRITORY" has the meaning set forth in Section 13.1.

      "UNDERWRITERS" shall mean the prospective underwriters in the IPO as identified in the Registration Statement.

      "VESTCOM" has the meaning set forth in the preamble to this Agreement.

      "VESTCOM CHARTER DOCUMENTS" has the meaning set forth in Section 6.11.

      "VESTCOM MATERIAL ADVERSE EFFECT" has the meaning set forth in Section
      6.1.

      "VESTCOM MATERIAL DOCUMENTS" has the meaning set forth in Section 6.11.

      "VESTCOM RELEVANT GROUP" has the meaning set forth in Section 6.15.

      "VESTCOM STOCK" has the meaning set forth in Section 2.8

      "VOTING TERMINATION DATE" has the meaning set forth in Section 2.7.6.

      "VOTING TRUST AGREEMENT" has the meaning set forth in Section 2.5.3.

      "1933 ACT" shall mean the Securities Act of 1993, as amended.

      "1934 ACT" shall mean the Securities Exchange Act of 1934, as amended.

      NOW, THEREFORE, in consideration of the premises and of the mutual agreements, representations, warranties, provisions and covenants herein contained, the parties hereto hereby agree as follows:

1.    THE ACQUISITION

      1.1. PURCHASE AND SALE OF PURCHASED SHARES. On the terms, provisions and conditions set forth herein, and in reliance upon the warranties and representations contained herein, NEWCO shall purchase, and the STOCKHOLDERS shall sell, transfer and assign to NEWCO on the Closing Date, all of the Purchased Shares, free and clear of all Liens.


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2.    CONSIDERATION FOR TRANSFER

      2.1. PURCHASE PRICE FOR THE PURCHASED SHARES. The aggregate purchase price for the Purchased Shares (the "PURCHASE PRICE") is equal to the amount of the aggregate consideration identified in Section 2.2 (the "AGGREGATE
CONSIDERATION").


      2.2. AGGREGATE CONSIDERATION. The Aggregate Consideration shall be as follows:

            (a) an aggregate cash amount of $1,036,000.00 with the amount to each STOCKHOLDER as set forth in Part A of Annex II;

            (b) plus a number of Dividend Access Shares to each STOCKHOLDER as set forth in Part A of Annex II;

            (c) plus, subject to adjustment in accordance with Section 2.3, an aggregate number of 137,307 Dividend Access Shares divided among the following STOCKHOLDERS as set forth below:


                      NAME                  NUMBER         PROPORTION
                      ----                  ------         ----------
                  Howard April              73,075           53.22%
                  Leonard April             64,232           46.78%


            The parties recognize that the number of Dividend Access Shares referred to in Subsection 2.2(c) is based on the Canada/U.S. exchange rate being 1 Cdn. $ = 0.85 U.S. $.

            The parties recognize and agree that, due to the fact that the Dividend Access Shares and the Adjusted Earnout Shares and the shares of VESTCOM Stock exchangeable therefor will not be registered stock, and due to the restrictions in Articles 15 and 16 of this Agreement, the shares of VESTCOM Stock to be received by the STOCKHOLDERS upon exchange of their Dividend Access Shares and Adjusted Earnout Shares will have a fair market value significantly less than the initial public offering price per share.


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      2.3. PRICE ADJUSTMENT. On or before March 31, 1998, VESTCOM's independent public accountants ("VIPA") shall determine the net income before financial expenses and taxes of COS ("EBIT") for the twelve (12) month period ending on December 31, 1997 (the "1997 YEAR"), to be computed in accordance with generally accepted accounting principles consistent with that of the financial statements prepared by the auditors of COS, Lippman Leebosh April, for the twelve (12) month period ended July 31, 1996, except that:

                  (a) any and all amounts relating to the preparation of financial statements for the year end created by the change of control that will occur upon the Consummation Date, will be excluded;

                  (b) for the period from January 1, 1997 until the Consummation Date, an adjustment shall be made reflecting reduced salary costs and other adjustments as if COS was owned by VESTCOM during such period;

                  (c) no interest will be charged to COS for the 1997 Year except for interest on any equipment capital purchase made after January 1, 1997;

                  (d) all management and administrative charges of VESTCOM to COS and corporate overhead expenses allocated to COS by VESTCOM will be excluded from the calculation of EBIT unless otherwise mutually agreed upon in advance, except to the extent VESTCOM has assumed an expense historically incurred by COS. With respect to NEWCO, only the direct expenses required to maintain NEWCO as a corporation may be charged back to COS for the purpose of calculation of EBIT; and

                  (e) prior to the consummation of any acquisition by COS, VESTCOM and the STOCKHOLDERS will negotiate in good faith with respect to the effect of such transaction on EBIT.

      VIPA shall notify the STOCKHOLDERS, VESTCOM and NEWCO as soon as practicable after its determination of EBIT in accordance with the foregoing (the date of such notification being the "DETERMINATION DATE").


      The Aggregate Consideration identified in Subsection 2.2(c) shall be adjusted so as to equal the number of Dividend Access Shares calculated in accordance with the following formula (such number, if any, being the "ADJUSTED EARNOUT SHARES"):

      (A) the lesser of (i) $350,000 Cdn. and (ii) the amount, if any, by which EBIT exceeds $750,000 Cdn., multiplied by (B) six (6), then multiplied by
      (C) the Adjusted Conversion Rate (as defined below), which amount is then divided by (D) $13 U.S., and rounded to the lowest whole share.

      For purposes of this Section 2.3, Adjusted Conversion Rate shall mean the lesser of (i) a Canada/US exchange rate of 1 Cdn.$/0.85 U.S.$ and (ii) the exchange rate in effect on the Determination Date based on a conversion of Canadian dollars into U.S. dollars as reported in the Wall Street Journal under "Currency Trading; Exchange Rates" for the previous business day or, in the event such exchange rate is not available, such exchange rate on such date as may be deemed by the Board of Directors of VESTCOM to be appropriate for such purpose.

      Notwithstanding any other provision contained in this Agreement, the number of Adjusted Earnout Shares shall in no event be greater than 137,307.

      The Adjusted Earnout Shares shall be allocated and issued to the STOCKHOLDERS in accordance with the proportions set forth in Section 2.2(c). NEWCO shall adjust the number of Adjusted Earnout Shares otherwise issuable pursuant to the terms of this Section 2.3 to eliminate any fractions based on the rounding of shares to the lowest whole number. NEWCO shall deliver to the STOCKHOLDERS in accordance with the foregoing, as soon as practicable after the Determination Date, share certificates registered in the name of such holder for the number of Dividend Access Shares to which he or she is entitled.

      All determinations by VIPA hereunder, including, but not limited to, determinations as to the number of Adjusted Earnout Shares to be issued to the STOCKHOLDERS, shall be final and binding, absent manifest error.

      2.4. PAYMENT. The Purchase Price shall be paid, subject to the terms and conditions hereof, to the STOCKHOLDERS as follows:

            (a) as to the portion of the Aggregate Consideration identified in Subsections 2.2(a) and 2.2(b), on the Consummation Date; and,

            (b) as to the portion of the Aggregate Consideration identified in Subsection 2.2(c) as adjusted pursuant to Section 2.3, in accordance with the terms of Section 2.3.

      2.5.  CONCURRENT SUBSCRIPTION TO MULTIPLE VOTING SHARE.

            2.5.1. On Closing, the STOCKHOLDERS shall jointly subscribe to one
            (1) Multiple Voting Share of VESTCOM (the "SUBSCRIPTION TO MULTIPLE VOTING SHARE") at a subscription price equal to $1 per share and VESTCOM hereby agrees to accept such subscription;

            2.5.2. Payment for, issuance and delivery of the Multiple Voting Share to be subscribed to and accepted pursuant to Section 2.4.1 shall occur on the Consummation Date;

            2.5.3. On Closing, the STOCKHOLDERS agree to enter into a voting trust agreement governing the exercise of the voting rights attaching to the Multiple Voting Share (the "VOTING TRUST AGREEMENT") in the form annexed hereto as Annex III and immediately transfer the Multiple Voting Share referred to in Section 2.5.1 to the trustee appointed under the Voting Trust Agreement after receipt thereof on the

            Consummation Date; the STOCKHOLDERS acknowledge and agree that the certificate representing the Multiple Voting Share shall be issued in the name of and delivered to the said trustee as provided herein.

      2.6. CAPITALIZATION OF NEWCO. The Articles of incorporation of NEWCO shall provide for authorized capital consisting of (i) a class of voting common shares (all of the issued and outstanding shares of which shall initially be held by VESTCOM) and (ii) a class of non-voting preferred shares (the "DIVIDEND ACCESS SHARES") having the rights, privileges, restrictions and conditions set forth in Annex IV (the "DIVIDEND ACCESS SHARE PROVISIONS"), each share of which shall (A) entitle the holder thereof to dividend rights equal to the per share dividend rights of VESTCOM Stock, (B) subject to the Liquidation Call Right, entitle the holder on liquidation of NEWCO to receive in exchange for each Dividend Access Share one (1) share of VESTCOM Stock as provided in Section 2.7.1.1, (C) subject to the Retraction Call Right, entitle the holder, at his election at any time and from time to time for a period commencing on the Consummation Date and ending on the fifth (5th) anniversary of the Consummation Date, upon thirty (30) days' written notice given by such holder to NEWCO, to require NEWCO to redeem any or all Dividend Access Shares and to exchange the same, on a share for share basis, for shares of VESTCOM Stock (the "RIGHT OF RETRACTION") and (D) subject to the Redemption Call Right, entitle NEWCO to redeem on the "AUTOMATIC REDEMPTION DATE", as defined in the Dividend Access Share Provisions, the outstanding Dividend Access Shares. The board of directors of NEWCO shall consist of the persons listed on Schedule 2.6.

      2.7. RIGHTS AND OBLIGATIONS OF VESTCOM AND HOLDERS OF DIVIDEND ACCESS SHARES.

            2.7.1. VESTCOM LIQUIDATION CALL RIGHTS

                  2.7.1.1 VESTCOM shall have the overriding right (the "LIQUIDATION CALL RIGHT"), in the event of and notwithstanding the proposed liquidation, dissolution or winding-up of NEWCO pursuant to Article 5 of the Dividend Access Share Provisions, to purchase all but not less than all of the Dividend Access Shares held by each such holder on payment by VESTCOM of an amount per Dividend Access Share equal to (a) the Current Market Price of a share of VESTCOM Stock on the last Business Day prior to the "LIQUIDATION DATE" (as defined in Section 5.1 of the Dividend Access Share Provisions), which shall be satisfied in full by causing to be delivered to such holder one (1) share of VESTCOM Stock, plus (b) an additional amount equivalent to the full amount of all declared and unpaid dividends on such Dividend Access Share and all dividends declared on VESTCOM Stock which have not been declared on such Dividend Access Share in accordance with Section 3.1 of the Dividend Access Share Provisions (collectively the "LIQUIDATION CALL PURCHASE PRICE"), provided that if the record date for any such declared and unpaid dividends occurs on or after the Liquidation Date, the Liquidation Call Purchase Price shall not include such additional amount equivalent to such dividends. In the event of the exercise of the Liquidation Call Right by VESTCOM, each holder shall be obligated to sell all the Dividend Access Shares held by the holder to VESTCOM on the Liquidation Date on payment by VESTCOM to the holder of the Liquidation Call Purchase Price for each such Dividend Access Share;

                  2.7.1.2 To exercise the Liquidation Call Right, VESTCOM must notify NEWCO and the STOCKHOLDERS of VESTCOM's intention to exercise such right at least twenty (20) days before the Liquidation Date in the case of a voluntary liquidation, dissolution or winding up of NEWCO and at least five (5) Business Days before the Liquidation Date in the case of an involuntary liquidation, dissolution or winding up of NEWCO. NEWCO or an authorized agent will notify the holders of Dividend Access Shares as to whether or not VESTCOM has exercised the Liquidation Call Right forthwith after the expiry of the period during which the same may be exercised by VESTCOM. If VESTCOM exercises the Liquidation Call Right, on the Liquidation Date,

                  VESTCOM will purchase and the holders will sell all of the Dividend Access Shares then outstanding for a price per Dividend Access Share equal to the Liquidation Call Purchase Price.

                  2.7.1.3 For the purposes of completing the purchase of the Dividend Access Shares pursuant to the Liquidation Call Right, VESTCOM shall deposit with NEWCO or an authorized agent, prior to the Liquidation Date, certificates representing the aggregate number of shares of VESTCOM Stock deliverable by VESTCOM in payment of the Liquidation Call Purchase Price and a cheque or cheques in the amount of the remaining portion, if any, of the total Liquidation Call Purchase Price. Provided that the total Liquidation Call Purchase Price has been so deposited with NEWCO or an authorized agent, on and after the Liquidation Date the rights of each holder of Dividend Access Shares will be limited to receiving such holder's proportionate part of the total Liquidation Call Purchase Price payable by VESTCOM upon presentation and surrender by the holder of certificates representing the Dividend Access Shares held by such holder and the holder shall on and after the Liquidation Date be considered and deemed for all purposes to be the holder of the shares of VESTCOM Stock delivered to it. Upon surrender to NEWCO or an authorized agent of a certificate or certificates representing Dividend Access Shares, together with such other documents and instruments as may be required to effect a transfer of Dividend Access Shares under the New Brunswick Companies Act ("NBCA") and the by-laws of NEWCO and such additional documents and instruments as NEWCO or the authorized agent may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and NEWCO or the authorized agent on behalf of VESTCOM shall deliver to such holder, certificates representing the shares of VESTCOM Stock to which the holder is entitled and a cheque or cheques of VESTCOM payable at par and in U.S. dollars at any branch of the bankers of VESTCOM or of NEWCO in Canada in payment of the remaining portion, if any, of the total Liquidation Call Purchase Price. If VESTCOM does not exercise the Liquidation Call Right in the manner described above, on the Liquidation Date the holders of the Dividend Access Shares will be entitled to receive in exchange therefor the liquidation price otherwise payable by NEWCO in connection with the liquidation, dissolution or winding-up of NEWCO pursuant to Article 5 of the Dividend Access Share Provisions.

            2.7.2. VESTCOM REDEMPTION CALL RIGHT

                  2.7.2.1 VESTCOM shall have the overriding right (the "REDEMPTION CALL RIGHT"), in the event of and notwithstanding the proposed redemption of Dividend Access Shares by NEWCO pursuant to Article 7 of the Dividend Access Share Provisions, to purchase from all but not less than all of the holders of Dividend Access Shares to be redeemed on the "AUTOMATIC REDEMPTION DATE" (as defined in Section 1.1 of the Dividend Access Share Provisions) all but not less than all of the Dividend Access Shares held by each such holder that are otherwise to be redeemed on payment by VESTCOM to the holder of an amount per such Dividend Access Share equal to (a) the Current Market Price of a share of VESTCOM Stock on the last Business Day prior to the Automatic Redemption Date which shall be satisfied in full by causing to be delivered to such holder one (1) share of VESTCOM Stock plus (b) an additional amount equivalent to the full amount of all declared and unpaid dividends on such Dividend Access Share and all dividends declared on VESTCOM Stock that have not been declared on such Dividend Access Share in accordance with
                  Section 3.1 of the Dividend Access Share Provisions (collectively the "REDEMPTION CALL PURCHASE PRICE"), provided that if the record date for any such declared and unpaid dividends occurs on or after the Automatic Redemption Date, the Redemption Call Purchase Price shall not include such additional amount equivalent to such dividends. In the event of the exercise of the Redemption Call Right by VESTCOM, each holder shall be obligated to sell all the Dividend Access Shares held by the holder and otherwise to be redeemed to VESTCOM on the Automatic Redemption Date on payment by VESTCOM to the holder of the Redemption Call Purchase Price for each such Dividend Access Share.

                  2.7.2.2 To exercise the Redemption Call Right, VESTCOM must notify NEWCO and the STOCKHOLDERS of VESTCOM's intention to exercise such right at least fifteen (15) days before the Automatic Redemption Date. NEWCO or an authorized agent will notify the holders of the Dividend Access Shares as to whether or not VESTCOM has exercised the Redemption Call Right forthwith after the expiry of the period during which the same may be exercised by VESTCOM. If VESTCOM exercises the Redemption Call Right, on the Automatic Redemption Date VESTCOM will purchase and the holders will sell all of the Dividend Access Shares to be otherwise redeemed for a price per Dividend Access Share equal to the Redemption Call Purchase Price.

                  2.7.2.3 For the purposes of completing the purchase of Dividend Access Shares pursuant to the Redemption Call Right, VESTCOM shall deposit with NEWCO or an authorized agent prior to the Automatic Redemption Date, certificates representing the aggregate number of shares of VESTCOM Stock deliverable by VESTCOM in payment of the Redemption Call Purchase Price and a cheque or cheques in the amount of the remaining portion, if any, of the total Redemption Call Purchase Price. Provided that the total Redemption Call Purchase Price has been so deposited with NEWCO or an authorized agent, on and after the Automatic Redemption Date the rights of each holder of Dividend Access Shares so purchased will be limited to receiving such holder's proportionate part of the Redemption Call Purchase Price payable by VESTCOM upon presentation and surrender by the holder of certificates representing the Dividend Access Shares purchased by VESTCOM from such holder and the holder shall on and after the Automatic Redemption Date be considered and deemed for all purposes (including for purposes of dividend entitlement, if any) to be the holder of the shares of VESTCOM Stock delivered to such holder. Upon surrender to NEWCO or an authorized agent of a certificate or certificates representing Dividend Access Shares, together with such other documents and instruments as may be required to effect a transfer of Dividend Access Shares under the NBCA and the by-laws of NEWCO and such additional documents and instruments as NEWCO or the authorized agent may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and NEWCO or the authorized agent on behalf of VESTCOM shall deliver to such holder, certificates representing the shares of VESTCOM Stock to which the holder is entitled and a cheque or cheques of VESTCOM payable at par and in U.S. dollars at any branch of the bankers of VESTCOM or of NEWCO in Canada in payment of the remaining portion, if any, of the total Redemption Call Purchase Price. If VESTCOM does not exercise the Redemption Call Right in the manner described above, on the Automatic Redemption Date, the holders of the Dividend Access Shares will be entitled to receive in exchange therefor the redemption price otherwise payable by NEWCO in connection with the redemption of Dividend Access Shares pursuant to Article 7 of the Dividend Access Share Provisions.

            2.7.3. VESTCOM RETRACTION CALL RIGHT

                  2.7.3.1 VESTCOM shall have the overriding right (the "RETRACTION CALL RIGHT"), notwithstanding the proposed retraction of Dividend Access Shares by a STOCKHOLDER pursuant to Article 6 of the Dividend Access Share Provisions, to purchase from the holder having exercised the right to cause NEWCO to redeem on the "RETRACTION Date" (as defined in Section 6.1 of the Dividend Access Share Provisions) all but not less than all of the Dividend Access Shares held by each such holder that are otherwise to be redeemed on payment by VESTCOM to the holder of an amount per such Dividend Access Share equal to (a) the Current Market Price of a share of VESTCOM Stock on the last Business Day prior to the Retraction Date which shall be satisfied in full by causing to be delivered to such holder one (1) share of VESTCOM Stock plus
                  (b) an additional amount equivalent to the full amount of all declared and unpaid dividends on such Dividend Access Share and all dividends declared on VESTCOM Stock that have not been declared on such Dividend Access Share in accordance with
                  Section 3.1 of the Dividend Access Share Provisions (collectively the "RETRACTION CALL PURCHASE PRICE"), provided that if the record date for any such declared and unpaid dividends occurs on or after the Retraction Date, the Retraction Call Purchase Price shall not include such additional amount equivalent to such dividends. In the event of the exercise of the Retraction Call Right by VESTCOM, each holder shall be obligated to sell all the Dividend Access Shares held by the holder and otherwise to be redeemed to VESTCOM on the Retraction Date on payment by VESTCOM to the holder of the Retraction Call Purchase Price for each such Dividend Access Share.

                  2.7.3.2 Upon receipt by NEWCO of a "Retraction Request" (as defined in Section 6.1 of the Dividend Access Share Provisions), NEWCO shall immediately notify VESTCOM thereof. To exercise the Retraction Call Right,

                  VESTCOM must notify NEWCO and the relevant STOCKHOLDER of VESTCOM's intention to exercise such right within ten (10) Business Days of notification by NEWCO to VESTCOM of the receipt by NEWCO of a Retraction Request. NEWCO or an authorized agent will notify the holders of the Dividend Access Shares as to whether or not VESTCOM has exercised the Retraction Call Right forthwith after the expiry of the period during which the same may be exercised by VESTCOM. If VESTCOM exercises the Retraction Call Right, on the Retraction Date VESTCOM will purchase and the holders will sell all of the Dividend Access Shares to be otherwise redeemed for a price per Dividend Access Share equal to the Retraction Call Purchase Price.

                  2.7.3.3 For the purposes of completing the purchase of Dividend Access Shares pursuant to the Retraction Call Right, VESTCOM shall deposit with NEWCO or an authorized agent prior to the Retraction Date, certificates representing the aggregate number of shares of VESTCOM Stock deliverable by VESTCOM in payment of the Retraction Call Purchase Price and a cheque or cheques in the amount of the remaining portion, if any, of the total Retraction Call Purchase Price. Provided that the total Retraction Call Purchase Price has been so deposited with NEWCO or an authorized agent, on and after the Retraction Date the rights of each holder of Dividend Access Shares so purchased will be limited to receiving such holder's proportionate part of the Retraction Call Purchase Price payable by VESTCOM upon presentation and surrender by the holder of certificates representing the Dividend Access Shares purchased by VESTCOM from such holder and the holder shall on and after the Retraction Date be considered and deemed for all purposes (including for purposes of dividend entitlement, if any) to be the holder of the shares of VESTCOM Stock delivered to such holder. Upon surrender to NEWCO or an authorized agent of a certificate or certificates representing Dividend Access Shares, together with such other documents and instruments as may be required to effect a transfer of Dividend Access Shares under the NBCA and the by-laws of NEWCO and such additional documents and instruments as NEWCO or the authorized agent may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and NEWCO or the authorized agent on behalf of VESTCOM shall deliver to such holder, certificates representing the shares of VESTCOM Stock to which the holder is entitled and a cheque or cheques of VESTCOM payable at par and in U.S. dollars at any branch of the bankers of VESTCOM or of NEWCO in Canada in payment of the remaining portion, if any, of the total Retraction Call Purchase Price. If VESTCOM does not exercise the Retraction Call Right in the manner described above, on the Retraction Date, the holders of the Dividend Access Shares will be entitled to receive in exchange therefor the retraction price otherwise payable by NEWCO in connection with the retraction of Dividend Access Shares pursuant to Article 6 of the Dividend Access Share Provisions.

            2.7.4. WITHHOLDING RIGHTS. VESTCOM and NEWCO shall be entitled to deduct and withhold from the consideration otherwise payable to any holder of Dividend Access Shares, including any dividend payments in respect of the Dividend Access Shares, such amount as VESTCOM or NEWCO is required to deduct and withhold with respect to such payment under the United States Internal Revenue Code of 1986, as amended (the "CODE"), the Income Tax Act (Canada), as amended, or any provision of state, federal, provincial, local or foreign tax law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes hereof as having been paid to the holder of Dividend Access Shares in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority. To the extent that the amount so required or permitted to be deducted or withheld from any payment to a holder exceeds the cash portion of the consideration otherwise payable to the holder, VESTCOM and NEWCO, upon at least ten (10) days prior written notice to such holder, are hereby authorized to sell or otherwise dispose of at fair market value such portion of such non-cash consideration otherwise payable to the holder as is necessary to provide sufficient funds to VESTCOM or NEWCO, as the case may be, in order to enable it to comply with such deduction or withholding requirement and VESTCOM or NEWCO, as the case may be, shall give an accounting to the holder with respect thereof and any balance of such proceeds of sale.

            2.7.5. STOCKHOLDER PUT RIGHT.

                  2.7.5.1 Each STOCKHOLDER holding Dividend Access Shares shall have the right (the "PUT RIGHT"), in the event of and notwithstanding the occurrence of a Put Trigger Event to require VESTCOM to purchase all but not less than all of the Dividend Access Shares held by each such holder on payment by VESTCOM of an amount per Dividend Access Share equal to (a) the Current Market Price of a share of VESTCOM Stock on the last Business Day prior to the Put Closing Date, which shall be satisfied in full by causing to be delivered to such holder one (1) share of VESTCOM Stock, plus (b) an additional amount equivalent to the full amount of all dividends declared and unpaid on such Dividend Access Share and all dividends declared on VESTCOM Stock which have not been declared on such Dividend Access Share in accordance with the Dividend Access Share Provisions (collectively the "PUT PURCHASE PRICE"), provided that if the record date for any such declared and unpaid dividends occurs on or after the last Business Day prior to the Put Closing Date, the Put Purchase Price shall not include such additional amount equivalent to such dividends. In the event of the exercise of the Put Right by a

                  STOCKHOLDER, VESTCOM shall be obliged to purchase all the Dividend Access Shares held by the holder.

                  2.7.5.2 To exercise the Put Right, a holder of Dividend Access Shares must notify VESTCOM of such holder's intention to exercise such right no later than ten (10) Business Days after the occurrence of a Put Trigger Event (the "PUT EXERCISE DATE"). If a holder exercises the Put Right, VESTCOM will purchase and such holder will sell all of the Dividend Access Shares then held by such holder for a price per Dividend Access Share equal to the Put Purchase Price. The closing of the transaction resulting from the exercise of a Put Right shall occur on the 10th Business Day following the Put Exercise Date (the "PUT CLOSING Date").

                  2.7.5.3 For the purposes of completing the purchase of the Dividend Access Shares pursuant to the Put Right, VESTCOM shall deposit with NEWCO or an authorized agent, prior to the Put Closing Date, certificates representing the aggregate number of shares of VESTCOM Stock deliverable by VESTCOM in payment of the Put Purchase Price and a cheque or cheques in the amount of the remaining portion, if any, of the total Put Purchase Price. Provided that the total Put Purchase Price has been so deposited with NEWCO or an authorized agent, on and after the Put Closing Date the rights of each holder of Dividend Access Shares will be limited to receiving such holder's proportionate part of the total Put Purchase Price payable by VESTCOM upon presentation and surrender by the holder of certificates representing the Dividend Access Shares held by such holder and the holder shall on and after the Put Closing Date be considered and deemed for all purposes to be the holder of the shares of VESTCOM Stock delivered to it. Upon surrender to NEWCO or an authorized agent of a certificate or certificates representing Dividend Access Shares, together with such other documents and instruments as may be required to effect a transfer of Dividend Access Shares under the NBCA and the by-laws of NEWCO and such additional documents and instruments as NEWCO or the authorized agent may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and NEWCO or the authorized agent on behalf of VESTCOM shall deliver to such holder, certificates representing the shares of VESTCOM Stock to which the holder is entitled and a cheque or cheques of VESTCOM payable at par and in U.S. dollars at any branch of the bankers of VESTCOM or of NEWCO in Canada in payment of the remaining portion, if any, of the total Put Purchase Price.

                  2.7.5.4 For purposes of this Section 2.7.5, "PUT TRIGGER EVENT" shall mean:

                  (a) the insolvency or bankruptcy of NEWCO or the making by NEWCO of an assignment for the benefit of creditors or the making by NEWCO of a proposal pursuant to any bankruptcy or debtor relief legislation for the benefit of its creditors or the filing by NEWCO of a notice of intention to file a proposal or the making or authorization by NEWCO of any bankruptcy proceeding, petition or application to any tribunal for the appointment of a receiver or trustee for its or for any substantial part of its property;

                  (b) the insolvency or bankruptcy of VESTCOM or the making by VESTCOM of an assignment for the benefit of creditors or the making by VESTCOM of a proposal pursuant to any bankruptcy or debtor relief legislation for the benefit of its creditors or the filing by VESTCOM of a notice of intention to file a proposal or the making or authorization by VESTCOM of any bankruptcy proceeding, petition or application to any tribunal for the appointment of a receiver or trustee for its or for any substantial part of its property; or

                  (c) the failure by NEWCO to pay dividends otherwise payable on Dividend Access Shares if such failure is not cured within ten
                  (10) Business Days of a written request therefor.

            2.7.6. AUTOMATIC REDEMPTION OF MULTIPLE VOTING SHARE. VESTCOM shall, on the date on which the STOCKHOLDERS cease to hold Dividend Access Shares, (the "VOTING TERMINATION DATE"), redeem the Multiple Voting Share held by the trustee appointed under the Voting Trust Agreement for and on behalf of the STOCKHOLDERS for an amount equal to $1, the whole as provided in the Multiple Voting Share Provisions, each STOCKHOLDER hereby irrevocably consenting to such redemption of the Multiple Voting Share held on its behalf. VESTCOM agrees not to redeem the Multiple Voting Share held for the benefit of the STOCKHOLDERS under the Voting Trust Agreement prior to the occurrence of a Voting Termination Date.

            2.7.7. SUPPORT AGREEMENT. VESTCOM agrees to enter into a support agreement on Closing with NEWCO (the "SUPPORT AGREEMENT") in the form annexed hereto as Annex V.

      2.8. CERTAIN INFORMATION WITH RESPECT TO THE CAPITAL STOCK OF THE COMPANY AND VESTCOM. The respective designation and number of outstanding shares and voting rights of each class of outstanding capital stock of the COMPANY and VESTCOM as of the date of this Agreement are as follows:

            (i) as of the date of this Agreement, the authorized capital of the COMPANY is as set forth on Schedule 2.8(i) hereto, which share capital is collectively referred to as the "COMPANY STOCK"; and

            (ii) immediately prior to the Consummation Date, the authorized capital stock of VESTCOM will consist of 20,000,000 shares of common stock, no par value (the "VESTCOM STOCK"), of which the number of issued and outstanding shares will be set forth in the Registration Statement referred to in Section 8.6, 3,000,000 shares of preferred stock, issuable in series, of which there will be a first series created comprising one share of redeemable non-participating Multiple Voting Stock (the "MULTIPLE VOTING SHARE"), no par value, having the rights, privileges, restrictions and conditions set forth in Annex VI (the "MULTIPLE VOTING SHARE PROVISIONS"), such share entitling the holder of record thereof to a number of votes at meetings of holders of VESTCOM Stock (or in any other circumstance where holders of VESTCOM Stock are authorized to vote their shares) equal to the number of Dividend Access Shares outstanding from time to time that are held by such holder, the only one (1) issued and outstanding share of which to be held by the trustee appointed under the Voting Trust Agreement for and on behalf of each of the STOCKHOLDERS.

      2.9. SECTION 85 ELECTIONS. NEWCO and the STOCKHOLDERS agree to jointly elect in prescribed form and within the prescribed time elections under subsection 85(1) of the Income Tax Act (Canada) and relevant provisions of any applicable provincial legislation at the respective amounts selected by each STOCKHOLDER to be the proceeds of disposition and the cost of the Purchased Shares sold hereunder.

3.    CLOSING.

      3.1. ACTIONS TAKEN AT CLOSING. On the Pricing Date, the parties shall take all actions necessary to effect the Acquisition (hereinafter referred to as the "CLOSING") provided that such actions shall not include those described in Sections 3.2 and 4.2 which shall only occur on the Consummation Date, but shall include the execution of all the agreements contemplated by this Agreement, including the Voting Trust Agreement and the Support Agreement as well as those actions described in Section 4.1. The Closing shall take place at the offices of Lowenstein, Sandler, Kohl, Fisher & Boylan, P.C., 65 Livingston Avenue, Roseland, New Jersey 07068. The date on which the Closing shall occur shall be referred to as the "CLOSING DATE".

      3.2. ACTIONS TAKEN ON CONSUMMATION DATE. The date on which (i) the closing with respect to the IPO occurs and (ii) the Acquisition is effected shall be referred to as the

"CONSUMMATION DATE". On the Consummation Date, all transactions contemplated by this Agreement, including those described in Section 4.2, shall occur and be deemed to be completed. During the period from the Closing Date to the Consummation Date, this Agreement may only be terminated by the parties if the underwriting agreement in respect of the IPO is terminated pursuant to the terms of such agreement or pursuant to the provisions of Section 12 hereof. This Agreement shall in any event terminate if the Consummation Date has not occurred within 15 Business Days of the Closing Date, in which event, notwithstanding any other provisions of this Agreement, the Acquisition shall be deemed for all purposes to have been abandoned and of no effect and all further obligations of the parties hereto under this Agreement (other than pursuant to Section 7.1(d), 14, and 17.5, which shall continue in full force) shall terminate without further liability. Time is of the essence.

4.    DELIVERY OF SHARES.

      4.1.  DELIVERIES AT CLOSING

            4.1.1. DELIVERIES BY STOCKHOLDERS. On the Closing Date, the STOCKHOLDERS shall deliver to NEWCO certificates representing the Purchased Shares, duly endorsed for transfer in favor of NEWCO.

            4.1.2. SUBSCRIPTION TO MULTIPLE VOTING SHARE. On the Closing Date, the STOCKHOLDERS shall deliver to VESTCOM a duly executed letter of subscription giving effect to the Subscription to Multiple Voting Share together with a cheque in payment of one dollar, being the subscription price therefor.

      4.2.  ESCROW

            All deliveries to be made by the parties at Closing pursuant to the provisions of this Agreement shall be made in escrow to the law firm of Lowenstein, Sandler, Kohl, Fisher & Boylan (the "ESCROW AGENT") and be dealt with and released on the Consummation Date in accordance with the provisions of the closing memoranda to be executed at Closing unless this Agreement is terminated in accordance with Section 12, in which case such deliveries shall be dealt with and returned to the parties in accordance with the provisions of the said closing memoranda. The parties agree that the

Escrow Agent shall not incur any liability whatsoever in connection with its acting as agent under this Section 4.2 except in cases of fraud or willful misconduct.

      4.3.  DELIVERIES AT CONSUMMATION DATE

            4.3.1. DELIVERIES BY NEWCO. On the Consummation Date, NEWCO shall deliver to each STOCKHOLDER a certified cheque or bank draft and certificates representing Dividend Access Shares, the whole in amounts and as provided at Section 2.2.

            4.3.2. DELIVERIES BY VESTCOM. On the Consummation Date, VESTCOM shall deliver to the trustee appointed under the Voting Trust Agreement a certificate representing one (1) Multiple Voting Share.

5.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE STOCKHOLDERS.

      (A)  REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE STOCKHOLDERS

      Each of the COMPANY and the STOCKHOLDERS solidarily (without benefit of division or discussion) represent and warrant that all of the following representations and warranties in this Section 5(A) are true at the date of this Agreement and, subject to Section 7.7 hereof, shall be true at the Closing Date and the Consummation Date and that such representations and warranties shall survive until the date which is the end of the eighth (8th) full fiscal quarter of VESTCOM after the Consummation Date (which date is hereinafter called the "EXPIRATION DATE"), except that (i) the representations and warranties set forth in Section 5.22 hereof shall survive until such time as the limitations period has run for all tax periods ended on or prior to the Consummation Date, which shall be deemed to be the Expiration Date for Section 5.22 (ii) the representations and warranties in Sections 5.32 through 5.34 and Sections 5.36 through 5.39 shall survive until the tenth (10th) anniversary of the Consummation Date, which shall be deemed to be the Expiration Date for Sections
5.32 through 5.34 and Sections 5.36 through 5.39 and (iii) solely for purposes of Section 11.1(iii) hereof, and solely to the extent that in connection with the IPO, VESTCOM actually incurs liability under the 1933 Act, the 1934 Act, or any other federal or state securities laws, the representations and warranties set forth herein shall survive until the expiration of any applicable statute of limitation period. For purposes of this Section 5, the term the "COMPANY" shall mean and refer to the COMPANY and COS and each of their subsidiaries, if any.

      5.1. DUE ORGANIZATION. The COMPANY is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly authorized and qualified to do business under all applicable laws, regulations, ordinances and orders of public authorities to carry on its business in the places and in the manner as now conducted except
(i) as disclosed on Schedule 5.1 or (ii) where the failure to be so authorized or qualified would not have a material adverse effect on the business, operations, properties, assets or condition (financial or otherwise), of the COMPANY taken as a whole (a "MATERIAL ADVERSE EFFECT"). Schedule 5.1 contains a list of all jurisdictions in which the COMPANY is authorized or qualified to do business. True, complete and correct copies of the Certificate of Incorporation (as of the date hereof, certified by the Secretary or Assistant Secretary of the COMPANY and, on or prior to Closing, by the appropriate governmental authority of the jurisdiction of incorporation of the COMPANY) and By-laws (certified by the Secretary or Assistant Secretary of the COMPANY), each as amended, of the COMPANY (in the case of those certified by the Secretary or Assistant Secretary of the COMPANY) are all attached hereto as Schedule 5.1 (and, in the case of those certified by the appropriate governmental authority, shall be delivered to VESTCOM at Closing). Except as set forth on Schedule 5.1, the minute books of the COMPANY, as heretofore made available to VESTCOM, are true, correct and complete in all material respects.

      5.2. AUTHORIZATION. (i) The representatives of the COMPANY executing this Agreement have the authority to enter into and bind the COMPANY to the terms of this Agreement and (ii) the COMPANY has the corporate power and authority to enter into this Agreement and the Acquisition.

      5.3. CAPITAL OF THE COMPANY. The authorized share capital of the COMPANY is as set forth on Schedule 2.8(i). The Purchased Shares represent all of the issued and outstanding shares of the share capital of LIRPACO INC. and are owned beneficially and of record by the STOCKHOLDERS and in the amounts set forth in Annex I and further, except as set forth on

Schedule 5.3, are owned free and clear of all Liens. All of the issued and outstanding shares in the share capital of the COMPANY have been duly authorized and validly issued, are fully paid and non-assessable, and further, such shares were offered, issued, sold and delivered by the COMPANY in compliance with all applicable laws concerning the issuance of securities. None of such shares were issued in violation of the pre-emptive rights of any past or present shareholder of the COMPANY.

      5.4. TRANSACTIONS IN CAPITAL STOCK. Except as set forth on Schedule 5.4, the COMPANY has not acquired any COMPANY Stock (including any stock of any of the COMPANY'S Subsidiaries) since January 1, 1992. Except as set forth in
Schedule 5.4, no option, warrant, call, conversion right or commitment of any kind exists which obligates the COMPANY to issue any of its authorized but unissued capital stock. Except as set forth on Schedule 5.4, the COMPANY has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interests therein or to pay any dividend or make any distribution in respect thereof. Except as set forth on Schedule 5.4. there has been no transaction changing the equity ownership of the COMPANY in contemplation of the transactions described in this Agreement.

      5.5. NO BONUS SHARES. Except as set forth in Schedule 5.5, during the period commencing on the third year prior to the Balance Sheet Date through the date hereof, none of the shares of COMPANY Stock was issued for less than the fair market value thereof at the time of issuance or was issued in exchange for consideration other than cash.

      5.6. SUBSIDIARIES. Schedule 5.6 attached hereto lists the name of each of LIRPACO INC.'s Subsidiaries and sets forth the number and class of the authorized share capital of each of LIRPACO INC.'s Subsidiaries and the number of shares of each of LIRPACO INC.'s Subsidiaries which are issued and outstanding, all of which shares (except as set forth on Schedule 5.6) are owned, beneficially and of record, by LIRPACO INC., free and clear of all Liens. All of the issued and outstanding shares in the share capital of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable, and further, such shares were offered, issued, sold and delivered by each Subsidiary in compliance with all applicable laws concerning the issuance of securities. None of such shares were issued in violation of the pre-emptive rights of any past shareholder of a Subsidiary. Except as set forth in Schedule 5.6, the COMPANY does not presently own, of record or beneficially, or control, directly or indirectly, any capital stock, securities convertible into capital stock or any other equity interest in any corporation, association or business entity nor is the COMPANY, directly or indirectly, a participant in any joint venture, partnership or other non-corporate entity.

      5.7. PREDECESSOR STATUS. Set forth in Schedule 5.7 is a listing of all names of all predecessor companies of the COMPANY for the past five years, including the names of any entities from whom the COMPANY previously acquired material assets. Except as disclosed in Schedule 5.7, the COMPANY has not been a subsidiary or division of another corporation.

      5.8. SPIN-OFF BY THE COMPANY. Except as set forth on Schedule 5.8, there has not been any sale, spin-off or split-up of material assets of the COMPANY or any other person or entity that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the COMPANY ("AFFILIATES") other than in the ordinary course of business within the preceding two years.

      5.9. FINANCIAL STATEMENTS; ADJUSTMENTS TO CONSIDERATION. (a) Attached hereto as Schedule 5.9 are copies of the following financial statements of each of LIRPACO INC. and COS (the "COMPANY FINANCIAL Statements"): Balance Sheets as of July 31, 1996 and 1995 as well as for the five (5) month period ended December 31, 1996 and Statements of Income, Cash Flow and Retained Earnings for each of the years in the three-year period ended July 31, 1996 and for the five
(5) month period ended December 31, 1996 (December 31, 1996 being hereinafter referred to as the "BALANCE SHEET Date"). Such Financial Statements have been prepared in accordance with Canadian generally accepted accounting principles applied on a consistent basis throughout the periods indicated (except as noted). Except as set forth on Schedule 5.9, such Balance Sheets as of December 31, 1996 and 1995 present fairly the financial position of each of LIRPACO INC. and COS as of the dates indicated thereon, and such Statements of Income, and Cash Flows and Retained Earnings present fairly the results of their respective operations for the periods indicated thereon.

      (b) The STOCKHOLDERS acknowledge and agree that the consideration to be paid for the Purchased Shares as indicated in Annex II was based upon the COMPANY's earnings before taxes, subject to certain adjustments. All such adjustments represent either historic expenses of the COMPANY which will not be incurred after the Consummation Date or other items affecting income which will not occur after the Consummation Date.

      5.10. LIABILITIES AND OBLIGATIONS. The COMPANY has delivered to VESTCOM a complete and accurate list set forth on Schedule 5.10, of all liabilities of the COMPANY of any kind, character and description, whether accrued, absolute, secured or unsecured, contingent or otherwise (i) which are reflected on the balance sheet of the COMPANY at the Balance Sheet Date, (ii) exceeding $10,000 which are not reflected on the balance sheet as of the Balance Sheet Date, and
(iii) which were incurred after the Balance Sheet Date and were incurred other than in the ordinary course of the COMPANY'S business or which exceed $10,000 (indicating which ones were incurred other than in the ordinary course of business). Except as set forth on Schedule 5.10, each liability of the COMPANY was incurred by the COMPANY in the ordinary course of its business. Except as set forth on Schedule 5.10 or in the notes to the COMPANY Financial Statements, the COMPANY, as of the date hereof, has no term or funded debt to banks or Affiliates. Schedule 5.10 also indicates all personal guarantees of the STOCKHOLDERS on the COMPANY's debt. The COMPANY also has delivered to VESTCOM on
Schedule 5.10, in the case of those liabilities which are contingent, a reasonable estimate of the maximum amount which may be payable. For each such contingent liability, the COMPANY has provided to VESTCOM the following information:

            (i) a summary description of the liability together with the following:

                  (a)   copies of all relevant documentation relating thereto;

                  (b)   amounts claimed and any other action or relief sought;
                        and

                  (c) name of claimant and all other parties to the claim, suit or proceeding, if any;

            (ii) the name of each court or agency before which such claim, suit or proceeding is pending, if any;

            (iii) the date such claim, suit or proceeding was instituted; and

            (iv) a reasonable best estimate by the COMPANY of the maximum amount, if any, which is likely to become payable with respect to each such liability. If no estimate is provided, the COMPANY'S reasonable estimate shall for purposes of this Agreement be deemed to be zero.

      5.11. ACCOUNTS AND NOTES RECEIVABLE. The COMPANY has delivered to VESTCOM an accurate list set forth on Schedule 5.11, of the accounts and notes receivable of the COMPANY, as of December 31, 1996 (or such later date as is requested by VESTCOM hereafter), including any such amounts which are not reflected in the balance sheet as of the Balance Sheet Date, and including receivables from and advances to employees and the STOCKHOLDERS. The COMPANY, on
Schedule 5.11, has provided VESTCOM with an accurate list of all receivables obtained subsequent to the Balance Sheet Date up to the most current practical date. The COMPANY provided VESTCOM with an aging of all accounts and notes receivable as of the Balance Sheet Date showing amounts due in 30 day aging categories. Except to the extent reflected on Schedule 5.11, such accounts and notes are fully collectible in the ordinary course of business in the amount shown on Schedule 5.11, net of reserves reflected in the balance sheet as of the Balance Sheet Date and were originated in the ordinary course of business.

      5.12. PERMITS AND INTANGIBLES. (a) The Company has delivered to VESTCOM an accurate list set forth on Schedule 5.12(a), of all material licenses, franchises, permits and other governmental authorizations including permits, registrations (including motor vehicle registrations and current registrations), fuel permits, licenses, franchises, certificates and other related licenses owned or held by the COMPANY, copies of which have been provided to VESTCOM, if requested. The licenses, franchises, permits and other governmental authorizations listed on Schedule 5.12(a) are valid, and neither the COMPANY nor any of the COMPANY'S Subsidiaries has received any notice that any governmental authority intends to cancel, terminate or not renew any such license, franchise, permit or other governmental authorization. The COMPANY holds all licenses, franchises, permits and other government authorizations, the absence of which would have a Material Adverse Effect. The COMPANY has conducted and is conducting its business in compliance with the requirements, standards, criteria and conditions set forth in applicable permits, licenses, orders, approvals, variances, rules and regulations and is not in violation of any of the foregoing, except where such non-compliance or violation would not have a Material Adverse Effect. Except as specifically provided in Schedule 5.12(a), the transactions contemplated by this Agreement will not result in a default under or a breach or violation of, or adversely affect the rights and benefits afforded to the COMPANY by, any such licenses, franchises, permits or government authorizations.

      (b) The COMPANY'S material patents, patent registrations, patent applications, trademarks, service marks, trademark and service mark registrations and applications therefor, copyrights, copyright registrations, copyright applications, trade names and corporate names (the "INTELLECTUAL PROPERTY") are listed in Schedule 5.12(b). Except as disclosed in Schedule 5.12(b), (i) the COMPANY owns and possesses all right, title and interest in the Intellectual Property and permits, licenses or other agreements to or from third parties regarding the Intellectual Property and (ii) the COMPANY owns and possesses all right, title and interest in its technology, inventions, computer software and programs, data and documentation (including electronic media), product drawings, trade secrets, know-how, customer lists, processes, other intellectual property and proprietary information or rights; and permits, licenses or other agreements to or from third parties regarding the foregoing (collectively with the Intellectual Property, the "PROPRIETARY RIGHTS"). The transactions contemplated by this Agreement will have no Material Adverse Effect on the COMPANY'S right, title and interest in the Proprietary Rights.

      (c) To the knowledge of the COMPANY, no claim by any third party contesting the validity, enforceability, use or ownership of any Proprietary Right has been made, is currently pending or is threatened. The COMPANY has not received any notice of, nor is it aware of any fact which indicates a likelihood of, any infringement or misappropriation by, or conflict with, any third party with respect to any of the Proprietary Rights. The COMPANY has not, to its knowledge, infringed, misappropriated or otherwise conflicted with any rights of any third parties, nor is the COMPANY aware of any infringement, misappropriation or conflict which will occur as a result of the continued operation of the businesses of the COMPANY as now conducted.

      5.13. ENVIRONMENTAL COMPLIANCE. (a) To the COMPANY's knowledge, the COMPANY is in compliance with all applicable Environmental Laws except where non-compliance with applicable Environmental Laws would not have a Material Adverse Effect. Except as set forth in Schedule 5.13, the COMPANY has not received notice that it is in violation of, nor has it been subject to any Environmental Claim pursuant to applicable Environmental Laws either now or any time during the past three years that individually or in the aggregate would have a Material Adverse Effect.

      (b) Except those set forth on Schedule 5.13, there are no facts or circumstances that the COMPANY reasonably believes could form the basis of any Environmental Claim against the COMPANY that individually or in the aggregate would have a Material Adverse Effect.

      (c) The COMPANY has all material permits, approvals, authorizations, licenses and consents under applicable Environmental Laws to operate lawfully the businesses which it currently conducts. More specifically, but without limitation, the COMPANY hereby represents and confirms that it does not require a Certificate of Authorization with respect to the collection, storage and disposal of the liquid and solid wastes generated by its production activities nor a permit from the Montreal Urban Community pursuant to applicable regulations or by-laws relating to wastewater discharges.

      (d) None of the real property currently owned, used and/or occupied by the COMPANY is currently being used and, to the STOCKHOLDERS' or the COMPANY'S knowledge without investigation, has ever been used to generate, manufacture, transport, treat, store, handle, dispose of or transfer Regulated Substances, except as listed in Schedule 5.13 and, except for quantities used or stored at such property in compliance with applicable Environmental Laws and required in connection with the normal operations and maintenance of such property; and, to the STOCKHOLDERS' or

COMPANY's knowledge, there have been no Releases at, from, in or on, any property ever owned or operated by the COMPANY, except as permitted by applicable Environmental Laws.

        (e) Promptly upon learning thereof, the COMPANY will advise VESTCOM of any facts or circumstances known to the COMPANY that it reasonably believes could form the basis of any Environmental Claim against the COMPANY that individually or in the aggregate would have a Material Adverse Effect. There has been no written communication during the past three years between the COMPANY and any federal, provincial, state or local environmental agency.

        (f) For purposes of this Agreement,

            (i) "REGULATED SUBSTANCE" includes any substance, whether waste, liquid, gaseous or solid matter, fuel, micro-organism, ray, odor, radiation, energy, vector, plasma and organic or inorganic matter, which is or is deemed to be, alone or in any combination, hazardous, hazardous waste, toxic, a pollutant, a deleterious substance, a contaminant or a source of pollution or contamination under any applicable Environmental Law, whether or not such substance is defined as hazardous under the applicable Environmental Laws.

            (ii) "ENVIRONMENTAL LAW" means any and all applicable Canadian federal, provincial, municipal or local statute, law, rule, regulation, ordinance, code, civil law or rule of common law (together in this subsection 5.13 (f) (ii) referred to as "Laws") pertaining to the environment, health and safety matters or conditions, Regulated Substances, pollution or protection of the environment, including, without limitation, Laws relating to (1) on site or off-site contamination; (2) occupational health and safety;
            (3) chemical substances or products, (4) Release of pollutants, contaminants, chemicals or other industrial, toxic or radioactive substances or Regulated Substances into the environment; (5) the manufacture, processing, distribution, use, treatment, storage, transport, packaging, labelling, sale, recycling, disposal, destruction, incineration, burial, advertising, display or handling of Regulated Substances; and (6) any preventive measures, remedial actions and notifications in connection with the foregoing.

            (iii) "ENVIRONMENTAL CLAIMS" means administrative, regulatory or judicial actions, suits, demands, demand letters, orders, claims, liens, notices of non-compliance or violation, investigations or proceedings relating in any way to any applicable Environmental Law or any permit, authorization, approval or license issued under any such Environmental Law (hereafter "Claims"), including (a) Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Laws, and (b) Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Regulated Substances or arising from alleged injury or threat or injury to health, safety or the environment.

            (iv) "RELEASES" means releases, spills, leaks, pumps, pours, emittances, discharges, injections, escapes, leaches, disposals or dumps.

      5.14. IMMOVABLE AND MOVABLE PROPERTY. The COMPANY has delivered to VESTCOM an accurate list set forth on Schedule 5.14, of all immovable and real property, all personal and movable property included (or that will be included) in "depreciable plant, property and equipment" on the balance sheet of the COMPANY and all other personal and movable property of the COMPANY with a value in excess of $10,000 (i) as of the Balance Sheet Date and (ii) acquired since the Balance Sheet Date. The COMPANY has delivered to VESTCOM true, complete and correct copies of leases for immovables and real properties on which are situated buildings, warehouses, workshops, garages and other structures used in the operation of the businesses of the COMPANY and leases for equipment (including computer equipment) in excess of $40,000 and including an indication as to which assets are currently owned, or were formerly owned, by STOCKHOLDERS or business or personal affiliates of the COMPANY or STOCKHOLDERS. Schedule 5.14 also contains the name and address of each tenant or subtenant to which the COMPANY has let or sublet an owned or leased building or any part thereof, the date and the expiration date of each such lease or sublease. All leases set forth on Schedule 5.14 are in full force and effect and constitute valid and binding agreements on the COMPANY, and to the best knowledge of the COMPANY, constitute valid and binding agreements on the other parties thereto (and their successors thereto) in accordance with their respective terms. Except as shown on Schedule 5.14, all of the trucks and other material machinery and equipment of the COMPANY listed on Schedule 5.14 are in good working order and condition, ordinary wear and tear excepted. All fixed assets used by the COMPANY that are material to the operation of its businesses are either owned by the COMPANY or leased under an agreement indicated on
Schedule 5.14. Except as set forth on Schedule 5.14 and except for liens described in Section 7.3(vi), there are no Liens against the COMPANY'S immovable or real and movable or personal properties.

      (b) The COMPANY also has indicated on Schedule 5.14 a summary description of all plans or projects involving the opening of new operations, expansion of any existing operations or the acquisition of any immovables and real property or existing business, with respect to which management of the COMPANY has made any expenditure in the two-year period prior to the date of this Agreement in excess of $10,000, or which if pursued by the COMPANY would require additional expenditures of capital in excess of $10,000.

      5.15. SIGNIFICANT CUSTOMERS; MATERIAL CONTRACTS AND COMMITMENTS. The COMPANY has delivered to VESTCOM an accurate list, which is set forth on
Schedule 5.15, of (i) all significant customers (i.e. those customers and persons or entities affiliated with those customers, representing 5% or more of the COMPANY'S revenues for the 12 months ended on the Balance Sheet Date, or who have paid to the COMPANY $250,000 or more over any four consecutive fiscal quarters in the three years ended on the Balance Sheet Date and (ii) all material contracts, commitments and similar agreements to which the COMPANY is a party or by which it or any of its properties are bound, including, but not limited to, contracts with significant customers, joint venture or partnership agreements, contracts with any labor organizations, loan agreements, indemnity or guaranty agreements, hypothecs, bonds, mortgages, options to purchase land, liens, pledges or other security agreements, contracts restricting the COMPANY from doing business in any areas or in any way limiting competition, contracts which call for aggregate payments by the COMPANY in excess of $100,000 and which are not terminable without cost or liability on notice of 45 days or less, contracts requiring the COMPANY to perform services for others over a period in excess of 90 days from the date of such contract and all commitments to enter into any such contracts, leases or obligations ("MATERIAL CONTRACTS") (a) as of the Balance Sheet Date and (b) entered into since the Balance Sheet Date, and in each case has delivered true, complete and correct copies of such agreements to VESTCOM. Except to the extent set forth on Schedule 5.15, (i) none of the COMPANY'S significant customers has canceled or substantially reduced or, to the knowledge of the COMPANY, are currently attempting or threatening to cancel or substantially reduce utilization of the services provided by the COMPANY and
(ii) the COMPANY has complied with all material commitments and obligations pertaining to any Material Contract, and is not in default under any Material Contract and agreement and no notice of default has been received.

      5.16. TITLE TO IMMOVABLE PROPERTY. The COMPANY is the sole and unconditional owner of, and has a good and marketable title to, all of its immovables and real property described in Schedule 5.16, free and clear of any and all Liens other than Permitted Encumbrances. Schedule 5.14 lists all such immovables and real property, and Schedule 5.16 contains, without limitation, true, complete and correct copies of all title reports and title insurance policies received or owned by the COMPANY.

      5.17. INSURANCE. The COMPANY has delivered to VESTCOM an accurate list set forth on Schedule 5.17, as of the Balance Sheet Date of all insurance policies carried by the COMPANY and has delivered to VESTCOM an accurate list (attached to Schedule 5.17) of all insurance claims received for the past three (3) policy years. Also attached to Schedule 5.17 are true, complete and correct copies of all policies currently in effect. Such insurance policies evidence all of the insurance that the COMPANY is required to carry pursuant to all of its contracts and other agreements and pursuant to applicable law. Such insurance policies are currently in full force and effect and shall remain in full force and effect through the Consummation Date. No insurance carried by the COMPANY has ever been canceled and the COMPANY has never been denied coverage.

      5.18. COMPENSATION; EMPLOYMENT AGREEMENTS; NO COLLECTIVE BARGAINING AGREEMENT.

      (a) The COMPANY has delivered to VESTCOM an accurate list set forth on
Schedule 5.18, showing all officers, directors and employees of the COMPANY, listing their salary, seniority, age, position and length of service, as well as all employment agreements or other written agreements or arrangements including, without limitation, any confidentiality, non-competition, severance, termination or golden parachute agreements with such officers, directors and key employees and the rate of compensation (and the portions thereof attributable to salary, bonus and other compensation, respectively) of each of such persons as of (i) the Balance Sheet Date and (ii) the date hereof. The COMPANY has provided to VESTCOM true, complete and correct copies of any employment agreements, confidentiality agreements, non-competition agreements, severance, termination or golden parachute agreements or other written agreements or arrangements for persons listed on Schedule 5.18. Since the Balance Sheet Date there have been no increases in the compensation payable or any special bonuses to any officer, director or key employee, except as listed on Schedule 5.18.

      (b) Except as set forth in Schedule 5.18, the COMPANY has not been the subject of any election in respect of union representation of employees and are not bound by or subject to (and none of its respective assets or properties is bound by or subject to) any arrangement with any labor union. Except as set forth on Schedule 5.18, no employees of the COMPANY are represented by any labor union or covered by any collective bargaining agreement and no campaign to establish such representation has ever occurred or is in progress. There is no pending or, to the COMPANY's knowledge, threatened labor dispute involving the COMPANY and any group of its employees, no pending grievances or arbitration proceedings nor has the COMPANY experienced any labor interruptions over the past three years and the COMPANY considers its relationship with employees to be good.

      (c) Except as set forth on Schedule 5.18, there are no written employment contracts with any employees, nor any employee manuals which in any way promise continued employment, nor any other oral or written guarantees of continued employment.

      5.19. EMPLOYEE PLANS.

            (a) Schedule 5.19 lists all the employee benefit, health, welfare, supplemental unemployment benefit, bonus, severance, pension, profit sharing, deferred compensation, stock compensation, stock purchase, retirement, hospitalization insurance, medical, dental, legal, disability and similar plans or arrangements or practices relating to the employees or former employees of the COMPANY which are currently maintained or were maintained at any time in the last four years (the "CANADIAN PLANS").

            (b) All of the Canadian Plans are and have been established, registered, qualified, invested and administered, in all respects, in accordance with all laws, regulations, orders or other legislative, administrative or judicial promulgations applicable to the Canadian Plans ("APPLICABLE EMPLOYEE BENEFIT LAWS"). No fact or circumstance exists that could adversely affect the tax-exempt status of any Canadian Plan.

            (c) All obligations regarding the Canadian Plans have been satisfied, there are no outstanding defaults or violations by any party to any Canadian Plan and no taxes, penalties or fees are owing or exigible under any of the Canadian Plans.

            (d) The COMPANY may unilaterally amend or terminate, in whole or in part, each Canadian Plan and take contribution holidays under or withdraw surplus from each Canadian Plan, subject only to approvals required by Applicable Employee Benefit Laws.

            (e) No Canadian Plan, nor any related trust or other funding medium thereunder, is, to the knowledge of the COMPANY, subject to any pending investigation, examination or other proceeding, action or claim initiated by any governmental agency or instrumentality, or by any other party (other than routine claims for benefits), and there exists no state of facts which after notice or lapse of time or both could reasonably be expected to give rise to any such investigation, examination or other proceeding, action or claim or to affect the registration of any Canadian Plan required to be registered.

            (f) All contributions or premiums required to be made by the COMPANY under the terms of each Canadian Plan or by Applicable Employee Benefit Laws have been made in a timely fashion in accordance with Applicable Employee Benefit Laws and the terms of the Canadian Plans, and the COMPANY does not have any liability (other than liabilities accruing after the Closing Date) with respect to any of the Canadian Plans. Contributions or premiums will be paid by the COMPANY on an accrual basis for the period up to the Closing Date even though not otherwise required to be made until a later date.

            (g) No amendments have been made to any Canadian Plan since June 30, 1993, no improvements to any Canadian Plan have been promised and no amendments or improvements to any Canadian Plan will be made or promised prior to the Closing Date.

            (h) There have been no improper withdrawals, applications or transfers of assets from any Canadian Plan or the trusts or other funding media relating thereto, and neither the COMPANY, nor any of its agents, has been in breach of any fiduciary obligation with respect to the administration of the Canadian Plans or the trusts of other funding media relating thereto.

            (i) Subject to approvals under Applicable Employee Benefit Laws, the COMPANY may merge or consolidate any Canadian Plan or the assets transferred from any Canadian Plan with any other arrangement, plan or fund.

            (j) The COMPANY has furnished to VESTCOM and NEWCO true, correct and complete copies of all the Canadian Plans, attached in Schedule 5.19, as amended as of the date hereof together with all related documentation including, without limitation, funding agreements, actuarial reports, funding and financial information returns and statements, all professional opinions (whether or not internally prepared) with respect to each Canadian Plan, all material internal memoranda concerning the Canadian Plans, copies of material correspondence with all regulatory authorities with respect to each Canadian Plan and plan summaries, booklets and personnel manuals. No material changes have occurred to the Canadian Plans or are expected to occur which would affect the actuarial reports or financial statements required to be provided to VESTCOM and NEWCO pursuant to this provision.

            (k) Each Canadian Plan which is a funded plan is fully funded as of the Closing Date on both a going concern and a solvency basis pursuant to the actuarial assumptions and methodology utilized in the most recent actuarial valuation therefor.

            (l) None of the Canadian Plans enjoys any special tax status under Applicable Employee Benefit Laws, nor have any advance tax rulings been sought or received in respect of the Canadian Plans.

            (m) All employee data necessary to administer each Canadian Plan has been provided by the COMPANY to VESTCOM and NEWCO, is listed in
            Schedule 5.19 and is true and correct as of the date of this Agreement.

            (n) No insurance policy or any other contract or agreement affecting any Canadian Plan requires or permits a retroactive increase in contributions, premiums or payments due thereunder. The level of insurance reserves under each insured Canadian Plan is reasonable and sufficient to provide for all incurred but unreported claims.

            (o) Except as disclosed in Schedule 5.19, none of the Canadian Plans provides benefits to retired employees or to the beneficiaries or dependents of retires employees.

      5.20. NOTIFICATION MATTERS. Each STOCKHOLDER, together with all entities that he or she "controls" and that are "controlled" by him or her have less than $10 million in total assets as of the last regularly prepared balance sheet which consolidated him or her and all of such entities. Accordingly, to the best of the COMPANY's and the STOCKHOLDER's knowledge, no filing or approval is required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT") in order to consummate the transactions contemplated by this Agreement.

            For purposes of this Section 5.20 and Section 6.16 only, "control" means: (i) owning 50% or more of the stock eligible to vote for directors, or
(ii) in the case of an entity that does not have stock that votes to elect directors, having the right to (A) receive 50% or more of the profits, (B) 50% or more of the assets upon liquidation, or (C) designate 50% or more of the directors or persons exercising similar functions.

      5.21. CONFORMITY WITH LAW; LITIGATION. (a) Except to the extent set forth on Schedule 5.21, the COMPANY is not in violation of any law or regulation or any order of any court or federal, provincial, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over any of them which would have a Material Adverse Effect. The COMPANY has conducted and is conducting its business in compliance with the requirements, standards and conditions set forth in applicable federal, provincial, state and local statutes, ordinances, orders, approvals, variances, rules and regulations and is not in violation of any of the foregoing which would have a Material Adverse Effect.

      (b) Except to the extent set forth in Schedule 5.10 or Schedule 5.21, the COMPANY is not a party to any litigation and there are no claims, actions, suits or proceedings, pending or, to the knowledge of the COMPANY, threatened, against or affecting the COMPANY, at law or in equity, or before or by any federal, provincial, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over any of them which would have a

Material Adverse Effect, and no notice of any such claim, action, suit or proceeding, whether pending or threatened, has been received. The COMPANY is not subject to any existing judgments which would have a Material Adverse Effect, or which could adversely affect the COMPANY'S or the STOCKHOLDERS' ability to effectuate the transactions contemplated hereby; nor has the COMPANY received any written inquiry from any agency of the federal, provincial or any state or local government about the transactions contemplated herein, or about any violation or possible violation of any law, regulation or ordinance affecting its business.

      5.22. TAXES.  Except as set forth in Schedule 5.22,

            (a) All Returns required to have been filed by or with respect to the COMPANY and any affiliated, combined, consolidated, unitary or similar group of which the COMPANY is or was a member (a "RELEVANT GROUP") with any Taxing Authority have been duly filed, and each such Return correctly and completely reflects the income, franchise or other Tax liability and all other information required to be reported thereon. All Taxes (whether or not shown on any Return) owed by the COMPANY and any member of a Relevant Group (collectively, the "ACQUIRED PARTIES") have been paid if due, or provision has been made for the payment thereof, if not yet due. The provisions for Taxes due by the COMPANY and its Subsidiaries (as opposed to any reserve for deferred Taxes established to reflect timing differences between book and Tax income) in the COMPANY Financial Statements are sufficient for all unpaid Taxes, being current Taxes, not yet due and payable, of such Acquired Party. No Acquired Party is a party to any current agreement extending the time within which to file any Return. No claim has ever been made by any Taxing Authority in a jurisdiction in which an Acquired Party does not file Returns that it is or may be subject to taxation by that jurisdiction. No Acquired Party has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to any Tax assessment or deficiency. No Acquired Party has filed any objection which remains outstanding with respect to any assessment or reassessment of Taxes.

            (b) Each Acquired Party has withheld and paid all Taxes required to have been adequately and properly withheld and paid in connection with amounts paid or owing to any employee, creditor, independent contractor or other third party. No Acquired Party expects any Taxing Authority to assess any additional Taxes against or in respect of it for any past period except as may have been accrued and reflected as a reserve in the COMPANY Financial Statements. There is no dispute or claim concerning any Tax liability of any Acquired Party either (i) claimed or raised by any Taxing Authority or (ii) otherwise known to any Acquired Party. No issues have been raised in any examination by any Taxing Authority with respect to any Acquired Party which, by application of similar principles, reasonably could be expected to result in a proposed deficiency for any other period not so examined.
Schedule 5.22 attached hereto lists all federal, state, local and foreign income Tax Returns filed by or with respect to any Acquired Party for all taxable periods ended on or after January 1, 1992, indicates those Returns, if any, that have been audited, and indicates those Returns that currently are the subject of audit. Each Acquired Party has delivered to NEWCO complete and correct copies of all federal, state, local and foreign income Tax Returns filed by, and all Tax examination reports and statements of deficiencies assessed against or agreed to by, such Acquired Party since January 1, 1992. No Acquired Party has received any refund of Taxes to which it is not entitled.

            (c) No Acquired Party is a party to any Tax allocation or sharing agreement.

            (d) No Acquired Party has received any written ruling of a Taxing Authority related to Taxes or entered into any written and legally binding agreement with a Taxing Authority relating to Taxes.

            (e) COS is a registrant within the meaning of Part IX of the Excise Tax Act (Canada) and Chapter VIII of An Act Respecting the Quebec Sales Tax and its registration numbers are as follows:

            Federal:    101166163 Rp RC RT

            Quebec:     1000763841 TQ0001, RS0013-33-4777-9

            (f) For purposes of this Agreement, the following definitions shall apply:

            "RETURNS" means any returns, reports or statements (including any information returns) required to be filed for purposes of a particular Tax.

            "TAX" or "TAXES" means all United States or Canadian federal, provincial, state, local or foreign net or gross income, gross receipts, net proceeds, sales, use, ad valorem, value added, franchise, bank shares, withholding, payroll, employment, excise, property, deed, stamp, alternative or add-on minimum, environmental or other taxes, assessments, duties, fees, levies or other governmental charges of any nature whatever, whether disputed or not, together with any interest, penalties, additions to tax or additional amounts with respect thereto.

            "TAXING AUTHORITY" means any governmental agency, board, bureau, body, department or authority of any United States or Canadian federal, provincial, state or local jurisdiction or any foreign jurisdiction, having or purporting to exercise jurisdiction with respect to any Tax.

      5.23. NO VIOLATIONS. Neither the COMPANY nor, to the knowledge of the COMPANY, any other party thereto is (i) in violation of any Charter Document or
(ii) in default under any Material Contract or material lease, instrument, agreement, license, or permit to which it is a party or by which its properties are bound (collectively, the "MATERIAL DOCUMENTS"); and, except as set forth in the Schedules and documents attached to this Agreement, (a) the rights and benefits of the COMPANY under the Material Documents will not be materially and adversely affected by the transactions contemplated hereby and (b) the execution of this Agreement and the performance of the obligations hereunder and the consummation of the transactions contemplated hereby will not result in any material violation or breach or constitute a material default under, any of the terms or provisions of the Material Documents or the Charter Documents. Except as set forth on Schedule 5.23, none of the Material Documents requires notice to, or the consent or approval of, any governmental agency or other third party to any of the transactions contemplated hereby to remain in full force and effect or give rise to any right to termination, cancellation or acceleration or loss of any right or benefit.

      5.24. GOVERNMENT CONTRACTS. Except as set forth on Schedule 5.24, the COMPANY is not now a party to any governmental contracts subject to unilateral price re-determination or renegotiation by the party other than the COMPANY.

      5.25. ABSENCE OF CHANGES. Since the Balance Sheet Date, except as set forth on Schedule 5.25 there has not been with respect to the COMPANY:

            (i) any event or circumstance (either singly or in the aggregate) which would constitute a Material Adverse Effect;

            (ii) any change in its authorized capital, or in its securities outstanding, or any change in its ownership interests or any grant of any options, warrants, calls, conversion rights or commitments;

            (iii) any declaration or payment of any dividend or distribution in respect of its capital stock or any direct or indirect redemption, purchase or other acquisition of any of its capital stock;

            (iv) any increase in the compensation, bonus, sales commissions or fee arrangement payable or to become payable by it to any of its respective officers, directors, stockholders, employees, consultants or agents, except for ordinary and customary bonuses and salary increases for employees in accordance with past practice;

            (v) any work interruptions, labor grievances or claims filed, or any similar event or condition of any character that would have a Material Adverse Effect;

            (vi) any distribution, sale or transfer, or any agreement to sell or transfer, any material assets, property or rights of any of its respective businesses to any person, including, without limitation, the STOCKHOLDERS and their affiliates;

            (vii) any cancellation, or agreement to cancel, any indebtedness or other obligation owing to it, including without limitation any indebtedness or obligation of any STOCKHOLDERS or any affiliate thereof, provided that it may negotiate and adjust bills in the course of good faith disputes with customers in a manner consistent with past practice, provided, further, that such adjustments shall not be deemed to be included in Schedule 5.10 unless specifically listed thereon;

            (viii) any plan, agreement or arrangement granting any preferential rights to purchase or acquire any interest in any of its assets, property or rights or requiring consent of any party to the transfer and assignment of any such assets, property or rights;

            (ix) any purchase or acquisition of, or agreement, plan or arrangement to purchase or acquire, any property, rights or assets outside of the ordinary course of business;

            (x) any waiver of any of its material rights or claims;

            (xi) any cancellation or termination of a Material Contract;

            (xii) any other distribution of property or assets by the Company outside the ordinary course of business; or

            (xiii) any transaction by it outside the ordinary course of its businesses.

      5.26. DEPOSIT ACCOUNTS, POWERS OF ATTORNEY. The COMPANY has delivered to VESTCOM an accurate list set forth on Schedule 5.26, as of the date of this Agreement, of:

            (i) the name of each financial institution in which the COMPANY has accounts or safe deposit boxes;

            (ii) the names in which the accounts or boxes are held;

            (iii) the type of account and account number; and

            (iv) the name of each person authorized to draw thereon or have access thereto.

Schedule 5.26 also sets forth the name of each person, corporation, firm or other entity holding a general or special power of attorney from the COMPANY and description of the terms of such power.

      5.27. VALIDITY OF OBLIGATIONS. The execution and delivery of this Agreement by the COMPANY and the performance of the transactions contemplated herein have been duly and validly authorized by the Board of Directors and the STOCKHOLDERS of the COMPANY and this Agreement has been duly and validly authorized by all necessary corporate action and, assuming due authorization, execution and delivery by VESTCOM and NEWCO, is a legal, valid and binding obligation of the COMPANY, enforceable against the COMPANY in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors rights generally or the availability of equitable remedies.

      5.28. RELATIONS WITH GOVERNMENTS AND OTHER PAYMENTS. (a) The COMPANY has not made, offered or agreed to offer anything of value to any governmental official, political party or candidate for government office which would cause the COMPANY to be in violation of the Foreign Corrupt Practices Act of 1977, as amended or any law of similar effect.

      (b) The STOCKHOLDERS have no knowledge, and the STOCKHOLDERS have no reason to believe, that any funds or assets of the COMPANY have been used for illegal purposes; or there has been an accumulation or use of the COMPANY'S funds without being properly accounted for in the respective books and records of the COMPANY; or that any material payments by or on behalf of the COMPANY have not been duly and properly recorded and accounted for in its books and records; or that any false or artificial entries have been made in the books and records of the COMPANY for any reason; or that any payment has been made by or on behalf of the COMPANY with the understanding that any part of such payment is to be used for any purpose other than that described in the documents supporting such payment.

      5.29. TRANSACTIONS WITH DIRECTORS, OFFICERS AND AFFILIATES. Except as listed on Schedule 5.29 annexed hereto, there have been no transactions since January 1, 1992 between the COMPANY and any of its directors, officers, stockholders or affiliates or any of their Family Members (as defined below) involving $60,000 or more; except for any transaction with such persons solely in such capacities. Each transaction set forth on Schedule 5.29 has been on reasonable commercial terms which could have been obtained at the time from bona fide third parties. To the best knowledge of the COMPANY, since January 1, 1992, none of the officers or directors of the COMPANY or any spouse or Family Member (as defined below) of any of such persons, has been a director, officer or consultant of, or owns directly or indirectly any interest in, any firm, corporation, association or business enterprise which during such period has been a significant supplier, customer or sales agent of the COMPANY or has competed with or been engaged in any business of the kind being conducted by the

COMPANY except as disclosed on Schedule 5.29 annexed hereto. Except as disclosed on Schedule 5.29, no Family Member (which includes all relatives and their spouses in a relationship of first cousins or closer) of any STOCKHOLDER, officer or director of the COMPANY is currently an employee or consultant receiving payments from the COMPANY or otherwise on the payroll of the COMPANY or has any material claim whatsoever against or owes any amount to the COMPANY, except for claims in the ordinary course of business such as for accrued vacation pay and accrued benefits under employee benefit plans.

      5.30. PAID-UP CAPITAL. The paid-up capital for Tax purposes of each Purchased Share and of each issued and outstanding share in the capital or a Subsidiary is no less than their stated capital for corporate purposes.

      5.31. LOCATION; PLACE OF BUSINESS. Other than (i) inventory in transit and vehicles used in the transportation of such inventory and (ii) account receivables, the COMPANY does not hold directly or indirectly any of its immovables or real property or movable or personal property anywhere other than at 5640 Pare, Town of Mount Royal, Quebec, Canada.

            All immovables or real property and tangible movable or personal property having an acquisition cost (either per unit or in the aggregate for a category of such property) of $10,000 or more owned by the COMPANY are located at the locations set forth in Schedule 5.31.

            The locations from or in which the COMPANY conducts and has, during the preceding five (5) years, conducted its business are set out in Schedule
5.31 and, save as therein specified, the COMPANY has not, during the said five
(5) years, conducted any business from or in any other location.

      5.32. NO BROKER. Except as set out in Schedule 5.32, none of the COMPANY, or any of their respective shareholders, directors, officers, employers or agents, has employed or incurred any liability to any broker, finder or agent for any brokerage fee, finder's fees, commissions or other amount with respect to this Agreement or any transactions contemplated hereby.

      5.33. STAND ALONE. No part of the business of LIRPACO INC. is conducted through any person or entity other than COS and none of LIRPACO INC. or the Subsidiaries (other than COS) conduct or have ever conducted or carried on any activity.

      5.34. ASSETS AND LIABILITIES. None of LIRPACO INC. or its Subsidiaries (other than COS) have any material assets or liabilities whatsoever except, in the case of LIRPACO INC., the shares in the capital of COS.

      5.35. DISCLOSURE. (a) This Agreement, the Schedules and Annexes hereto, and the certificates and other documents furnished by the COMPANY and the STOCKHOLDERS to VESTCOM pursuant hereto and for inclusion in the Registration Statement (which, for purposes of this Agreement, shall include the completed Directors and Officers Questionnaires) taken as a whole, do not, and as to any representation or warranty made to the knowledge of the COMPANY or the STOCKHOLDERS, such representations and warranties, to the COMPANY'S knowledge, do not, as of their respective dates contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein and therein not misleading.

            (b) The COMPANY and the STOCKHOLDERS acknowledge (i) that there exists no firm commitment, binding agreement, or promise or other assurance of any kind, whether express or implied, oral or written, that the Registration Statement will become effective or that the IPO pursuant thereto will occur at a particular price or within a particular range of prices or occur at all; (ii) that neither VESTCOM or any of its officers, directors, agents or representatives nor any prospective Underwriters in the IPO shall have any liability to the COMPANY, the STOCKHOLDERS or any other person affiliated or associated with the COMPANY for any failure of the Registration Statement to become effective, the IPO to occur at a particular price or within a particular range of prices or to occur at all; and (iii) that the decision of STOCKHOLDERS to enter into this Agreement, has been or will be made independent of, and without reliance upon, any statements, opinions or other communications of, or due diligence investigations which have been or will be made or performed by any prospective Underwriter, relative to VESTCOM or the prospective IPO. Neither Underwriters nor

VESTCOM shall have any obligation to the STOCKHOLDERS with respect to any disclosure contained in the Registration Statement and no STOCKHOLDER may assert any claim against the Underwriters or VESTCOM based on the Registration Statement.

      (B) REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS.

      Each STOCKHOLDER jointly represents and warrants that the representations and warranties set forth below are true as of the date of this Agreement and, subject to Section 7.8 hereof, shall be true at the time of Closing and on the Consummation Date.

      5.36. AUTHORITY; OWNERSHIP. Such STOCKHOLDER has the full legal right, power and authority to enter into this Agreement and this Agreement has been duly executed and delivered and is the legal and binding obligation of such STOCKHOLDER, enforceable against him or her in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency or similar laws, affecting creditors' rights generally or the availability of equitable remedies. Such STOCKHOLDER owns beneficially and of record all of the shares of the COMPANY Stock identified on Annex I as being owned by such STOCKHOLDER, and, except as set forth on Schedule 5.36 hereof, such COMPANY Stock is owned free and clear of all Liens.

      5.37. PRE-EMPTIVE RIGHTS. Such STOCKHOLDER does not have, or hereby waives any pre-emptive or other right to acquire shares of COMPANY Stock or VESTCOM Stock, that such STOCKHOLDER has or may have had other than rights of any STOCKHOLDER to acquire VESTCOM Stock pursuant to (i) this Agreement or (ii) any stock option hereinafter granted by VESTCOM.

      5.38. RESIDENCE. Such STOCKHOLDER is not a "non resident of Canada" within the meaning of the Income Tax Act (Canada).

      5.39. NO BROKER. Such STOCKHOLDER or any of his respective employees or agents has not employed or incurred any liability to any broker, finder or agent for any brokerage fee, finder's fee, commissions or other amounts with respect to this Agreement or any transaction contemplated hereby.

6.    REPRESENTATIONS OF VESTCOM AND NEWCO.

      VESTCOM and NEWCO solidarily (without benefit of division or discussion) represent and warrant that all of the following representations and warranties are true at the date of this Agreement and shall be true at the Closing Date and the Consummation Date and that such representations and warranties shall survive the Consummation Date until the Expiration Date except that (i) the representations and warranties in Sections 6.2 and 6.4 shall survive until the tenth (10th) anniversary of the Consummation Date, which shall be deemed to be the Expiration Date for Sections 6.2 and 6.4 and (ii) solely for purposes of
Section 11.2 (iii) hereof, and solely to the extent that in connection with the IPO the STOCKHOLDERS actually incur liability under the 1933 Act, the 1934 Act, or any other federal or state securities laws, the representations and warranties set forth herein shall survive until the expiration of any applicable statute of limitations period.

      6.1. DUE ORGANIZATION. VESTCOM and NEWCO are each duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and are each duly authorized and qualified under all applicable laws, regulations, and ordinances of public authorities to carry on their respective businesses in the places and in the manner as now conducted except for where the failure to be so authorized or qualified would not have a material adverse effect on the business, operations, affairs, properties, assets or condition (financial or otherwise), of VESTCOM and on VESTCOM'S Subsidiaries (as defined in Section 6.8 herein), taken as a whole (a "VESTCOM MATERIAL ADVERSE EFFECT"). Copies of the Certificate of Incorporation (as of the date hereof, certified by a Secretary or an Assistant Secretary of each of VESTCOM and NEWCO and the By-laws (certified by a Secretary or an Assistant Secretary of each of VESTCOM and NEWCO), of VESTCOM and NEWCO are attached hereto as Schedule 6.1.

      6.2. VESTCOM STOCK. The Dividend Access Shares and the Multiple Voting Share to be delivered to the STOCKHOLDERS at the Consummation Date shall constitute valid and legally issued shares of NEWCO and VESTCOM, respectively, fully paid and non-assessable, and except as set forth in this Agreement, will be owned free and clear of all Liens created by any person other than the

STOCKHOLDERS and other than the COMPANY, COS INFORMATION INC. and each of their subsidiaries prior to the Consummation Date. The shares of the VESTCOM Stock, the Dividend Access Shares and the Multiple Voting Share to be issued to the STOCKHOLDERS pursuant to this Agreement will not be registered under the 1933 Act.

      6.3. VALIDITY OF OBLIGATIONS. The execution and delivery of this Agreement by VESTCOM and NEWCO and the performance by each of VESTCOM and NEWCO of the transactions contemplated herein have been duly and validly authorized by the respective Boards of Directors of VESTCOM and NEWCO, and this Agreement has been duly and validly authorized by all necessary corporate action, duly executed and delivered and is the legal, valid and binding obligation of each of VESTCOM and NEWCO, enforceable against each of VESTCOM and NEWCO in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency or similar laws, affecting creditors' rights generally or the availability of equitable remedies.

      6.4. AUTHORIZATION. The representatives of VESTCOM and NEWCO executing this Agreement have the corporate authority to enter into and bind VESTCOM and NEWCO to the terms of this Agreement. VESTCOM and NEWCO have the corporate right, power and authority to enter into this Agreement and the Acquisition.

      6.5. NO CONFLICTS. The execution, delivery and performance of this Agreement, the consummation of any transactions herein referred to or contemplated by and the fulfillment of the terms hereof and thereof will not:

            (i) conflict with or result in a breach or violation of the Certificate of Incorporation or By-laws of either VESTCOM or NEWCO;

            (ii) materially conflict with, or result in a material default (or would constitute a default but for any requirement of notice or lapse of time or both) (A) under any document, agreement or other instrument to which either VESTCOM or NEWCO is a party, or result in the creation or imposition of any lien, charge or encumbrance on any of VESTCOM's or

      NEWCO's properties or (B) pursuant to any judgment, order or decree to which VESTCOM or NEWCO is bound or any of their respective property is subject; or

            (iii) result in termination or any impairment of any material permit, license, franchise, contractual right or other authorization of VESTCOM or NEWCO.

      6.6. CAPITALIZATION OF VESTCOM AND OWNERSHIP OF VESTCOM STOCK. The authorized and outstanding capital stock of VESTCOM and NEWCO is, at the date hereof, and will be (in the case of NEWCO only) at the Closing Date as set forth in Sections 2.8(ii) and 2.6, respectively. All of the issued and outstanding shares of VESTCOM Stock are owned beneficially and of record by the persons set forth on Annex VII. All issued and outstanding shares of VESTCOM Stock are duly authorized, validly issued, fully paid and non-assessable. There are no obligations of VESTCOM to repurchase, redeem or otherwise acquire any shares of VESTCOM Stock. Except as described in the Registration Statement there are no options, warrants, equity securities, calls, rights, commitments or agreements of any character to which VESTCOM or any of its subsidiaries are a party or by which they are bound obligating VESTCOM or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of VESTCOM or any of its subsidiaries or obligating VESTCOM or any of its subsidiaries to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement. To the best knowledge of VESTCOM after diligent inquiry, as of the Consummation Date, none of the stockholders set forth on Annex VII will be a party to or subject to any voting trust, proxy or other agreement or understanding with respect to the shares of capital stock of VESTCOM owned by such stockholder. All of the shares of VESTCOM Stock issued to persons set forth on Annex VII and, based on the representations of STOCKHOLDERS contained in this Agreement and in the documents delivered to VESTCOM pursuant hereto, to STOCKHOLDERS pursuant to this Agreement, were or will be offered, issued, sold and delivered by VESTCOM in compliance with all applicable Canadian and U.S. provincial, state and federal laws concerning the issuance of securities and none of such shares were or will be issued in violation of the rights of any past or present stockholder. On the Consummation Date the capitalization of VESTCOM will be as set forth in the Registration Statement.

      6.7. NO SIDE AGREEMENTS. Neither VESTCOM nor NEWCO has entered into any agreement with any of the Founding Companies or any of the stockholders of the Founding Companies other than the Other Agreements and the agreements contemplated by each of the Other Agreements, including the employment agreements referred to herein and therein, and the agreements referred to in
Section 6.9. VESTCOM has made available to the COMPANY copies of all agreements entered into between (i) VESTCOM, NEWCO, or VESTCOM's Subsidiaries and their affiliates and (ii) VESTCOM or NEWCO and the Founding Companies or any stockholders of the Founding Companies. Furthermore, VESTCOM will make available to the COMPANY copies of any of the foregoing agreements entered into between the date hereof and the Consummation Date promptly after such agreements are entered into.

      6.8. SUBSIDIARIES. Except for NEWCO (as defined herein), and each other corporation defined as 'NEWCO' in the Other Agreements with the Founding Companies (collectively, "VESTCOM'S SUBSIDIARIES"), VESTCOM does not presently own, of record or beneficially, or control, directly or indirectly, any capital stock, securities convertible into capital stock or any other equity interest in any corporation, association or business entity. VESTCOM is not, directly or indirectly, a participant in any joint venture, partnership or other non-corporate entity. NEWCO has no subsidiaries.

      6.9. BUSINESS; REAL PROPERTY; MATERIAL AGREEMENTS; FINANCIAL INFORMATION. Neither VESTCOM nor NEWCO has conducted any business since the date of its inception, except in connection with this Agreement, the Other Agreements, the initial capitalization of VESTCOM, including the borrowing of funds for working capital and formation expenses and the IPO of VESTCOM Stock contemplated by
Section 8.5. Neither VESTCOM nor NEWCO owns any immovable and real property or any material movable and personal property or is a party to any other material agreement, except as listed on Schedule 6.9 and except that VESTCOM is a party to the

Other Agreements and the agreements contemplated thereby, agreements entered into to effectuate the transactions described above and to such agreements as will be filed as Exhibits to the Registration Statement. VESTCOM was formed in September 1996, and NEWCO was incorporated in February 1997. VESTCOM and NEWCO have no material liabilities, accrued or contingent, other than those incurred in connection with this Agreement, the Other Agreements, the initial capitalization of VESTCOM and the contemplated IPO of VESTCOM Stock.

      6.10. CONFORMITY WITH LAW. Neither VESTCOM nor NEWCO is in violation of any law or regulation or any order of any court or federal, state, provincial, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over either of them which would have a VESTCOM Material Adverse Effect. There are no claims, actions, suits or proceedings, pending or, to the knowledge of VESTCOM or NEWCO, threatened, against or affecting VESTCOM or NEWCO, at law or in equity, or before or by any federal, provincial, state, municipal or other governmental department, commission, board, bureau, agency or instrumentally having jurisdiction over either of them and no notice of any claim, action, suit or proceeding, whether pending or threatened, has been received.

      6.11. NO VIOLATIONS. Neither VESTCOM nor NEWCO is (i) in violation of their respective Certificates of Incorporation or By-laws, each as amended to date (the "VESTCOM CHARTER DOCUMENTS") or (ii) in default, under any material lease, instrument, agreement, license, permit to which it is a party or by which its properties are bound (the "VESTCOM MATERIAL DOCUMENTS"); and, except as set forth in the schedules and in the Registration Statement, (a) the rights and benefits of VESTCOM (including VESTCOM's Subsidiaries) under the VESTCOM Material Documents will not be materially and adversely affected by the transactions contemplated hereby and (b) the execution of this Agreement and the performance of the obligations hereunder and the consummation of the transactions contemplated hereby will not result in any material violation or breach or constitute a default under, any of the terms or provisions of the VESTCOM Material Documents or the VESTCOM Charter Documents. Except as set forth on Schedule 6.11 none of the VESTCOM

Material Documents requires notice to, or the consent or approval of, any governmental agency or other third party to any of the transactions contemplated hereby to remain in full force and effect or give rise to any right in termination, cancellation or acceleration or loss of any right or benefit. The minute books of VESTCOM and each of VESTCOM's subsidiaries as heretofore made available to the COMPANY are true and correct.

      6.12. NEWCO STOCK; INCORPORATION OF NEWCO. (a) Prior to the Acquisition, VESTCOM will own all of the outstanding shares in the share capital of NEWCO. At all times prior to the Acquisition, no person other than VESTCOM has owned, or will own, any of the outstanding shares in the share capital of NEWCO.

            (b) NEWCO was incorporated by VESTCOM solely for the purpose of engaging in the transaction contemplated by this Agreement. As of the date of this Agreement and the Consummation Date, except for obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated thereby and in this Agreement, NEWCO has not and will not have incurred, directly or indirectly through any subsidiary, any obligations or liabilities or engaged in any business or activities of any type or kind whatsoever or entered into any agreement or arrangements with any person or entity. There were not, as of the date of this Agreement, and there will not be at the Consummation Date, any outstanding or authorized options, warrants, calls, rights, commitments or any other agreements of any character which NEWCO is a party to, or may be bound by, requiring it to issue, transfer, sell, purchase, redeem or acquire any shares of its capital stock or any securities or rights convertible into, exchangeable for, evidencing the right to subscribe for or acquire, any shares of its capital stock. Prior to the Consummation Date, NEWCO did not own any asset other than an amount of cash necessary to incorporate NEWCO and to pay the expenses of the Acquisition attributable to NEWCO.

      6.13. EXPENSES; INTERCORPORATE INDEBTEDNESS. VESTCOM and NEWCO will each pay their respective expenses, if any, incurred in connection with the Acquisition.

      6.14. NO BROKER. None of VESTCOM or NEWCO, or any of their respective shareholders, directors, officers, employers or agents, has employed or incurred any liability to any broker, finder or agent for any brokerage fee, finder's fees, commissions or other amount with respect to this Agreement or any transactions contemplated hereby except for the payment of commissions to the Underwriters pursuant to the underwriting agreement in respect of the IPO, which commissions shall be borne and paid exclusively by VESTCOM.

      6.15. TAXES. NEWCO is a newly formed entity which has no tax or operational history. Except as set forth on Schedule 6.15:

                  (a) All Returns required to have been filed by or with respect to VESTCOM and any affiliated, combined, consolidated, unitary or similar group of which VESTCOM is or was a member (a "VESTCOM RELEVANT GROUP") with any Taxing Authority have been duly filed, and each such Return correctly and completely reflects the Tax liability and all other information required to be reported thereon. All Taxes (whether or not shown on any Return) owed by the VESTCOM Relevant Group have been paid. The provisions for Taxes due by VESTCOM and any subsidiaries (as opposed to any reserve for deferred Taxes established to reflect timing differences between book and Tax income) in VESTCOM's financial statements are sufficient for all unpaid Taxes, being current taxes not yet due and payable, of the VESTCOM Relevant Group. No corporation in the VESTCOM Relevant Group is a party to any agreement extending the time within which to file any Return. No claim has ever been made by any Taxing Authority in a jurisdiction in which a corporation in the VESTCOM Relevant Group does not file Returns that it is or may be subject to taxation by that jurisdiction. No corporation in the VESTCOM Relevant Group has waived any statute of limitation in respect of Taxes or agreed to any extension of time with respect to any Tax assessment or deficiency.

                  (b) Each corporation in the VESTCOM Relevant Group has withheld and paid all Taxes required to have been adequately and properly withheld and paid in connection with amounts paid or owing to any employee, creditor, independent contractor or other third party. No corporation in the VESTCOM Relevant Group expects any Taxing Authority to assess any additional Taxes against or in respect of it for any past period except as may have been accrued and reflected as a reserve in the VESTCOM's financial statements. There is no dispute or claim concerning any Tax liability of any corporation in the VESTCOM Relevant Group either (i) claimed or raised by any Taxing Authority, or (ii) otherwise known to any corporation in the VESTCOM Relevant Group. No issues have been raised in any examination by any Taxing Authority with respect to any corporation in the VESTCOM Relevant Group which, by application of similar principles, reasonably could be expected to result in a proposed deficiency for any other period not so examined. Schedule 6.15 attached hereto lists all federal, state, local and foreign income Tax Returns filed by or with respect to any corporation in the VESTCOM Relevant Group for all taxable periods ended on or after January 1, 1992, indicates those Returns, if any, that have been audited, and indicates those Returns that currently are the subject of audit. Each corporation in the VESTCOM Relevant Group will make available to the STOCKHOLDERS, at their request, complete and correct copies of all federal, state, local and foreign income Tax Returns filed by, and all Tax examination reports and statements of deficiencies assessed against or agreed to by, VESTCOM since January 1, 1992.

                  (c) No corporation in the VESTCOM Relevant Group has made any payments, is obligated to make payments, or is a party to any agreement that under certain circumstances could require it to make any payments, that are not deductible under Section 280G of the Code.

                  (d) No corporation in the VESTCOM Relevant Group is a party to any Tax allocation or sharing agreement.

                  (e) None of the assets of any corporation in the VESTCOM Relevant Group constitutes tax-exempt bond financed property or tax-exempt use property, within the meaning of Section 168 of the Code. No corporation in the VESTCOM Relevant Group is a party to any "safe harbor lease" that is subject to the provisions of Section 168(f)(8) of the Internal Revenue Code as in effect prior to the Tax Reform Act of 1986, or to any "long-term contract" within the meaning of Section 460 of the Code.

                  (f) No corporation in the VESTCOM Relevant Group is a "consenting corporation" within the meaning of Section 341(f)(1) of the Code, or comparable provisions of any state statutes, and none of the assets of any corporation in the VESTCOM Relevant Group is subject to an election under Section 341(f) of the Code or comparable provisions of any state statutes.

                  (g) No corporation in the VESTCOM Relevant Group is a party to any joint venture, partnership or other arrangement that is treated as a partnership for federal income Tax purposes.

                  (h) There are no accounting method changes or proposed or threatened accounting method changes of any corporation in the VESTCOM Relevant Group that could give rise to an adjustment under Section 481 of the Code for periods after the Consummation Date.

                  (i) No corporation in the VESTCOM Relevant Group has received any written ruling of a Taxing Authority related to Taxes or entered into any written and legally binding agreement with a Taxing Authority relating to Taxes.

                  (j) Each corporation in the VESTCOM Relevant Group has substantial authority for the treatment of, or has disclosed (in accordance with Section 6662(d)(2)(B)(ii) of the Code) on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Section 6662(d) of the Code.

                  (k) No corporation in the VESTCOM Relevant Group has any liability for Taxes of any person other than such corporation in the VESTCOM Relevant Group (i) under Section 1.1502-6 of the Treasury regulations (or any similar provisions of state, local or foreign law), (ii) as a transferee or successor,
                  (iii) by contract, or (iv) otherwise.

                  (l) There currently are no limitations on the utilization of the net operating losses, built-in losses, capital losses, tax credits or other similar items of any corporation in the VESTCOM Relevant Group (collectively, the "TAX LOSSES") under
                  (i) Section 382 of the Code, (ii) Section 383 of the Code,
                  (iii) Section 384 of the Code, (iv) Section 269 of the Code,
                  (v) Section 1.1502-15 and Section 1.1502-15A of the Treasury regulations, (iv) Section 1.1502-21 and Section 1.1502-21A of the Treasury regulations, or (vii) Sections 1.1502-91 through 1.1502-99 of the Treasury regulations, in each case as in effect both prior to and following the Tax Reform Act of 1986, except as may be applicable as a result of entering into this Agreement or the consummation of the Acquisition.

                  (m) Neither VESTCOM nor NEWCO is an investment company as defined in Section 351(e)(1) of the Code.

                  (n) Neither VESTCOM nor NEWCO is under the jurisdiction of a court in a Title 11 or similar case within the meaning of
                  Section 351(e)(2) of the Code.

      6.16. NOTIFICATION MATTERS. VESTCOM together with all entities that it "controls" and that are "controlled" by it have less than $10 million in total assets as of the last regularly prepared balance sheet which consolidates it and all of such entities. Accordingly, to the best of its knowledge, no filing or approval is required under the HSR Act in order to consummate the transactions contemplated by this Agreement. For purposes of this Section 6.16 "control" shall have the meaning set forth in Section 5.20.

7.    COVENANTS PRIOR TO CLOSING.

      7.1. ACCESS AND COOPERATION; DUE DILIGENCE. (a) Between the date of this Agreement and the Consummation Date, the COMPANY will afford to the officers and authorized representatives of VESTCOM and the other Founding Companies access to all of the COMPANY's (including COS and the COMPANY's other Subsidiaries) key employees, sites, properties, books and records during regular business hours and will furnish VESTCOM with such additional financial and operating data and other information as to the business and properties of the COMPANY (including the COMPANY'S Subsidiaries) as VESTCOM or the other Founding Companies may from time to time reasonably request. The COMPANY will cooperate with VESTCOM and the other Founding Companies, and VESTCOM's and the other Founding Companies' representatives, auditors and counsel in the preparation of any documents or other material which may be required in connection with any documents or materials required by this Agreement. VESTCOM, NEWCO, the STOCKHOLDERS party hereto and the COMPANY will treat all information obtained in connection with the negotiation and performance of this Agreement or the due diligence investigations conducted with respect to the other Founding Companies as confidential in accordance with the provisions of Section 14 hereof. In addition, VESTCOM will cause each of the Founding Companies other than the COMPANY to enter into a provision identical to this Section 7.1 requiring each such Founding Company to keep confidential any information obtained by such Founding Company.

      (b) Between the date of this Agreement and the Consummation Date, VESTCOM will afford to the officers and authorized representatives of the COMPANY access to all of VESTCOM's and NEWCO's sites, properties, books and records and will furnish the COMPANY with such additional financial and operating data and other information as to the business and properties of VESTCOM and NEWCO as the COMPANY may from time to time reasonably request. VESTCOM and NEWCO will cooperate with the COMPANY, its representatives, engineers, auditors and counsel in the preparation of any documents or other material which may be required in connection with any documents or materials required by this Agreement. The COMPANY will cause all information obtained in connection with the negotiation and performance of this Agreement to be treated as confidential in accordance with the provisions of Section 14 hereof.

      (c) If the COMPANY (including the COMPANY'S Subsidiaries) fails to timely provide information reasonably necessary to the preparation or effectiveness of the Registration Statement, as required by Section 7.1(a), 7.8, 7.9 or otherwise, or if as a result of the due diligence conducted by VESTCOM pursuant to Section 7.1(a), VESTCOM discovers any material facts or circumstances which in VESTCOM's reasonable discretion have or could reasonably be expected to have a materially adverse impact on the COMPANY (including the COMPANY'S (Subsidiaries) or VESTCOM so as to make the consummation of the transactions on the terms contemplated hereby and/or under the Registration Statement impractical and if such failure is not cured within three (3) business days of demand by VESTCOM, then VESTCOM shall have the right to determine not to include the COMPANY in the transactions contemplated by this Agreement and the Other Agreements with the other Founding Companies.

      (d) If the audit of the COMPANY's financial records costs more than 110% of the amount estimated by Arthur Andersen LLP in a letter dated January 13, 1997, the STOCKHOLDERS solidarily (without benefit of division or discussion) will be responsible for, and will reimburse VESTCOM for, the amount of any such costs in excess of 110% of the estimate.

      7.2. CONDUCT OF BUSINESS PENDING CLOSING. Between the date of this Agreement and the Consummation Date, the COMPANY (including the COMPANY's Subsidiaries) will, except as set forth on Schedule 7.2:

            (i) carry on its respective businesses in substantially the same manner as it has heretofore and not introduce any material new method of management, operation or accounting;

            (ii) maintain its respective properties and facilities, including those held under leases, in as good working order and condition as at present, ordinary wear and tear excepted;

            (iii) perform all of its respective obligations under agreements relating to or affecting its respective assets, properties or rights;

            (iv) keep in full force and effect present insurance policies or other comparable insurance coverage;

            (v) use reasonable commercial efforts to maintain and preserve its business organization intact, retain its respective present employees and maintain its respective relationships with suppliers, customers and others having business relations with the COMPANY (including the COMPANY'S Subsidiaries);

            (vi) maintain compliance with all material permits, laws, rules and regulations, consent orders, and all other orders of applicable courts, regulatory agencies and similar governmental authorities and maintain its Proprietary Rights; and

            (vii) maintain present debt and lease instruments and not enter into new or amended debt or lease instruments over $10,000, without the knowledge and consent of VESTCOM.

      7.3. PROHIBITED ACTIVITIES. Except as disclosed on Schedule 7.3, between the date of this Agreement and the Consummation Date, the COMPANY (including the COMPANY'S Subsidiaries) has not and, without the prior written consent of VESTCOM, will not:

            (i) make any change in its Certificate of Incorporation or By-laws;

            (ii) issue any securities, options, warrants, calls, conversion rights or commitments relating to its securities of any kind;

            (iii) declare or pay any dividend, or make any distribution in respect of its stock whether now or hereafter outstanding, or purchase, redeem or otherwise acquire or retire for value any shares of its stock;

            (iv) enter into any contract or commitment or incur or agree to incur any liability or make any capital expenditures, except if it is in the normal course of business (consistent with past practice) and involves an amount not in excess of $10,000, including contracts to provide services to customers;

            (v) increase the compensation payable or to become payable to any officer, director, STOCKHOLDER, employee or agent, or make any bonus or management fee payment to any such person, except ordinary and customary bonuses or salary increases to employees consistent with past practice or create any new bonus plan or other benefit plan for the benefit of any officer, director, STOCKHOLDER, employee or agent;

            (vi) create, assume or permit to exist any Lien upon any assets or properties whether now owned or hereafter acquired, except (1) liens set forth on Schedule 5.14 hereto, or (2) liens for taxes either not yet due or material men's, mechanics', workers', repairmen's, employees' or other like liens arising in the ordinary course of business;

            (vii) sell, assign, lease or otherwise transfer or dispose of any property or equipment except in the normal course of business;

            (viii) negotiate for the acquisition of any business or the start-up of any new business and will cause the STOCKHOLDERS not to acquire or negotiate for the acquisition of any new business or start up any new business;

            (ix) merge, amalgamate or consolidate or agree to merge, amalgamate or consolidate with or into any other corporation or business entity;

            (x) waive any material rights or claims of the COMPANY, provided that the COMPANY may negotiate and adjust bills in the course of good faith disputes with customers in a manner consistent with past practice, provided, further, that such adjustments shall not be deemed to be included in Schedule 5.10 unless specifically listed thereon;

            (xi) breach or amend or terminate any Material Contract, or material permit, license or other right of the COMPANY; or

            (xii) enter into any other transaction outside the ordinary course of its business or prohibited hereunder.

      7.4. NO SHOP. The STOCKHOLDERS, the COMPANY, the COMPANY'S Subsidiaries and any agent, officer, director or any representative of any of the foregoing agree, that during the period commencing on the date of this Agreement and ending with the earlier to occur of the Consummation Date or the termination of this Agreement in accordance with its terms, the STOCKHOLDERS, the COMPANY, the COMPANY'S Subsidiaries and any agent, officer, director or any representative of any of the foregoing will negotiate exclusively with VESTCOM and NEWCO and will not during such period, directly or indirectly:

      (i) solicit or initiate the submission of proposals or offers from any person for,

      (ii)  participate in any discussions pertaining to, or

      (iii) furnish any information to any person other than VESTCOM or the Founding Companies relating to,

the sale or other transfer of shares of capital stock of the COMPANY, any securities of the COMPANY convertible into capital stock of the COMPANY, any acquisition or purchase of all or a material amount of the assets of, or any equity interest in, the COMPANY or any option or right to acquire any of the foregoing, or a merger, amalgamation, consolidation or business combination of the COMPANY.

      7.5. NOTICE TO BARGAINING AGENTS. Prior to the Closing Date, the COMPANY shall satisfy any requirement for notice of the transactions contemplated by this Agreement under applicable collective bargaining agreements, if any, and shall provide VESTCOM with proof that any required notice has been given.

      7.6. NOTIFICATION OF CERTAIN MATTERS. The STOCKHOLDERS and the COMPANY shall give prompt notice to VESTCOM of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be likely to cause any representation or warranty of the COMPANY or the STOCKHOLDERS contained herein to be untrue or inaccurate in any material respect at or prior to the Consummation Date and (ii) any material failure of any STOCKHOLDER or the COMPANY to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by such person or entity hereunder. VESTCOM and NEWCO shall give prompt notice to the COMPANY of (i) the occurrence or non-occurrence of any event the occurrence or nonoccurrence of which would be likely to cause any representation or warranty of VESTCOM or NEWCO contained herein to be untrue or inaccurate in any material respect at or prior to the Closing and (ii) any material failure of VESTCOM or NEWCO to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder. The delivery of any notice pursuant to this Section 7.6 shall not be deemed to (i) modify the representations or warranties hereunder of the party delivering such notice, which notification may only be made pursuant to Section 7.7, (ii) modify the conditions set forth in Sections 8 and 9, or (iii) limit or otherwise affect the remedies available hereunder to the party receiving such notice.

      7.7. AMENDMENT OF SCHEDULES. Each party hereto agrees that, with respect to the representations and warranties of such party contained in this Agreement, such party shall have the continuing obligation until the Consummation Date to supplement or amend promptly the Schedules hereto with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in the Schedules, provided that no amendment or supplement to a Schedule prepared by the COMPANY that constitutes or reflects an event or occurrence that would have a Material Adverse Effect, shall be effective unless VESTCOM affirmatively consents to such amendment or supplement. For all purposes of this Agreement, including without limitation for purposes of determining whether the conditions set forth in Sections 8.1 and 9.1 have been fulfilled, the Schedules hereto shall be deemed to be the Schedules as amended or supplemented pursuant to this Section 7.7. In the event that the COMPANY amends or supplements a Schedule pursuant to this Section 7.7 and VESTCOM does not consent to the effectiveness of such amendment or supplement, this Agreement shall remain binding on the COMPANY and VESTCOM shall have available to it all rights and remedies at law or in equity, including, but not limited to (i) the right to terminate this Agreement and (ii) the right to seek damages for breach of this Agreement. Notwithstanding the foregoing, if the amendment or supplement to the Schedule is a result of an event which occurs after the date of execution of this Agreement which has a Material Adverse Effect and which is required to be disclosed on the Schedules hereto, such amendment or supplement will give VESTCOM the right to terminate this Agreement, but not the right to seek damages. If this Agreement is terminated pursuant to the terms of this Section without any breach or default, no party shall have the right to seek damages. VESTCOM shall not be liable to any other party to this Agreement if this Agreement shall be terminated by VESTCOM pursuant to the provisions of this Section 7.7.

      7.8. COOPERATION IN PREPARATION OF REGISTRATION STATEMENT. The COMPANY and the STOCKHOLDERS shall furnish or cause to be furnished to VESTCOM and the Underwriters all of the information concerning the COMPANY or the STOCKHOLDERS reasonably requested by VESTCOM and the Underwriters, and will cooperate with VESTCOM and the Underwriters in the preparation of the Registration Statement and the prospectus included therein including audited financial statements, prepared in accordance with generally accepted accounting principles. The COMPANY and the STOCKHOLDERS agree promptly to advise VESTCOM if at any time during the period in which a prospectus relating to the offering is required to be delivered under the 1933 Act, any information contained in the prospectus concerning the COMPANY or the STOCKHOLDERS becomes incorrect or incomplete in any material respect, and to provide the information needed to correct such inaccuracy.

      7.9. EXAMINATION OF FINAL FINANCIAL STATEMENTS. The COMPANY shall provide prior to the Consummation Date, and VESTCOM shall have had sufficient time to review the unaudited balance sheet of the COMPANY as of March 31, 1997 or the most recent date available, and any subsequent fiscal quarters ending prior to the Closing Date, and the unaudited statement of income, cash flow and retained earnings of the COMPANY for the fiscal quarter ended March 31, 1997, if available, or interim monthly statements and any subsequent fiscal quarters ending prior to the Closing Date, disclosing no material adverse change in the financial condition of the COMPANY or the results of its operations from the financial statements as of the Balance Sheet Date. Such financial statements, which shall be deemed to be COMPANY Financial Statements (as described in Section 5.9) and in respect of which the COMPANY and the STOCKHOLDERS (except as provided in Schedule 7.9) shall be deemed to make the representations and warranties set forth in Section 5.9, shall be prepared in accordance with Canadian generally accepted accounting principals applied on a consistent basis throughout the periods indicated (except as noted therein).

8.    CONDITIONS PRECEDENT TO OBLIGATIONS OF THE STOCKHOLDERS AND THE COMPANY.

      The obligations of the STOCKHOLDERS and the COMPANY with respect to actions to be taken on the Closing Date are subject to the satisfaction or waiver on or prior to the Closing Date of all of the following conditions. As of the Closing Date, all conditions not satisfied shall be deemed to have been waived by the COMPANY and the STOCKHOLDERS unless such parties have notified VESTCOM in writing to the contrary, except that no such waiver shall be deemed to affect the survival of the representations and warranties of VESTCOM and NEWCO contained in Section 6 hereof.

      8.1. REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF OBLIGATIONS. All representations and warranties of VESTCOM and NEWCO contained in Section 6 shall be true and correct in all material respects as of the Closing Date as though such representations and warranties had been made as of that time (except with respect to any such representations and warranties which relate specifically to an earlier date, which shall be true and correct in all material respects as of such earlier date), and a certificate to the foregoing effect dated the Closing Date and signed by the President or any Vice President of VESTCOM shall have been delivered to the STOCKHOLDERS, which certificate shall be effective through the Consummation Date (subject to the provisions of Sections 7.6 and 7.7) and each and all of the terms, covenants and conditions of this Agreement to be complied with and performed by VESTCOM and NEWCO on or before the Closing Date shall have been duly complied with and performed in all material respects.

      8.2. SATISFACTION. All actions, proceedings, instruments and documents required to carry out this Agreement or incidental hereto and all other related legal matters shall be satisfactory to the COMPANY and its counsel. The STOCKHOLDERS and the COMPANY shall be satisfied that the Registration Statement and the prospectus forming a part thereof, including any amendments thereof or supplement thereto, shall not contain any untrue statement of a material fact, or omit to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that the condition contained in this sentence shall be deemed satisfied if (i) VESTCOM shall have made available to the COMPANY copies of the draft of the Registration Statement produced prior (x) to the initial filing with the SEC and (y) the effectiveness thereof and (ii) the COMPANY or the STOCKHOLDERS shall have failed to inform VESTCOM in writing prior to the filing or the effectiveness thereof, as the case may be, of the existence of an untrue statement of a material fact or the omission of such a statement of a material fact, provided however, that for the period commencing 72 hours prior to any such filing or effectiveness, VESTCOM can make such draft or changed pages available by facsimile.

      8.3. NO LITIGATION. No action or proceeding before a court or any other governmental agency or body shall have been instituted or threatened to restrain or prohibit the Acquisition or the offering and sale by VESTCOM of VESTCOM Stock pursuant to the Registration Statement.

      8.4. OPINION OF COUNSEL. The COMPANY shall have received an opinion from counsel for VESTCOM, dated the Closing Date in the form annexed hereto as Annex VIII which opinion shall be effective through and allow reliance thereon on the Consummation Date (unless notification to the contrary given after the Closing Date but prior to the Consummation Date by the counsel having provided such opinion).

      8.5. REGISTRATION STATEMENT. VESTCOM shall have filed with the SEC a registration statement on Form S-1 covering the offer and sale of shares of VESTCOM Stock having a value of at least $25 million, net of all underwriting discounts and commissions (the "REGISTRATION STATEMENT"). The Registration Statement shall have been declared effective by the SEC and the Underwriters named therein shall have agreed to acquire on a firm commitment basis, subject to the conditions set forth in the underwriting agreement, the shares of VESTCOM Stock included in the Registration Statement. The closing of the sale of the VESTCOM Stock to the Underwriters in the IPO shall occur simultaneously with the Consummation Date hereunder.

      8.6. CONSENTS AND APPROVALS. All necessary consents of and filings with any governmental authority or agency relating to the consummation of the transactions contemplated herein shall have been obtained and made and no action or proceeding shall have been instituted or threatened to restrain or prohibit the Acquisition or the transactions contemplated by the Other Agreements and no governmental agency or body shall have taken any other action or made any request of the COMPANY as a result of which COMPANY deems it inadvisable to proceed with the transaction hereunder.

      8.7. GOOD STANDING CERTIFICATES. VESTCOM and NEWCO each shall have delivered to the COMPANY a certificate, dated as of a date no later than ten days prior to the Closing Date, duly issued by the appropriate governmental authority in VESTCOM's and NEWCO's respective jurisdiction of incorporation showing that each of VESTCOM and NEWCO is in good standing and (in the case of VESTCOM only) authorized to do business and that all state franchise and/or income tax returns and taxes for VESTCOM, for all periods prior to the Closing have been filed and paid.

      8.8. NO MATERIAL ADVERSE CHANGE. No event or circumstance shall have occurred which would constitute a VESTCOM Material Adverse Effect; and the STOCKHOLDERS shall have received a certificate signed by VESTCOM to such effect.

      8.9. EMPLOYMENT AGREEMENTS. The individuals listed on Schedule 8.9 shall have been afforded the opportunity to enter employment agreements substantially on the terms and in the form of Annex IX.

      8.10. SUPPORT AGREEMENT. VESTCOM shall have entered into the Support Agreement.

      8.11. MULTIPLE VOTING SHARE. VESTCOM shall have accepted the Subscription to Multiple Voting Share and NEWCO shall have approved the issuance of the Dividend Access Shares.

      8.12. SECRETARY'S CERTIFICATE. The STOCKHOLDERS shall have received a certificate or certificates dated the Closing Date and signed by the Secretary or an Assistant Secretary of VESTCOM and NEWCO, certifying the accuracy of VESTCOM's and NEWCO's respective Certificates of Incorporation, By-laws and resolutions of the Boards of Directors, which certificate shall be effective through the Consummation Date.

9.    CONDITIONS PRECEDENT TO OBLIGATIONS OF VESTCOM AND NEWCO.

      The obligations of VESTCOM and NEWCO with respect to actions to be taken on the Closing Date are subject to the satisfaction or waiver on or prior to the Closing Date of all of the following conditions. The obligations of VESTCOM and NEWCO with respect to actions to be taken on the Consummation Date are subject to the satisfaction or waiver on or prior to the Consummation Date of the conditions set forth in Sections 9.1, 9.4 and 9.18. As of the Closing Date or the Consummation Date, as the case may be, all conditions not satisfied shall be deemed to have been waived by VESTCOM and NEWCO unless such parties have notified the COMPANY in writing to the contrary, except that no such waiver shall be deemed to affect the survival of the representations and warranties of the COMPANY and the STOCKHOLDERS in Section 5 hereof.

      9.1. REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF OBLIGATIONS. All the representations and warranties of the STOCKHOLDERS and the COMPANY contained in this Agreement shall be true and correct in all material respects as of the Closing Date and the Consummation Date with the same effect as though such representations and warranties had been made on and as of such date (except with respect to any such representations and warranties which relate specifically to an earlier date, which shall be true and correct in all material respects as of such earlier date), and the STOCKHOLDERS shall have delivered to VESTCOM a certificate dated the Closing Date, effective through the Consummation Date (subject to the provisions of Sections 7.6 and

7.7), signed by them to such effect; each and all of the terms, covenants and conditions of this Agreement to be complied with or performed by the STOCKHOLDERS and the COMPANY on or before the Closing Date or the Consummation Date, as the case may be, shall have been duly performed or complied with in all material respects.

      9.2. NO LITIGATION. No action or proceeding before a court or any other governmental agency or body shall have been instituted or threatened to restrain or prohibit the Acquisition or the offering and sale by VESTCOM of VESTCOM Stock pursuant to the Registration Statement and no governmental agency or body shall have taken any other action or made any request of VESTCOM as a result of which the management of VESTCOM deems it inadvisable to proceed with the transactions hereunder.

      9.3. EXAMINATION OF FINAL FINANCIAL STATEMENTS. Prior to the Consummation Date, VESTCOM shall have had sufficient time to review the unaudited balance sheets of each of LIRPACO INC. and COS for the fiscal quarters following December 31, 1996, and the unaudited statement of income, cash flow and retained earnings of each of them for the fiscal quarters following December 31, 1996, disclosing no material adverse change in the financial condition of either LIRPACO INC. or COS or the results of their operations from the financial statements as of the Balance Sheet Date.

      9.4. NO MATERIAL ADVERSE EFFECT. No event or circumstance shall have occurred which would constitute a Material Adverse Effect; and VESTCOM shall have received a certificate signed by the STOCKHOLDERS dated the Closing Date, effective through the Consummation Date (the effectiveness of which shall not have been revoked on or prior to the Consummation Date) to such effect.

      9.5. STOCKHOLDERS' RELEASE. The STOCKHOLDERS shall have delivered to VESTCOM immediately prior to the Closing Date an instrument dated the Closing Date to be released on the Consummation Date releasing the COMPANY from any and all claims of the STOCKHOLDERS against the COMPANY and any and all obligations of the COMPANY to the STOCKHOLDERS, except for items specifically identified on Schedules 5.10 and 5.14 as being claims of or obligations to the STOCKHOLDERS and continuing obligations to STOCKHOLDERS relating to their employment by COS pursuant to the employment agreements attached as Annex IX after the Consummation Date.

      9.6. SATISFACTION. All actions, proceedings, instruments and documents required to carry out the transactions contemplated by this Agreement or incidental hereto and all other related legal matters shall be satisfactory to VESTCOM and its counsel.

      9.7. TERMINATION OF RELATED PARTY AGREEMENTS. All existing agreements between the COMPANY and the STOCKHOLDERS or business or personal affiliates of the COMPANY or the STOCKHOLDERS, other than those set forth on Schedule 9.7, shall have been canceled, and any stockholder agreements, voting agreements, voting trusts, options, or warrants relating to the COMPANY or COMPANY Stock, and any employment agreements between the COMPANY and any employee listed on
Schedule 9.7, shall have been terminated. In addition, the COMPANY shall be released as a guarantor on all real estate loans and other lending arrangements or obligations which were guaranteed for the benefit of any of the STOCKHOLDERS or any other third party.

      9.8. OPINION OF COUNSEL. VESTCOM shall have received an opinion from counsel to the COMPANY and the STOCKHOLDERS, dated the Closing Date, in the form annexed hereto as Annex X, and the Underwriters shall have received a copy of the same opinion addressed to them, which opinion shall be effective through and allow reliance thereon on the Consummation Date (unless notification to the contrary given after the Closing Date but prior to the Consummation Date by the counsel having provided such opinion).

      9.9. CONSENTS AND APPROVALS. All necessary consents of and filings with any governmental authority or agency relating to the consummation of the transactions contemplated herein shall have been obtained and made and no action or proceeding shall have been instituted or threatened to restrain or prohibit the Acquisition and no governmental agency or body shall have taken any other action or made any request of VESTCOM as a result of which VESTCOM deems it inadvisable to proceed with the transactions hereunder.

      9.10. GOOD STANDING CERTIFICATES. The COMPANY shall have delivered to VESTCOM a certificate, dated as of a date no later than ten days prior to the Closing Date, duly issued by the appropriate governmental authority in the COMPANY's jurisdiction of incorporation and, unless waived by VESTCOM, in each jurisdiction in which the COMPANY is authorized to do business, showing the COMPANY is in good standing and authorized to do business.

      9.11. REGISTRATION STATEMENT. The Registration Statement shall have been declared effective by the SEC and the Underwriters named therein shall have agreed to acquire on a firm commitment basis, subject to the conditions set forth in the underwriting agreement, the shares of VESTCOM Stock included in the Registration Statement.

      9.12. EMPLOYMENT AGREEMENTS. Each of the persons listed on Schedule 8.10 shall have entered into an employment agreement (collectively, the "Employment Agreements") with COS substantially on the terms and in the form of Annex IX.

      9.13. REPAYMENT OF INDEBTEDNESS. Prior to the Closing Date, the STOCKHOLDERS shall have repaid the COMPANY (including the COMPANY'S Subsidiaries) in full all amounts owing by the STOCKHOLDERS to the COMPANY (including the COMPANY'S Subsidiaries).

      9.14. INSURANCE. VESTCOM shall be named as an additional named insured on all of the COS's insurance policies.

      9.15. VOTING TRUST AGREEMENT. The STOCKHOLDERS and the trustee appointed thereunder shall have entered into the Voting Trust Agreement.

      9.16. SECRETARY'S CERTIFICATE. VESTCOM shall have received a certificate dated the Closing Date and signed by the Secretary or an Assistant Secretary of the COMPANY, certifying the accuracy of the COMPANY'S Certificate of Incorporation, By-laws and resolutions of the Board of Directors, which certificate shall be effective through the Consummation Date.

      9.17. FIRPTA CERTIFICATES. Each STOCKHOLDER shall have caused the COMPANY and COS to have delivered to VESTCOM a certificate to the effect that they have not made an election to be treated as a domestic corporation under Section 897(i) of the Code.

10.   COVENANTS OF VESTCOM, THE COMPANY AND THE STOCKHOLDERS AFTER CLOSING.

      10.1. DISCLOSURE. If, subsequent to the Pricing Date and prior to the 25th day after the date of the final prospectus included in the Registration Statement of VESTCOM utilized in connection with the IPO, the COMPANY or the STOCKHOLDERS become aware of any fact or circumstance which would change (or, if after the Closing Date, would have changed) a representation or warranty of COMPANY or STOCKHOLDERS in this Agreement or would affect any document delivered pursuant hereto in any material respect, the COMPANY and the STOCKHOLDERS shall promptly give notice of such fact or circumstance to VESTCOM.

      10.2. PREPARATION AND FILING OF TAX RETURNS; RECORD RETENTION. (a) Each party hereto shall, and shall cause its subsidiaries and affiliates to, provide to each of the other parties hereto such cooperation and information as any of them reasonably may request in filing any Return, amended Return or claim for refund, determining a liability for Taxes or a right to refund of Taxes or in conducting any audit or other proceeding in respect of Taxes. Such cooperation and information shall include providing copies of all relevant portions of Returns, together with relevant accompanying schedules and work papers, relevant documents relating to rulings or other determinations by Taxing Authorities and relevant records concerning the ownership and Tax basis of property, which such party may possess. Each party shall make its employees reasonably available on a mutually convenient basis at its cost to provide explanation of any documents or information so provided. Subject to the preceding sentence, each party required to file Returns pursuant to this Agreement shall bear all costs of filing such Returns.

      (b) Each STOCKHOLDER shall file or cause to be filed Returns of the COMPANY and any other Acquired Party for the tax periods prior to and ending on the Consummation Date, shall jointly and severally be responsible for paying any and all income taxes due and payable with respect to such periods and shall forward a copy of such Returns to VESTCOM, and VESTCOM shall file or cause to be filed all separate Returns of, and those that include, any Acquired Party for all taxable periods ending after the Consummation Date, and shall pay any and all Taxes with respect to such Returns.

      (c) With respect to any Tax Return of any Acquired Party for a taxable period that begins before and ends after the Consummation Date (a "Straddle Period Return"), VESTCOM shall deliver a copy of such Tax Return to each STOCKHOLDER at least 30 calendar days prior to the due date therefor (giving effect to any extension thereof), accompanied by an allocation between the pre-Consummation Date period of the Taxes shown to be due on such Tax Return. Such Tax Return and allocation shall be final and binding on each STOCKHOLDER, unless, within ten calendar days after the date of receipt by each STOCKHOLDER of such Tax Return and allocation, each STOCKHOLDER delivers to VESTCOM a written request for changes to such Tax Return or allocation.

      (d) In the case of each Straddle Period Return, not later than (i) five business days before the due date (including any extension thereof) for payment of Taxes with respect to such Tax Return or (ii) in the event of a dispute, five business days after the resolution thereof either by mutual agreement of the parties or by a determination of an independent accounting firm, each STOCKHOLDER shall cause to be paid to VESTCOM the portion of the income taxes and taxes for which the STOCKHOLDERS are personally responsible set forth on such Tax Return that are allocable to the pre-Consummation Date period, after giving effect to any agreement of the parties or any determination by the independent accounting firm, net of any payments made prior to the Consummation Date in respect of such taxes, whether as estimated taxes or otherwise, and net of any applicable provision for current Taxes not yet due and payable of the Acquired Party that is contained in the COMPANY Financial Statements.

      (e) VESTCOM, NEWCO and the STOCKHOLDERS shall (i) cause the COMPANY to, retain all Tax returns, schedules, work papers and all material records or other documents relating to Tax matters of the COMPANY (including the COMPANY'S Subsidiaries) for the first taxable year or other taxable period ending after the Consummation Date and for all prior taxable years or other taxable periods until the later of (a) seven (7) years after the later of filing or the due date of the Tax Return with respect to a taxable year or (b) the expiration of all applicable statutes of limitation, and
(ii) provide the other party with any record or information (including, to the extent a party has such power, making employees available to such other party for reasonable periods of time) which may be relevant to any Tax matters. Neither VESTCOM nor NEWCO shall destroy or dispose of or allow the destruction or disposition of any books, records or files relating to the business, properties, assets or operations of the COMPANY (including the COMPANY'S Subsidiaries) to the extent that they pertain to the operations of the COMPANY (including the COMPANY'S Subsidiaries) on or prior to the Consummation Date, without first having offered in writing to deliver such books, records and files to each of the STOCKHOLDERS. VESTCOM and NEWCO shall be entitled to dispose of the books, records and files described in such notice if none of the STOCKHOLDERS requests copies of such books, records and files within 60 days after receipt of the notice described in the preceding sentence.

      10.3. PRESERVATION OF EMPLOYEE BENEFIT PLANS. Following the Consummation Date, VESTCOM shall not terminate any health insurance or life insurance in effect at the COMPANY until such time as VESTCOM is able to replace such plan with a plan that is applicable to VESTCOM and all of its then existing subsidiaries which will in combination with all COMPANY employee benefit plans in the aggregate provide substantially equivalent value to the COMPANY'S employees as that provided in the aggregate to such employees prior to the VESTCOM Plan of Organization, provided however, that VESTCOM shall have no obligation to provide any particular replacement plan of any plan that has the same or similar terms and provisions as the existing plans.

      10.4. RELEASE FROM GUARANTEES. VESTCOM shall have the STOCKHOLDERS released within 120 days after the Consummation Date from any and all guarantees on any COMPANY debt that they personally guaranteed for the benefit of the COMPANY (including the COMPANY'S Subsidiaries), as listed on Schedule 5.10. VESTCOM shall use its best efforts to cause the relevant lender to release the STOCKHOLDERS' personal guarantees of the debt and accept in substitution thereof the guaranty of VESTCOM or, if the lender is unwilling to accept the substitution, use a portion of the proceeds of the IPO to pay off the guaranteed debt, or any combination of the foregoing. VESTCOM agrees, after the Consummation Date, to indemnify the STOCKHOLDERS against any and all claims made by lenders under such guarantees or those made by third parties pursuant to a personal guarantee listed on Schedule 5.10 hereto, which arise as a result of VESTCOM's failure to cause such guarantees to be released.

11.   INDEMNIFICATION.

      The STOCKHOLDERS, VESTCOM and NEWCO each make the following covenants that are applicable to them, respectively:

      11.1. GENERAL INDEMNIFICATION BY THE STOCKHOLDERS. The STOCKHOLDERS covenant and agree that they, solidarily, without benefit of division or discussion, (except with respect to Sections 5.36 through 5.39 which shall be joint) will indemnify, defend, protect and hold harmless VESTCOM, NEWCO, the COMPANY and, solely with respect to clause (v) of this Section 11.1, the Underwriters, at all times from and after the Consummation Date until (A) the Expiration Date as defined in Section 5 above, in the case of an event described in (i) or (v) of this Section 11.1 below (B) 90 days after the last date on which the relevant taxing authority is entitled to assess or reassess the COMPANY (including the COMPANY'S Subsidiaries) in the case of events described in (iii), (iv) or (vi) of this Section 11.1 below and (C) the date of expiration of any applicable statute of limitations period in the case of an event described in (ii) of this Section 11.1 below, from and against all claims, damages, actions, suits, proceedings, demands, assessments, adjustments, costs and expenses (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation) incurred by VESTCOM, NEWCO, the COMPANY or the Underwriters as a result of or arising from (i) any breach of the representations and warranties of the STOCKHOLDERS or the COMPANY set forth herein or on the Schedules or certificates delivered in connection herewith,
(ii) any non fulfillment of any covenant or agreement on the part of the STOCKHOLDERS or the COMPANY under this Agreement, (iii) any Tax imposed upon or relating to an Acquired Party for any pre-Consummation

Date period arising out of or in connection with the transactions effected pursuant to this Agreement, (iv) any Tax imposed upon or relating to any Acquired Party for a pre-Consummation Date period except to the extent such Tax is an obligation of the COMPANY (including the COMPANY's Subsidiaries) (not the STOCKHOLDERS) and the COMPANY (including the COMPANY's Subsidiaries) has accrued a liability for such Tax on its books and records in the ordinary course, (v) any liability under the 1933 Act, the 1934 Act or other federal or state law or regulation at common law or otherwise arising out of or based upon any untrue statement of a material fact relating to the COMPANY (including the COMPANY'S Subsidiaries) or the STOCKHOLDERS, and provided in writing to VESTCOM or its counsel or the Underwriters or their counsel by the COMPANY or the STOCKHOLDERS, contained in any preliminary prospectus relating to the IPO, the Registration Statement or any prospectus forming a part thereof, or any amendment thereof or supplement thereto, or arising out of or based upon any omission to state therein a material fact relating to the COMPANY (including the COMPANY'S Subsidiaries) or the STOCKHOLDERS required to be stated therein or necessary to make the statements therein not misleading and not provided to VESTCOM or its counsel or the Underwriters or their counsel by the COMPANY or the STOCKHOLDERS, provided, however, that such indemnity shall not inure to the benefit of VESTCOM, NEWCO, the COMPANY or the Underwriters to the extent that such untrue statement (or alleged untrue statement) was made in, or omission (or alleged omission) occurred in, any preliminary prospectus and the STOCKHOLDERS provided, in writing, corrected information to VESTCOM's counsel and to VESTCOM or to the Underwriters or their counsel for inclusion in the final prospectus, and such information was not so included or (vi) any liability for withholding tax or other taxes resulting from the issuance by NEWCO to the STOCKHOLDERS of the Adjusted Earnout Shares. All parties hereto have expressly agreed that with respect to clause (v) of this Section 11.1, the Underwriters shall be deemed a third party beneficiary.

      11.2. INDEMNIFICATION BY VESTCOM. VESTCOM covenants and agrees that it will indemnify, defend, protect and hold harmless the STOCKHOLDERS at all times from and after the

Consummation Date until (A) the Expiration Date as defined in Section 5 above, in the case of an event described in (i) or (iii) of this Section 11.2 below and
(B) the date of expiration of any applicable statute of limitation period in the case of an event described in (ii) of this Section 11.2 below, from and against all claims, damages, actions, suits, proceedings, demands, assessments, adjustments, costs and expenses (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation) incurred by the STOCKHOLDERS as a result of or arising from (i) any breach by VESTCOM or NEWCO of their representations and warranties set forth herein or on the Schedules or certificates attached hereto, (ii) any non-fulfillment of any covenant or agreement on the part of VESTCOM or NEWCO under this Agreement, or (iii) any liability under the 1933 Act, the 1934 Act or other federal or state law or regulation, at common law or otherwise, arising out of or based upon any untrue statement or alleged untrue statement of a material fact relating to VESTCOM or NEWCO contained in any preliminary prospectus, the Registration Statement or any prospectus forming a part thereof, or any amendment thereof or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact relating to VESTCOM or NEWCO required to be stated therein or necessary to make the statements therein not misleading.

      11.3. THIRD PERSON CLAIMS. Promptly after any party hereto or the Underwriters (hereinafter the "INDEMNIFIED PARTY") has received notice of or has knowledge of any claim by a person not a party to this Agreement ("THIRD PERSON"), or the commencement of any action or proceeding by a Third Person, the Indemnified Party shall, as a condition precedent to a claim with respect thereto being made against any party obligated to provide indemnification pursuant to Section 11.1, 11.2 or 11.5 hereof (hereinafter the "INDEMNIFYING PARTY"), give the Indemnifying Party written notice of such claim or the commencement of such action or proceeding. Such notice shall state the nature and the basis of such claim and a reasonable estimate of the amount thereof (the "CLAIM AMOUNT"). The Indemnifying Party shall have the right to defend and settle, at its own expense and by its own counsel, any such matter so long as the Indemnifying Party pursues the same in good faith and diligently, provided that the Indemnifying Party shall not settle any criminal proceeding without the consent of the Indemnified Party. If the Indemnifying Party undertakes to defend or settle, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Indemnifying Party and its counsel in the defense thereof and in any settlement thereof. Such cooperation shall include, but shall not be limited to, furnishing the Indemnifying Party with any books, records or information reasonably requested by the Indemnifying Party that are in the Indemnified Party's possession or control. All Indemnified Parties shall use the same counsel, which shall be the counsel selected by the Indemnifying Party, provided that if such counsel shall have a conflict of interest that prevents such counsel from representing the Indemnified Party, the Indemnified Party shall have the right to participate in such matter through counsel of its own choosing and the Indemnifying Party will reimburse the Indemnified Party for the expenses of its counsel. After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability, except to the extent such participation is requested by the Indemnifying Party, in which event the Indemnified Party shall be reimbursed by the Indemnifying Party for reasonable additional legal expense and out-of-pocket expenses. If the Indemnifying Party desires to accept a final and complete settlement of any such Third Person claim and the Indemnified Party refuses to consent to such settlement, then the Indemnifying Party's liability under this Section with respect to such Third Person claim shall be limited to the amount so offered in settlement by said Third Person and the Indemnified Party shall reimburse the Indemnifying Party for any additional costs of defense which it subsequently incurs with respect to such claim and all additional costs of settlement or judgment. If the Indemnifying Party does not undertake to defend such matter to which the Indemnified Party is entitled to indemnification hereunder, or fails diligently to pursue such defense, the Indemnified Party may undertake such defense through counsel of its choice, at the cost and expense of the Indemnifying Party, and the Indemnified Party may settle such matter, and the Indemnifying Party shall reimburse the Indemnified Party for the amount paid in such settlement and any other liabilities or expenses incurred by the Indemnified Party in connection therewith, provided, however, that under no circumstances shall the Indemnified Party settle any Third Person claim without the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. All settlements hereunder shall effect a complete release of the Indemnified Party, unless the Indemnified Party otherwise agrees in writing. The parties hereto will make appropriate adjustments for insurance proceeds in determining the amount of any indemnification obligation under this Article 11, provided that no Indemnifying Party shall be obligated to seek any payment pursuant to the terms of any insurance policy.

       11.4. LIMITATIONS ON INDEMNIFICATION. (a) Notwithstanding any other term of this Agreement, neither the STOCKHOLDER on the one hand or VESTCOM and NEWCO on the other, shall have any liability under this Section 11 to make any payments in excess of the aggregate purchase price set forth in Section 2.1. In addition, no individual STOCKHOLDER's liability to the Underwriters pursuant to
Section 11.1(v) shall exceed the portion of the aggregate purchase price paid to him in cash, as set forth in Annex II, and no individual STOCKHOLDER's aggregate liability under Section 11.1 shall exceed the portion of the aggregate purchase price paid to him. Any payment pursuant to this Article 11 by the STOCKHOLDERS may, at their option, be made in cash, in VESTCOM Stock valued at Current Market Price on the date of delivery or in a combination thereof.

       (b) VESTCOM, NEWCO, the COMPANY, the Underwriters and the other persons or entities entitled to be indemnified pursuant to Section 11.1 shall not assert any claim for indemnification hereunder against the STOCKHOLDERS until such time as, and solely to the extent that, the aggregate of all claims which such persons may have against the STOCKHOLDERS exceeds $50,000 (the "INDEMNIFICATION THRESHOLD"), and then only for the amount of such claims exceeding the Indemnification Threshold, provided however, that VESTCOM, NEWCO and the COMPANY and the other persons or entities entitled to indemnification pursuant to
Section 11.1 may assert and shall be entitled to indemnification for any breach of the representations or warranties contained in Sections 5.36 through 5.39 or the Schedules or certificates delivered in connection therewith and any claim under Section 11.1(iii), (iv) and (vi) at any time regardless of whether the aggregate of all claims which such persons may have against the STOCKHOLDERS exceeds the Indemnification Threshold, it also being understood that the amounts of any such claim under
Section 11.1(iii), (iv) or (vi) shall not be counted towards the Indemnification Threshold. The STOCKHOLDERS shall not assert any claim for indemnification hereunder against VESTCOM or NEWCO until such time as, and solely to the extent that, the aggregate of all claims which the STOCKHOLDERS have against VESTCOM or NEWCO shall exceed the Indemnification Threshold and then only for the amount of such claims exceeding the Indemnification Threshold, provided, however, that the STOCKHOLDERS may assert and shall be entitled to indemnification for (i) amounts relating to the aggregate purchase price to be paid to the STOCKHOLDERS indicated in Annex II and (ii) amounts related to the release of or indemnification for personal guarantees pursuant to Section 10.4 hereof regardless of whether the aggregate amount of all claims exceeds the Indemnification Threshold, it also being understood that such amounts shall not be counted towards the Indemnification Threshold. No claim shall be asserted pursuant to Sections 11.1 or 11.2 for punitive damages.

      11.5. RETAINED LIABILITIES. Notwithstanding the disclosure on the STOCKHOLDERS' and the COMPANY's (including the COMPANY's Subsidiaries) schedules annexed hereto, the STOCKHOLDERS shall indemnify, defend and hold harmless VESTCOM and NEWCO for any and all liabilities or costs in excess of $50,000 in the aggregate, arising out of the matters listed on Schedule 11.5, up to the limitations indicated in Section 11.4, provided however, that VESTCOM, NEWCO and the COMPANY, may assert and shall be entitled to indemnification for any claim for contingent Tax liabilities detailed on Schedule 11.5 without regard to the Indemnification Threshold, and the amounts of any such claim shall not be counted towards the Indemnification Threshold. If the matters indicated on
Schedule 11.5 involve a Third Person claim, VESTCOM and NEWCO shall follow the procedures set forth in Section 11.3 to the extent possible in asserting an indemnification claim under this Section 11.5.

      11.6. NO RECOURSE BY STOCKHOLDERS. The STOCKHOLDERS agree and covenant that, once Closing has occurred and the Acquisition is completed as provided in this Agreement on the

Consummation Date, they shall have no recourse whatsoever against the COMPANY (including the COMPANY's Subsidiaries) to recover any amounts paid by the STOCKHOLDERS as a result of any liability under this Section 11.

12.   TERMINATION OF AGREEMENT

      12.1. TERMINATION. This Agreement may be terminated at any time prior to the Consummation Date solely:

            (i) by written agreement signed by all parties hereto;

            (ii) by the STOCKHOLDERS (acting together) or the COMPANY (acting through its board of directors), on the one hand, or by VESTCOM and NEWCO (acting through their board of directors), on the other hand, if the transactions contemplated by this Agreement to take place at the Closing shall not have been consummated by the date seven (7) months after the date this Agreement becomes effective and binding, unless the failure of such transactions to be consummated is due to the willful failure of the party seeking to terminate this Agreement to perform any of its obligations under this Agreement to the extent required to be performed by it prior to or on the Consummation Date;

            (iii) by the STOCKHOLDERS or the COMPANY (acting through its board of directors) if a material breach or default shall be made by the other party in the observance or in the due and timely performance of any of the covenants, agreements or conditions contained herein, and the curing of such default shall not have been made on or before the Closing Date and shall not reasonably be expected to occur;

            (iv) by VESTCOM and NEWCO (acting through their board of directors) if a material breach or default shall be made by the other party in the observance or in the due and timely performance of any of the covenants, agreements or conditions contained herein, and the curing of such default shall not have been made on or before Closing Date and the Consummation Date and shall not reasonably be expected to occur;

            (v) by VESTCOM pursuant to Section 7.1(c) or 7.7 hereof;

            (vi) by the STOCKHOLDERS or the COMPANY if the conditions set forth in Section 8 are not satisfied or waived by the STOCKHOLDERS and the COMPANY at the times provided in Section 8;

            (vii) by VESTCOM if the conditions set forth in Section 9 are not satisfied or waived by VESTCOM at the times provided in Section 9; or

            (vii) by the STOCKHOLDERS or the COMPANY, on the one hand, or by VESTCOM and NEWCO, on the other hand, if the underwriting agreement in respect to the IPO is terminated as set forth in Section 3.2.

      12.2. TERMINATION UPON PURCHASE PRICE REDUCTION. The STOCKHOLDERS and the COMPANY understand that the initial market value of the shares of VESTCOM Stock is dependent upon market conditions at the time the Registration Statement becomes effective and negotiations with the underwriters of VESTCOM, and that the STOCKHOLDERS and the COMPANY will remain bound by this Agreement notwithstanding any reduction in the initial public offering price of the VESTCOM Stock from the assumed price contemplated on Annex II, except that the STOCKHOLDERS or the COMPANY may terminate this Agreement in the event that VESTCOM notifies Howard April, as representative, by telecopy at the COMPANY'S offices that the initial public offering price of the shares of VESTCOM Stock to be received by the STOCKHOLDERS on the Consummation Date is less than twenty-five percent (25%) below the mid-point of the range of the initial per share public offering price set forth in the initial filing of the Registration Statement (the "BENCHMARK PRICE") and if Mr. April gives prompt written notice of termination to VESTCOM which notice must be received at least two hours prior to the time VESTCOM and the Underwriters request acceleration of the effectiveness of the Registration Statement with the SEC. VESTCOM may also terminate this Agreement in the event the initial public offering price of its shares is less than the Benchmark Price.

      12.3. LIABILITIES IN EVENT OF TERMINATION. In the event of termination of this Agreement as provided in this Section 12.1 or 12.2, all further obligations of the parties hereto under this Agreement

(other than pursuant to Section 7.1(d), 14 and 17.5, which shall continue in full force) shall terminate without further liability or obligation on the part of any party hereto; provided however, that no party shall be released from liability hereunder if this Agreement is terminated and the transactions are abandoned by reason of (i) willful failure of such party to have performed its obligations hereunder, or (ii) any knowing misrepresentation made by such party of any matter set forth herein.

13.   NON-COMPETITION

      13.1. PROHIBITED ACTIVITIES. Except as set forth on Schedule 13.1, the STOCKHOLDERS will not, for a period of five (5) years following the Consummation Date or, if the STOCKHOLDER becomes an employee or director of VESTCOM or one of its subsidiaries for a period of one (1) year following the termination of such relationship as an employee or director of VESTCOM or its subsidiaries (whichever period is longer), for any reason whatsoever, directly or indirectly, for themselves or on behalf of or in conjunction with any other person, persons, company, partnership, corporation or business of whatever nature:

            (i) engage, as an officer, director, shareholder, owner, partner, joint venturer, or in a managerial capacity, whether as an employee, independent contractor, consultant or advisor, or as a sales representative, in any business selling any products or services in direct competition with VESTCOM or COS or any of the subsidiaries of either thereof, within 100 miles of where VESTCOM or COS or any of their respective subsidiaries conducts business (the "TERRITORY");

            (ii) call upon any person who is, at that time, within the Territory, an employee of VESTCOM (including the subsidiaries thereof) in a managerial capacity for the purpose or with the intent of enticing such employee away from or out of the employ of VESTCOM (including the subsidiaries of either thereof), provided that any STOCKHOLDER shall be permitted to call upon and hire any member of his or her immediate family;

            (iii) call upon any person or entity which is, at that time, or which has been, within 18 months prior to that time, a customer of VESTCOM or COS (including the subsidiaries of either thereof) within the Territory for the purpose of soliciting or selling products or services in direct competition with VESTCOM or COS within the Territory;

            (iv) call upon any prospective acquisition candidate, on any STOCKHOLDER's own behalf or on behalf of any competitor in the business of creating, distributing or archiving computer-generated documents, or performing any other service for customers described in VESTCOM's Registration Statement, which candidate was either called upon by VESTCOM or COS (including the subsidiaries of either thereof) or for which VESTCOM or COS (or any subsidiary of either thereof) made an acquisition analysis, for the purpose of acquiring such entity, provided that no STOCKHOLDER shall be charged with a violation of this section unless and until such STOCKHOLDER shall have knowledge or notice that such prospective acquisition candidate was called upon, or that an acquisition analysis was made, for the purpose of acquiring such entity; or

            (v) disclose customers, whether in existence or proposed, of the COMPANY (or the COMPANY'S Subsidiaries) to any person, firm, partnership, corporation or business for any reason or purpose whatsoever excluding disclosure to VESTCOM or any of VESTCOM's Subsidiaries (all of the foregoing collectively referred to as the "PROHIBITED ACTIVITIES").

      Notwithstanding the above, the foregoing covenant shall not be deemed to prohibit any STOCKHOLDER from acquiring as an investment not more than two percent (2%) of the capital stock of a competing business whose stock is publicly traded.

      In determining whether any of the Prohibited Activities have occurred, such determination shall be made with respect to the business and locations of VESTCOM and NEWCO, including the subsidiaries of either thereof, subsequent to the Acquisition and the effectiveness of the Registration Statement.

      13.2. DAMAGES. Because of the difficulty of measuring economic losses to VESTCOM as a result of a breach of the foregoing covenant, and because of the immediate and irreparable damage that could be caused to VESTCOM for which it would have no other adequate remedy, each

STOCKHOLDER agrees that the foregoing covenant may be enforced by VESTCOM in the event of breach by such STOCKHOLDER, by injunctions and restraining orders.

      13.3. REASONABLE RESTRAINT. It is agreed by the parties hereto that the foregoing covenants in this Section 13 impose a reasonable restraint on the STOCKHOLDERS in light of the activities and business of VESTCOM (including the subsidiaries thereof) and the activities of the other Founding Companies on the date of the execution of this Agreement and the current plans of VESTCOM; but it is also the intent of VESTCOM and the STOCKHOLDERS that such covenants be construed and enforced in accordance with the changing activities and business of VESTCOM (including the subsidiaries thereof) throughout the term of this covenant, but provided that for each STOCKHOLDER who enters into employment with VESTCOM or one of its Subsidiaries, such covenants shall be construed and enforced in accordance with the changing activities and business of VESTCOM (including the Subsidiaries thereof) up to the date of that STOCKHOLDER's separation from service, throughout the term of this covenant for that STOCKHOLDER.

      It is further agreed by the parties hereto that, in the event that any STOCKHOLDER who has entered into an employment agreement with VESTCOM and/or any subsidiary thereof as set forth in Section 9.12 hereof shall thereafter cease to be employed thereunder, and such STOCKHOLDER shall enter into a business or pursue other activities not in competition with VESTCOM and/or any subsidiary thereof, or similar activities or business in locations the operation of which, under such circumstances, does not violate clause (i) of this Section 13, and in any event such new business, activities or location are not in violation of this
Section 13 or of such STOCKHOLDER's obligations under this Section 13, if any, such STOCKHOLDER shall not be chargeable with a violation of this Section 13 if VESTCOM and/or any subsidiary thereof shall thereafter enter the same, similar or a competitive (i) business, (ii) course of activities or (iii) location, as applicable.

      13.4. SEVERABILITY; REFORMATION. The covenants in this Section 13 are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. Moreover, in the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable, and this Agreement shall thereby be reformed.

      13.5. INDEPENDENT COVENANT. All of the covenants in this Section 13 shall be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of any STOCKHOLDER against VESTCOM (including the subsidiaries thereof), whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by VESTCOM of such covenants. It is specifically agreed that the period of five (5) years stated at the beginning of this Section 13, during which the agreements and covenants of each STOCKHOLDER made in this Section 13 shall be effective, shall be computed by excluding from such computation any time during which such STOCKHOLDER is in violation of any provision of this Section 13. The covenants contained in this Section 13 shall not be affected by any breach of any other provision hereof by any party hereto (other than failure by VESTCOM to pay the consideration indicated on Annex II, Part A) and shall have no effect if the transactions contemplated by this Agreement are not consummated.

      13.6. MATERIALITY. The COMPANY and the STOCKHOLDERS hereby agree that this covenant is a material and substantial part of this transaction.

14.   NON-DISCLOSURE OF CONFIDENTIAL INFORMATION.

      14.1. STOCKHOLDERS. The STOCKHOLDERS recognize and acknowledge that they had in the past, currently have, and in the future may possibly have, access to certain confidential information of the COMPANY, the Founding Companies and/or VESTCOM, such as lists of customers, operational policies, and pricing and cost policies that are valuable, special and unique assets of the COMPANY's, the Founding Companies' and/or VESTCOM's respective businesses. The STOCKHOLDERS agree that they will not disclose such confidential information to any person, firm, corporation, association or other entity for any purpose or reason whatsoever, except (a) to authorized representatives of VESTCOM, (b) following the Consummation Date, such information may be disclosed by the STOCKHOLDERS as is required in the course of performing their duties for VESTCOM, and (c) to counsel and other advisers, provided that such advisers (other than counsel) agree to the confidentiality provisions of this
Section 14.1; provided, further, that confidential information shall not include
(i) such information which becomes known to the public generally through no fault of the STOCKHOLDERS, (ii) information required to be disclosed by law or the order of any governmental authority under control of law, provided, that prior to disclosing any information pursuant to this clause (ii), the STOCKHOLDERS shall, if possible, give prior written notice thereof to VESTCOM and provide VESTCOM with the opportunity to contest such disclosure, or (iii) the disclosing party reasonably believes that such disclosure is required in connection with the defense of a lawsuit against the disclosing party and the STOCKHOLDERS provide the same prior disclosure set forth in clause (ii) above. In the event of a breach or threatened breach by any of the STOCKHOLDERS of the provisions of this section, VESTCOM shall be entitled to an injunction restraining such STOCKHOLDERS from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting VESTCOM from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages.

      14.2. VESTCOM AND NEWCO. VESTCOM and NEWCO recognize and acknowledge that they had in the past and currently have access to certain confidential information of the COMPANY, such as lists of customers, operational policies, and pricing and cost policies that are valuable, special and unique assets of the COMPANY's business. VESTCOM and NEWCO agree that, prior to the Consummation Date and for a period of two years after the date hereof if there is no Consummation Date, they will not disclose such confidential information to any person, firm, corporation, association or other entity for any purpose or reason whatsoever, except (a) to authorized representatives of the COMPANY, (b) to counsel and other advisers, provided that such advisers (other than counsel) agree to the confidentiality provisions of this Section 14.2 and (c) to the Founding Companies, other than the Company, the Underwriters and their representatives pursuant to Section 7.1(a), unless (i) such information becomes known to the public generally through no fault of

VESTCOM or NEWCO, (ii) disclosure is required by law or the order of any governmental authority under control of law, provided, that prior to disclosing any information pursuant to this clause (ii), VESTCOM and NEWCO shall, if possible, give prior written notice thereof to the COMPANY and the STOCKHOLDERS and provide the COMPANY and the STOCKHOLDERS with the opportunity to contest such disclosure, or (iii) the disclosing party reasonably believes that such disclosure is required in connection with the defense of a lawsuit against the disclosing party and VESTCOM or NEWCO provide the same prior disclosure set forth in clause (ii) above. In the event of a breach or threatened breach by VESTCOM or NEWCO of the provisions of this section, the COMPANY and the STOCKHOLDERS shall be entitled to an injunction restraining VESTCOM and NEWCO from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting the COMPANY and the STOCKHOLDERS from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages.

      14.3. DAMAGES. Because of the difficulty of measuring economic losses as a result of the breach of the foregoing covenants in Section 14.1 and 14.2, and because of the immediate and irreparable damage that would be caused for which they would have no other adequate remedy, the parties hereto agree that, in the event of a breach by any of them of the foregoing covenants, the covenant may be enforced against the other parties by injunctions and restraining orders.

      14.4. SURVIVAL. The obligations of the parties under this Article 14 shall survive the termination of this Agreement.

15.   TRANSFER RESTRICTIONS.

      15.1. TRANSFER RESTRICTIONS. Except for transfers to immediate family members who agree to be bound by the restrictions set forth in this Section 15.1 (or trusts for the benefit of the STOCKHOLDERS or family members, the trustees of which so agree), for an indefinite period in the case of Dividend Access Shares, Adjusted Earnout Shares and Multiple Voting Share, for a period of two years from the Consummation Date in the case of shares of VESTCOM Stock received by the STOCKHOLDERS in exchange for Dividend Access Shares and for a period of two years from the date of issuance of the Adjusted Earnout Shares in the case of shares of VESTCOM Stock received by the STOCKHOLDERS in exchange for Adjusted Earnout Shares, none of the STOCKHOLDERS shall (i) offer, sell, assign, exchange, pledge, hypothecate, transfer, encumber, distribute, or otherwise dispose of in any manner, or enter into one or more transactions whereby the STOCKHOLDERS give up substantially all of the benefits and burdens of ownership of any such shares or any interest (including, without limitation, an option to buy or sell) in any such shares in whole or in part, and no such attempted transfer shall be treated as effective for any purpose; or (ii) engage in any transaction, whether or not with respect to any such shares or any interest therein, the intent or effect of which is to reduce the risk of continuing ownership of such shares (including, by way of example and not limitation, engaging in put, call, short-sale, straddle or similar market transactions) unless they obtain the prior written consent of VESTCOM and such transaction is in compliance with Section 16.2 hereof and the agreements entered into pursuant to Section 16.4 hereof. The certificates evidencing the Dividend Access Shares, the Adjusted Earnout Shares, the Multiple Voting Share and the VESTCOM Stock delivered (or to be delivered) to the STOCKHOLDERS (or permitted assigns) pursuant to this Agreement will bear a legend substantially in the form set forth below and containing such other information as VESTCOM and/or NEWCO may deem necessary or appropriate:

      THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, ASSIGNED, EXCHANGED, TRANSFERRED, ENCUMBERED, PLEDGED, DISTRIBUTED, APPOINTED OR OTHERWISE DISPOSED OF, AND THE ISSUER SHALL NOT BE REQUIRED TO GIVE EFFECT TO ANY ATTEMPTED SALE, ASSIGNMENT, EXCHANGE, TRANSFER, ENCUMBRANCE, PLEDGE, DISTRIBUTION, APPOINTMENT OR OTHER DISPOSITION (FOR VESTCOM STOCK
      ONLY: PRIOR TO THE SECOND ANNIVERSARY OF THE CONSUMMATION DATE. UPON THE WRITTEN REQUEST OF THE HOLDER OF THIS CERTIFICATE, THE ISSUER AGREES TO REMOVE THIS RESTRICTIVE LEGEND (AND ANY STOP ORDER PLACED WITH THE TRANSFER AGENT) AFTER THE DATE SPECIFIED ABOVE.)

      15.2. STATUTORY HOLD PERIOD. The STOCKHOLDERS acknowledge that the shares of VESTCOM Stock to be issued upon the exchange of Dividend Access Shares and Adjusted Earnout Shares may be subject to certain additional statutory hold periods pursuant to applicable laws.

16.   FEDERAL SECURITIES ACT REPRESENTATIONS.

      16.1. NO REGISTRATION. The STOCKHOLDERS acknowledge that the shares of VESTCOM Stock to be delivered to the STOCKHOLDERS upon exchange of the Dividend Access Shares and Adjusted Earnout Shares have not been and will not be registered under the 1933 Act and therefore may not be resold without compliance with the 1933 Act. The VESTCOM Stock to be acquired by such STOCKHOLDERS pursuant to this Agreement is being acquired solely for their own respective accounts, for investment purposes only, and with no present intention of distributing, selling or otherwise disposing of it in connection with a distribution.

      16.2. COMPLIANCE WITH LAW. The STOCKHOLDERS covenant, warrant and represent that none of the shares of VESTCOM Stock to be issued to such STOCKHOLDERS will be offered, sold, assigned, exchanged, pledged, hypothecated, transferred, encumbered, distributed or otherwise disposed of except after full compliance with all of the applicable provisions of the 1933 Act and the rules and regulations of the SEC as well as the Securities Act (Quebec) and the regulations, rules and policies thereunder. All the certificates representing the shares of VESTCOM Stock to be issued to the STOCKHOLDERS (or their permitted assigns) shall bear the following legend in addition to the legend required under Section 15 of this Agreement:

      THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY ONLY BE SOLD OR OTHERWISE TRANSFERRED IF THE HOLDER HEREOF COMPLIES WITH THE ACT AND APPLICABLE SECURITIES LAW.

      16.3. ECONOMIC RISKS; SOPHISTICATION. The STOCKHOLDERS party hereto are able to bear the economic risk of an investment in the Dividend Access Shares, the Adjusted Earnout Shares and the Multiple Voting Share acquired and the shares of VESTCOM Stock to be acquired pursuant to this Agreement and can afford to sustain a total loss of such investment and have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of the proposed investment in the VESTCOM Stock. The STOCKHOLDERS party hereto or their respective purchaser representative have had an adequate opportunity to ask questions and receive answers from the officers of VESTCOM concerning any and all matters relating to the transactions described herein including, without limitation, the background and experience of the current and proposed officers and directors of VESTCOM, the plans for the operation of the business of VESTCOM, the business, operations and financial condition of the Founding Companies other than the COMPANY, and any plans for additional acquisitions and the like. The STOCKHOLDERS or their respective purchaser representatives have asked any and all questions in the nature described in the preceding sentence and all questions have been answered to their satisfaction.

      16.4. MARKET STANDOFF. If requested by the Underwriters, the STOCKHOLDERS agree that they will not sell, transfer or otherwise dispose of, including without limitation, through put or short sale arrangements, shares of VESTCOM Stock for a period of up to 180 days following the Consummation Date and that they will execute a standard lock-up letter to that effect.

      16.5. REGISTRATION RIGHTS. After the Consummation Date and prior to March 31, 1999, if Joel Cartun registers under the Federal Securities Laws any VESTCOM Common Stock acquired by him pursuant to the Agreement and Plan of Reorganization between VESTCOM and Comvestrix Corp., each STOCKHOLDER will be granted the right to register a number of shares of VESTCOM Common Stock to be acquired by them upon exchange of Dividend Access Shares acquired pursuant to the terms of this Agreement equal to the number of shares acquired by the STOCKHOLDER pursuant to this Agreement, multiplied by a fraction, the numerator of which is the number of such shares registered by Joel Cartun and the denominator of which is the number of shares issued to Joel Cartun pursuant to the Agreement and Plan of Reorganization between VESTCOM and Comvestrix Corp.

17.   GENERAL.

      17.1. COOPERATION. The COMPANY, STOCKHOLDERS, VESTCOM and NEWCO shall each deliver or cause to be delivered to the other on the Consummation Date, and at such other times and places as shall be reasonably agreed to, such additional instruments as the other may reasonably request for the purpose of carrying out this Agreement. The COMPANY will cooperate and use its reasonable efforts to have the present officers, directors and employees of the COMPANY cooperate with VESTCOM on and after the Consummation Date in furnishing information, evidence, testimony and other assistance in connection with any Return filing obligations, actions, proceedings, arrangements or disputes of any nature with respect to matters pertaining to all periods prior to the Consummation Date.

      17.2. SUCCESSORS AND ASSIGNS. This Agreement and the rights of the parties hereunder may not be assigned (except by operation of law) and shall be binding upon and shall inure to the benefit of the parties hereto, the successors of VESTCOM, and the heirs and legal representatives of the STOCKHOLDERS, except that VESTCOM may assign the rights of NEWCO to another wholly owned subsidiary of VESTCOM.

      17.3. ENTIRE AGREEMENT. This Agreement (including the Schedules, exhibits and Annexes attached hereto) and the documents delivered pursuant hereto constitute the entire agreement and understanding among the STOCKHOLDERS, the COMPANY, NEWCO and VESTCOM and supersede any prior agreement and understanding relating to the subject matter of this Agreement. This Agreement, upon execution, constitutes a valid and binding agreement of the parties hereto enforceable in accordance with its terms and this Agreement and the Annexes hereto may be modified or amended only by a written instrument executed by the STOCKHOLDERS, the COMPANY, NEWCO and VESTCOM, acting through their respective officers, duly authorized by their respective Boards of Directors. Any disclosure made on any Schedule delivered pursuant hereto shall be deemed to have been disclosed for purposes of any other Schedule required hereby.

      17.4. COUNTERPARTS. This Agreement may be executed simultaneously in two (2) or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument. Each party agrees to be bound by facsimile signatures.

      17.5. EXPENSES. (a) Whether or not the transactions contemplated herein shall be consummated, (i) VESTCOM will pay the fees, expenses and disbursements of VESTCOM, NEWCO and VESTCOM's agents, representatives, accountants and counsel incurred in connection with the subject matter of this Agreement, any amendments hereto and all agreements contemplated hereunder, including all costs and expenses incurred in the performance and compliance with all conditions to be performed by VESTCOM under this Agreement, including, subject to Section 7.1(d), the fees and expenses of Arthur Andersen LLP, Lowenstein, Sandler, Kohl, Fisher & Boylan, P.C., and the costs of preparing the Registration Statement and (ii) the STOCKHOLDERS will pay, from personal funds the fees, expenses and disbursements of their counsel and other professionals incurred in connection with the subject matter of this Agreement or the Registration Statement, except for any expense incurred by the STOCKHOLDERS pursuant to Section 7.1(d), which must be paid from personal funds of the STOCKHOLDERS and not from COMPANY funds. Notwithstanding the foregoing, VESTCOM agrees to contribute up to an aggregate of $15,000 to the actual fees, expenses and disbursements of the STOCKHOLDERS' counsel and accountants as follows: (a) $7,500 promptly upon receipt of invoices and other supporting documentation and (b) $7,500 on the Consummation Date. The STOCKHOLDERS shall pay all sales, use, transfer, real property transfer, recording, gains, stock transfer and other similar taxes and fees ("TRANSFER TAXES") incurred in connection with the transactions contemplated by this Agreement. The STOCKHOLDERS shall file all necessary documentation and Returns with respect to such Transfer Taxes. In addition, each STOCKHOLDER acknowledges that he or she, and not the COMPANY or VESTCOM, will pay all taxes due upon receipt of the consideration payable to such STOCKHOLDER pursuant to Section 2 hereof.

      (b) If the transactions contemplated herein are consummated, then after the Consummation Date, the STOCKHOLDERS will be entitled to be reimbursed by VESTCOM for the reasonable fees, expenses and disbursements of their counsel or other professionals incurred in connection with the transactions contemplated by this Agreement, any amendment hereto and the Registration Statement, except for any expenses incurred by the STOCKHOLDERS pursuant to Section 7.1(d), for which the STOCKHOLDERS will not be reimbursed.

      17.6. NOTICES. All notices of communication required or permitted hereunder shall be in writing and may be given by depositing the same in United States or Canadian mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, or by use of an independent third party commercial delivery service for same day or next day delivery, or by delivering the same in person to an officer or agent of such party. Notice by mail shall be deemed effective on the fourth business day after its deposit with the United States Postal Service, or the Canadian Postal Service, as the case may be, notice by same day courier shall be deemed effective on the day of deposit with the delivery service and notice by next day delivery service shall be deemed effective on the day following the deposit with the delivery service.

            (a)   If to VESTCOM or NEWCO, addressed to them at:

                  VESTCOM International, Inc.
                  1100 Valley Brook Avenue
                  Lyndhurst, New Jersey  07071-3687
                  Attn.:  Joel Cartun, President

      with copies in all cases to:

                  Lowenstein, Sandler, Kohl, Fisher & Boylan, P.A. 65 Livingston Avenue
                  Roseland, New Jersey  07068
                  Attn.:  Alan Wovsaniker, Esq.

                  -and-

                  Stikeman, Elliott
                  1155 Rene Levesque Blvd. West
                  Suite 4000
                  Montreal, Quebec
                  H3B 3V2
                  Attn.:  John W. Leopold, Esq.

            (b) If to the STOCKHOLDERS, addressed to them at their addresses set forth on Annex I, with copies to such counsel as is set forth with respect to each STOCKHOLDER on such Annex I;

            (c)   If to the COMPANY, addressed to it at:

                  5640 Pare
                  Town of Mount Royal, Quebec
                  Attn.:  The President

                  and marked "Personal and Confidential"

      with copies to:

                  Goodman, Phillips & Vineberg
                  1501 McGill College Avenue
                  26th Floor
                  Montreal, Quebec
                  H3A 3N9

      or to such other address or counsel as any party hereto shall specify pursuant to this Section 17.6 from time to time.

      17.7. GOVERNING LAW. This Agreement shall be governed by and interpreted and construed in accordance with the laws of the Province of Quebec and the laws of Canada applicable therein and shall be treated in all respects as a Quebec contract. By executing this Agreement, each STOCKHOLDER and the COMPANY consent to personal jurisdiction in the state and federal courts of the State of New Jersey.

      17.8. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations, warranties, covenants and agreements of the parties made herein, or in writing delivered pursuant to the provisions of this Agreement shall survive the consummation of the transactions contemplated hereby and any examination on behalf of the parties until the dates provided in Sections 11.1 and 11.2.

      17.9. EXERCISE OF RIGHTS AND REMEDIES. Except as otherwise provided herein, no delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

      17.10. TIME. Time is of the essence with respect to this Agreement.

      17.11. REFORMATION AND SEVERABILITY. In case any provision of this Agreement shall be invalid, illegal or unenforceable, it shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the parties, and if such modification is not possible, such provision shall be severed from this Agreement, and in either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

      17.12. REMEDIES CUMULATIVE. No right, remedy or election given by any term of this Agreement shall be deemed exclusive but each shall be cumulative with all other rights, remedies and elections available at law or in equity.

      17.13. CAPTIONS. The headings of this Agreement are inserted for convenience only, and shall not constitute a part of this Agreement or be used to construe or interpret any provision hereof.

      17.14. CURRENCY. Except as specifically indicated, all dollar amounts herein shall be in lawful currency of the United States. The parties further agree that for purposes of interpretation of this Agreement except as otherwise provided in Article 2, the Canada/U.S. exchange rate to be used is 1US$ = 1.35 Cdn$ until the Consummation Date. After the Consummation Date, the exchange rate to be used shall be the exchange rate on the day preceding the date on which such determination must be made for purposes hereof for such foreign currency expressed in Canadian Dollars as reported in The Wall Street Journal under "Currency Trading; Exchange Rates" or, in the event such exchange rate is not available, such exchange rate on such date for such foreign currency expressed in Canadian Dollars as may be deemed by the board of directors of VESTCOM to be appropriate for such purpose.

      17.15. THIRD PARTY BENEFICIARIES. The parties to this Agreement hereby agree and acknowledge that the Underwriters are third party beneficiaries of this Agreement and that there are no other third party beneficiaries who are not parties to this Agreement.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreements as of the day and year first above written.

ATTEST:                                   VESTCOM INTERNATIONAL, INC.

/s/ PETER CASTIEL                         /s/  PETER MCLAUGHLIN
----------------------                    ---------------------------------
                                          Peter McLaughlin, Vice-President


ATTEST:                                   504087 N.B. INC.

/s/ PETER CASTIEL                         /s/ PETER MCLAUGHLIN
----------------------                    ---------------------------------
                                          Peter McLaughlin, Vice-President

ATTEST:
/s/ PETER CASTIEL                         /s/ HOWARD APRIL
----------------------                    ---------------------------------
                                          Howard April

ATTEST:
/s/ PETER CASTIEL                         /s/ LEONARD APRIL
----------------------                    ---------------------------------
                                          Leonard April

ATTEST:
/s/ PETER CASTIEL                         /s/ SHEILA APRIL
----------------------                    ---------------------------------
                                          Sheila April



ATTEST:                                   LIRPACO INC.

/s/ PETER CASTIEL                         /s/ HOWARD APRIL
----------------------                    ---------------------------------

/s/ PETER CASTIEL                         /S/ LEONARD APRIL
----------------------                    ---------------------------------

                                  INTERVENTIONS

AND HERETO INTERVENED the Underwriters to take cognizance and accept the benefit of the provisions of Section 11 of the foregoing Agreement.


ATTEST:                                   LEAD UNDERWRITER:

----------------------                    ---------------------------------

----------------------                    ---------------------------------


AND HERETO INTERNENED COS INFORMATION INC. to take cognizance of the foregoing and guarantee solidarily (without benefit of division or discussion) the truth of the representations and warranties of LIRPACO INC. contained herein as well as the execution and performance of any and all of LIRPACO INC.'s obligations, covenants and agreements contained herein.


ATTEST:                                   COS INFORMATION INC.:

/s/ Peter Castiel                         /s/ Howard April
----------------------                    ---------------------------------

                                     ANNEX I

                 STOCKHOLDERS AND STOCK OWNERSHIP OF THE COMPANY

         The following is a list of the STOCKHOLDERS, their addresses and the amount of the COMPANY'S Stock held by each thereof:

              STOCKHOLDER
                  AND                                           COMPANY
                ADDRESS                                          STOCK
--------------------------------------       ----------------------------------------------
Howard April                                   417,082      Class E shares of the COMPANY
1506-5150 MacDonald Avenue                   ----------     (100 % of outstanding Class E)
Montreal, Quebec, Canada H3X 2V7              8,424.78      Class F shares of the COMPANY
                                             ----------     (5.06% of outstanding Class F)

Leonard April                                   100         Class A shares of the COMPANY
6824 Newton                                  ----------     (100% of outstanding Class A)
Cote-Saint-Luc, Quebec, Canada H4W 3H8

Sheila April                                 158,140.67     Class F shares of the COMPANY
1506-5150 MacDonald Avenue                   ----------     (94.95% of outstanding Class F)
Montreal, Quebec, Canada H3X 2V7

         Copies of any notices delivered to any STOCKHOLDER pursuant to Section
17.7 should be sent to:

                               Richard Cherney, Esq.
                               Goodman Phillips & Vineberg
                               1501 McGill College Avenue
                               26th Floor
                               Montreal, Quebec, Canada  H3A 3N9

                                    ANNEX II

                       CONSIDERATION TO FOUNDING COMPANIES

PART A

         The aggregate consideration to be paid to the STOCKHOLDERS is as follows(1):

239,988       shares of NEWCO stock exchangeable into 239,988 shares of
----------    VESTCOM Stock (assuming but not guaranteeing a public offering price of $13 per share)

$1,036,000    in cash(2)
----------

    1         multiple voting share
----------


         The consideration to be paid to each STOCKHOLDER is as follows:

                       SHARES OF           MULTIPLE VOTING
 STOCKHOLDER          NEWCO STOCK              SHARES                 CASH
-------------         -----------          ---------------          --------
Howard April            127,746            (127,746 votes)          $502,640

Leonard April           112,242            (112,242 votes)          $426,000

Sheila April               0                      0                 $107,360

(1.) In addition Howard April and Leonard April may be entitled to receive additional shares of NEWCO exchangeable into VESTCOM Stock in accordance with the provisions of Section 2.3 of the Share Purchase Agreement.

(2.) Figure presented in U.S. dollars. The cash payment is to be made in Canadian dollars on a 1.35 conversion rate.

                                    ANNEX II

                                     PART B

The aggregate consideration to be paid to the Founding Stockholders of each Founding Company is as follows:*

[NOTE: The underwriter has not reviewed any financial statements or projections nor assumed a $13/share price. All numbers are subject to adjustment following review of the financial data and fixing of the price range.]

                                                     Shares of
                                                      VESTCOM
            Founding Company                       Common Stock          Cash
            ----------------                       ------------          ----

1.  Computer Output Systems, Inc.(1)                  297,028         $1,591,636

2.  Comvestrix Corp.                                  943,643          4,770,641

3.  Direct Mail Services, Inc. and                  1,049,760          5,307,120
     its affiliates

4.  Electronic Imaging Services, Inc.(2)              114,000          1,018,000

5.  Image Printing Systems, Inc.(3)                    76,923          2,999,990

6.  COS (Lirpaco, Inc.)(4) (5)                        239,988(6)       1,036,000

7.  Mystic Graphic Systems, Inc.                      130,769          1,700,003

1. Subject to an earn-out of up to an additional $1,500,000 payable 28% ($420,012) in cash and 72% in VESTCOM Common Stock (83,076 shares if stock price remains at $13 per share), which is based on 1997 revenues and EBIT (except for interest on any capital equipment purchases made after the beginning of the earn-out period).

2. Subject to an earn-out of up to an additional $6,000,000 payable 28% in cash ($1,680,009) and 72% in VESTCOM Preferred Stock issued on the Consummation Date which can convert into VESTCOM Common Stock (332,307 shares if stock price remains at $13 per share), both of which are based on EBIT (except for interest on any capital equipment purchases made after the beginning of the earn-out period) for the two year period beginning on the first day of the fiscal quarter within which the Consummation Date occurs.

3. Subject to an earn-out of up to $4,499,997, payable $700,007 in cash and the balance in VESTCOM Preferred Stock issued on the Consummation Date which can convert into 292,307 shares of VESTCOM Common Stock (if the initial public offering price remains at $13 per share) based on EBIT (except for interest on any capital equipment purchases made after the beginning of the earn-out period) for the one year period beginning on the first day of the fiscal quarter within which the Consummation Date occurs.

4. Figures presented in U.S. Dollars. The cash payment is to be made in Canadian Dollars based on a 1.35 conversion rate.


----------
*ALL OF THE ABOVE NUMBERS ARE PRELIMINARY AND SUBJECT TO ADJUSTMENT AFTER REVIEW OF THE FINANCIAL STATEMENTS AND PROJECTIONS.

5. Subject to an earn-out (based upon EBIT for calendar year 1997, except for interest on any capital equipment purchases made after the beginning of the earn-out period) of up to an additional $2,100,000 Cdn., payable in a special class of shares of stock of VESTCOM Canadian Acquisition Subsidiary (using $l3) which are exchangeable into an equal number of shares of VESTCOM Common Stock, with the conversion rate from Canadian to U.S. Dollars determined at the date of determination of the earn-out, plus special class of VESTCOM preferred stock providing voting rights.

6. Special class of shares of stock of VESTCOM Canadian Acquisition Subsidiary exchangeable into 239,988 shares of VESTCOM Common Stock, plus special class of VESTCOM preferred stock providing the equivalent voting rights of 239,988 shares of VESTCOM Common Stock.

                      ANNEX III TO SHARE PURCHASE AGREEMENT
                                     FORM OF
                             VOTING TRUST AGREEMENT

         MEMORANDUM OF AGREEMENT made as of the ____th  day of __, 1997.

BETWEEN: VESTCOM INTERNATIONAL, INC., a corporation subsisting under the laws of the State of New Jersey (hereinafter referred to as "VESTCOM")

AND: HOWARD APRIL, executive, residing at ________________________ (hereinafter referred to as "H.A.")

AND: LEONARD APRIL, executive, residing at _______________________ (hereinafter referred to as "L.A.")

AND: SHEILA APRIL, executive, residing at ________________________ (hereinafter referred to as "S.A.")

                  (H.A., L.A. and S.A. being also hereinafter referred to individually as a "STOCKHOLDER" and collectively as the "STOCKHOLDERS")

AND: MONTREAL TRUST COMPANY, a trust company existing under the laws of Canada (the "DEPOSITARY").


                  WHEREAS VESTCOM is to issue to the Stockholders one Multiple Voting Share (as hereinafter defined) which is to be held by the Depositary as hereinafter provided;

                  WHEREAS VESTCOM, through 504087 N.B. Inc., a wholly-owned subsidiary ("NEWCO"), has purchased from the Stockholders all the issued and outstanding shares of LIRPACO INC. by way of a Share Purchase Agreement (as hereinafter defined);

                  WHEREAS NEWCO has issued, in partial consideration for said purchase, -, - and - non-voting shares in the capital of NEWCO (the "DIVIDEND ACCESS SHARES"), respectively, to each of H.A., L.A. and S.A.;

                  WHEREAS the Stockholders, simultaneously, subscribed to one
(1) Multiple Voting Share;

                  WHEREAS the Stockholders agreed in the Share Purchase Agreement to transfer the one Multiple Voting Share to the Depositary, who shall hold same for and on behalf of the Stockholders;

                  WHEREAS the parties desire to make appropriate provision for and to establish a procedure whereby voting rights attached to the Multiple Voting Share shall be exercisable by the Depositary for and on behalf of the Stockholders and whereby the Multiple Voting Share may be redeemed by VESTCOM;

                  AND WHEREAS these recitals and any statements of fact in this trust agreement are made by VESTCOM and the Stockholders and not by the Depositary;

                  NOW THEREFORE, in consideration of the respective covenants and agreements provided in this trust agreement and for other good consideration (the receipt and sufficiency of which are hereby acknowledged), the parties agree as follows:


                         DEFINITIONS AND INTERPRETATION


1.1 DEFINITIONS. In this trust agreement, unless something in the subject matter or content is inconsistent therewith:

         "BOARD OF DIRECTORS" means the board of directors of NEWCO.

         "BUSINESS DAY" means a day other than a Saturday, a Sunday or a day when banks are not open for business in New Jersey.

         "DEPOSITARY" means Montreal Trust Company and, subject to the provisions of Article 7 hereof, includes any successor Depositary or permitted assigns.

         "DIVIDEND ACCESS SHARE PROVISIONS" means the rights, privileges, restrictions and conditions attaching to the Dividend Access Shares, the whole as provided for in the Articles of Incorporation of NEWCO.

         "DIVIDEND ACCESS SHARES" has the meaning set out in the recitals hereto.

         "INDEMNIFIED PARTIES" has the meaning ascribed thereto in section 6.1 hereof.

         "LIQUIDATION CALL RIGHT" has the meaning ascribed thereto in the Share Purchase Agreement.

         "LIST" has the meaning set out in section 3.7 hereof.

         "MULTIPLE VOTING SHARE" means the one share of special voting stock of VESTCOM, no par value, issued by VESTCOM to the Stockholders and deposited with the Depositary, which entitles the holder of record to a number of votes at meetings of holders of VESTCOM Common Stock equal to the number of Dividend Access Shares outstanding from time to time that are held by such holder.

         "NBCA" MEANS THE NEW BRUNSWICK COMPANIES ACT , AS AMENDED.

         "NEWCO" means 504087 N.B. Inc., a New-Brunswick company.

         "OFFICER'S CERTIFICATE" means, with respect to VESTCOM or NEWCO, as the case may be, a certificate signed by any one of the Chairman of the Board, the Vice-Chairman of the Board, the President or any Vice-President of VESTCOM or NEWCO, as the case may be.

         "PUT RIGHT" has the meaning ascribed thereto in the Share Purchase Agreement.

         "REDEMPTION CALL RIGHT" has the meaning ascribed thereto in the Share Purchase Agreement.

         "RETRACTION CALL RIGHT" has the meaning ascribed thereto in the Share Purchase Agreement.

         "RIGHT OF RETRACTION" has the meaning ascribed thereto in the Share Purchase Agreement.

         "SHARE PURCHASE AGREEMENT" means the share purchase agreement dated as of _______________, 1997 among VESTCOM, NEWCO, the Stockholders and LIRPACO INC.

         "STOCKHOLDER VOTES" has the meaning set out in section 3.3 hereof.

         "STOCKHOLDERS" means H.A., L.A. and S.A. and their successors and assigns, other than VESTCOM or a Subsidiary.

         "SUBSIDIARY" means any corporation more than 50% of the outstanding stock of which, by vote, is owned, directly or indirectly, by VESTCOM, by one or more other Subsidiaries of VESTCOM or by VESTCOM and one or more other Subsidiaries of VESTCOM.

         "TRANSFER AGENT" means [-], a corporation existing under the laws of Canada, or such other person as may from time to time be the registrar and transfer agent for the Dividend Access Shares.

         "TRUST" means the trust created by this trust agreement.

         "VESTCOM BOARD OF DIRECTORS" means the board of directors of VESTCOM.

         "VESTCOM COMMON STOCK" means the shares of Common Stock of VESTCOM, no par value, having voting rights of one vote per share, and any other securities into which such shares may be changed or for which such shares may be exchanged (whether or not VESTCOM shall be the issuer of such other securities) or any other consideration which may be received by the holders of such shares, pursuant to a recapitalization, reconstruction, reorganization or reclassification of, or amalgamation, merger, liquidation or similar transaction, affecting such shares.

         "VESTCOM MEETING" has the meaning set out in section 3.3 hereof.

         "VESTCOM VOTE" has the meaning set out in Section 3.3 hereof;

         "VOTING RIGHTS" means the voting rights attached to the Multiple Voting Share.

1.2 INTERPRETATION NOT AFFECTED BY HEADINGS, ETC. The division of this trust agreement into articles and sections and the insertion of headings are for reference purposes only and shall not affect the interpretation of this trust agreement. Unless otherwise indicated, any reference in this trust agreement to an article or section refers to the specified article or section of this trust agreement.

1.3 NUMBER, GENDER AND PERSONS. In this trust agreement, unless the context otherwise requires, words importing the singular number include the plural and vice versa, words importing any gender include all genders and words importing persons include individuals, corporations, partnerships, companies, associations, trusts, unincorporated organizations, governmental bodies and other legal or business entities of any kind.

1.4 DATE FOR ANY ACTION. If any date on which any action is required to be taken under this trust agreement is not a Business Day, such action shall be required to be taken on the next succeeding Business Day.

1.5 PAYMENTS. All payments to be made hereunder will be made without interest and less any tax required by law to be deducted and withheld.

                                      TRUST

2.1 ESTABLISHMENT OF TRUST. The purpose of this trust agreement is to create the Trust for the benefit of the Stockholders and VESTCOM, as herein provided. The Depositary will hold the Multiple Voting Share in order to enable the Depositary to exercise the Voting Rights and will hold the other rights granted in or resulting from the Depositary being a party to this trust agreement in order to enable the Depositary to exercise or enforce such rights, in each case as trustee for and on behalf of the Stockholders or VESTCOM, as the case may be, as provided in this trust agreement.


                                        3

                              MULTIPLE VOTING SHARE

3.1 ISSUE AND OWNERSHIP OF THE MULTIPLE VOTING SHARE. Simultaneously with the execution and delivery of this trust agreement, VESTCOM will issue to the Stockholders, and the Stockholders will deposit with the Depositary the Multiple Voting Share to be hereafter held of record by the Depositary as trustee for and on behalf of, and for the use and benefit of, the Stockholders, in accordance with the provisions of this trust agreement. VESTCOM hereby acknowledges receipt from the Stockholders of good consideration (and the sufficiency thereof) for the issuance of the Multiple Voting Share by VESTCOM to the Stockholders being the subscription price therefore of $1. During the term of the Trust and subject to the terms and conditions of this trust agreement, the Depositary shall possess and be vested with full legal ownership of the Multiple Voting Share and shall be entitled to exercise all of the rights and powers of an owner with respect to the Multiple Voting Share, provided that the Depositary shall:

         (a) hold the Multiple Voting Share and the legal title thereto as Depositary solely for the use and benefit of the Stockholders in accordance with the provisions of this trust agreement; and

         (b) except as specifically authorized by this trust agreement, have no power or authority to sell, transfer, vote or otherwise deal in or with the Multiple Voting Share and the Multiple Voting Share shall not be used or disposed of by the Depositary for any purpose other than the purposes for which the Trust is created pursuant to this trust agreement.

3.2 VOTING RIGHTS. The Depositary, as the holder of record of the Multiple Voting Share, shall be entitled to all of the Voting Rights, including the right to consent to or to vote in person or by proxy the Multiple Voting Share, on any matter, question or proposition whatsoever that may come before the stockholders of VESTCOM at a VESTCOM Meeting or upon a VESTCOM Vote. The Voting Rights shall be and remain vested in and exercised by the Depositary. Subject to section 4.13 hereof, the Depositary shall exercise the Voting Rights only on the basis of instructions received pursuant to this Article 3 from Stockholders entitled to instruct the Depositary as to the voting thereof at the time at which the VESTCOM Meeting is held or the VESTCOM Vote occurs. To the extent that no instructions are received from a Stockholder with respect to the Voting Rights to which such Stockholder is entitled, the Depositary shall not exercise or permit the exercise of the Voting Rights relating to the Dividend Access Shares held by such STOCKHOLDER who did not provide the Depositary with instructions as aforesaid.

3.3 NUMBER OF VOTES. With respect to all meetings of stockholders of VESTCOM at which holders of shares of VESTCOM Common Stock are entitled to vote (a "VESTCOM MEETING"), and with respect to any other circumstance in which the holders of VESTCOM Common Stock are entitled to vote (a "VESTCOM VOTE") each Stockholder shall be entitled to instruct the Depositary to cast and exercise, in the manner instructed, one vote for each Dividend Access Share owned of record by such Stockholder on the record date established by VESTCOM or by applicable law for such VESTCOM Meeting, and|or such VESTCOM Vote as the case may be (the "STOCKHOLDER VOTES") in respect of each matter, question or proposition to be voted on at such VESTCOM Meeting.

3.4 MAILINGS TO STOCKHOLDERS. With respect to each VESTCOM Meeting, and|or VESTCOM Vote the Depositary will mail or cause to be mailed (or otherwise communicate in the same manner that VESTCOM utilizes in communications to holders of VESTCOM Common Stock, VESTCOM agreeing to advise the Depositary in writing of such method and subject to the Depositary's ability to provide this method of communication) to each of the Stockholders named in the List on the same day as the initial mailing or notice (or other communication) with respect thereto is received by the Depositary from VESTCOM:

         (a) a copy of such notice, together with any proxy or information statement and related materials to be provided to stockholders of VESTCOM;

         (b) a statement that such Stockholder is entitled, subject to the provisions of section 3.8 hereof, to instruct the Depositary as to the exercise of the Stockholder Votes with respect to such VESTCOM Meeting and|or VESTCOM Vote, or, pursuant and subject to section 3.8 hereof, to attend such VESTCOM Meeting and to exercise personally the Stockholder Votes thereat;

         (c) a statement as to the manner in which such instructions may be given to the Depositary, including an express indication that instructions may be given to the Depositary to give:

                  (i) a proxy to such Stockholder or its designee to exercise personally such holder's Stockholder Votes; or

                  (ii) a proxy to a designated agent or other representative of the management of VESTCOM to exercise such Stockholder Votes;

         (d) a statement that if no such instructions are received from the Stockholder, the Stockholder Votes to which such Stockholder is entitled will not be exercised;

         (e) a form of direction whereby the Stockholder may so direct and instruct the Depositary as contemplated herein; and

         (f) a statement of (A) the time and date by which such instructions must be received by the Depositary in order to be binding upon it, which in the case of a VESTCOM Meeting shall not be later than the close of business on the second Business Day prior to such meeting, and (B) the method for revoking or amending such instructions.

         The materials referred to above are to be provided by VESTCOM to the Depositary. For the purpose of determining Stockholder Votes to which a Stockholder is entitled in respect of any such VESTCOM Meeting or VESTCOM Vote, the number of Dividend Access Shares owned of record by the Stockholder shall be determined at the close of business on the record date established by VESTCOM or by applicable law for purposes of determining stockholders entitled to vote at such VESTCOM Meeting or VESTCOM Vote. VESTCOM will notify the Depositary in writing of any decision of the VESTCOM Board of Directors with respect to the calling of any such VESTCOM Meeting or VESTCOM Vote and shall provide all necessary information and materials to the Depositary in each case promptly and in any event in sufficient time to enable the Depositary to perform its obligations contemplated by this section 3.4.

3.5 COPIES OF STOCKHOLDER INFORMATION. VESTCOM will deliver to the Depositary copies of all proxy materials (including notices of VESTCOM Meetings but excluding proxies to vote shares of VESTCOM Common Stock), information statements, reports (including without limitation all interim and annual financial statements) and other written communications that are to be distributed from time to time to holders of VESTCOM Common Stock in sufficient quantities and in sufficient time so as to enable the Depositary to send those materials to each Stockholder at the same time as such materials are first sent to holders of VESTCOM Common Stock. The Depositary will mail or otherwise send to each Stockholder, at the expense of VESTCOM, copies of all such materials (and all materials specifically directed to the Stockholders or to the Depositary for the benefit of the Stockholders by VESTCOM) received by the Depositary from VESTCOM at the same time as such materials are first sent to holders of VESTCOM Common Stock. The Depositary will make copies of all such materials available for inspection by any Stockholder at the Depositary's principal office in the city of Montreal.

3.6 OTHER MATERIALS. Immediately after receipt by VESTCOM or any stockholder of VESTCOM of any material sent or given generally to the holders of VESTCOM Common Stock by or on behalf of a third party, including without limitation, dissident proxy and information circulars (and related information and materials) and tender and exchange offer circulars (and related information and materials), VESTCOM shall use its best efforts to obtain and deliver to the Depositary copies thereof in sufficient quantities so as to enable the Depositary to forward such materials (unless the same has been provided directly to Stockholders by such third party) to each Stockholder as soon as practicable thereafter. As soon as practicable after receipt thereof, the Depositary will mail or otherwise send to each Stockholder, at the expense of VESTCOM, copies of all such materials received by the Depositary from VESTCOM. The Depositary will also make copies of all such materials available for inspection by any Stockholder at the Depositary's principal office in the city of Montreal.

3.7 LIST OF PERSONS ENTITLED TO VOTE. VESTCOM shall, (a) prior to each annual, general and special VESTCOM Meeting, (b) prior to each VESTCOM Vote and (c) forthwith upon each request made at any time by the Depositary or the Stockholders in writing, cause NEWCO to prepare or cause to be prepared a list (the "LIST") of the names and addresses of the Stockholders arranged in alphabetical order and showing the number of Dividend Access Shares held of record by each such Stockholder, in each case at the close of business on the date specified by the Depositary or the Stockholders in such request or, in the case of a List prepared in connection with a VESTCOM Meeting or a VESTCOM Vote, at the close of business on the record date established by VESTCOM or pursuant to applicable law for determining the holders of VESTCOM Common Stock entitled to receive notice of and/or to vote at such VESTCOM Meeting or in connection with such VESTCOM Vote. Each such List shall be delivered to the Depositary promptly after receipt by NEWCO of such request or the record date for such meeting and, in any event, within sufficient time as to enable the Depositary to perform its obligations under this trust agreement. VESTCOM agrees to give NEWCO written notice (with a copy to the Depositary) of the calling of any VESTCOM Meeting or the holding of any VESTCOM Vote, together with the record dates therefor, sufficiently prior to the date of the calling of such meeting so as to enable NEWCO to comply with VESTCOM's requests under this section 3.7.

3.8 ENTITLEMENT TO DIRECT VOTES. Any Stockholder named in a List prepared in connection with any VESTCOM Meeting or VESTCOM Vote will be entitled
         (a) to instruct the Depositary in the manner described in section 3 hereof with respect to the exercise of the Stockholder Votes to which such Stockholder is entitled or (b) to attend (in the case of a VESTCOM Meeting) such meeting personally and to exercise thereat as the proxy of the Depositary, the Stockholder Votes to which such Stockholder is entitled except, in each case, to the extent that such Stockholder has transferred, upon exercise of exchange rights relating thereto, the ownership of any Dividend Access Shares in respect of which such Stockholder is entitled to Stockholder Votes after the close of business on the record date for such meeting.

3.9 VOTING BY DEPOSITARY, AND ATTENDANCE OF DEPOSITARY REPRESENTATIVE, AT VESTCOM MEETING.

         (a) In connection with each VESTCOM Meeting, the Depositary shall exercise, either in person or by proxy, in accordance with the instructions received from a Stockholder pursuant to section
                  3.8 hereof, the Stockholder Votes as to which such Stockholder is entitled to direct the vote (or any lesser number thereof as may be set forth in the instructions); provided, however, that such written instructions are received by the Depositary from the Stockholder prior to the time and date fixed by it for receipt of such instructions in the notice given by the Depositary to the Stockholder pursuant to section 3.4 hereof.

         (b) The Depositary shall cause such representatives as are empowered by it to sign and deliver, on behalf of the Depositary, proxies for Voting Rights enabling a Stockholder to attend each VESTCOM Meeting. Upon submission by a Stockholder (or its designee) of identification satisfactory to the Depositary's representatives, and at the Stockholder's request, such representatives shall sign and deliver to such Stockholder (or its designee) a proxy to exercise personally the Stockholder Votes as to which such Stockholder is otherwise entitled hereunder to direct the vote, if such Stockholder either (i) has not previously given the Depositary instructions pursuant to section 3.8 hereof in respect of such meeting, or (ii) submits to the Depositary's representatives written revocation of any such previous instructions. At such meeting, the Stockholder exercising such Stockholder Votes shall have the same rights as the Depositary to speak at the meeting in respect of any matter, question or proposition, to vote by way of ballot at the meeting in respect of any matter, question or proposition and to vote at such meeting by way of a show of hands in respect of any matter, question or proposition.

3.10 DISTRIBUTION OF WRITTEN MATERIALS. Any written materials to be distributed by the Depositary to the Stockholders pursuant to this trust agreement shall be delivered or sent by mail (or otherwise communicated in the same manner as VESTCOM utilizes in communications to holders of VESTCOM Common Stock and VESTCOM shall advise the Depositary accordingly) to each Stockholder at its address as shown on the books of NEWCO. VESTCOM shall cause NEWCO to provide or cause to be provided to the Depositary for this purpose, on a timely basis and without charge or other expense:

         (a)      current lists of the Stockholders; and

         (b) upon the request of the Depositary, mailing labels to enable the Depositary to carry out its duties under this trust agreement.

         The materials referred to above are to be provided by VESTCOM to the Depositary, but shall be subject to review and comment by the Depositary.

3.11 TERMINATION OF VOTING RIGHTS. All the rights of a Stockholder with respect to the Stockholder Votes exercisable in respect of the Dividend Access Shares held by such Stockholder, including the right to instruct the Depositary as to the voting of or to vote personally such Stockholder Votes, shall be surrendered by the Stockholder to VESTCOM and such Stockholder Votes and the Voting Rights represented thereby shall cease immediately upon the delivery by such Stockholder to NEWCO or VESTCOM of the certificates representing such Dividend Access Shares in connection with the exercise by the Stockholder of the Right of Retraction, the Put Right or any other right of exchange provided in the Dividend Access Share Provisions or the exercise by VESTCOM of the Liquidation Call Right, the Redemption Call Right or the Retraction Call Right (unless in any case NEWCO or VESTCOM shall not have delivered the requisite shares of VESTCOM Common Stock and cheque, if any, deliverable in exchange therefor to the Transfer Agent or the Stockholders).

3.12 SAFEKEEPING OF CERTIFICATE. The certificates representing the Multiple Voting Share shall at all times be held in safe keeping by the Depositary or its agent.

3.13 REDEMPTION OF MULTIPLE VOTING SHARE. The Depositary as the holder of record of the Multiple Voting Share, shall be entitled to do any things, execute any documents and make any deliveries required or useful to give full effect to the automatic redemption of the Multiple Voting Share in accordance with the provisions of the Certificate of Incorporation of VESTCOM once the Stockholders cease to hold any Dividend Access Shares.


                                        4

                            CONCERNING THE DEPOSITARY

4.1 POWERS AND DUTIES OF THE DEPOSITARY. The rights, powers and authorities of the Depositary under this trust agreement, in its capacity as Depositary of the Trust, shall be limited to:

         (a) receipt and deposit of the Multiple Voting Share from VESTCOM as Depositary for and on behalf of the Stockholders in accordance with the provisions of this trust agreement;

         (b) granting proxies and distributing materials to Stockholders as provided in this trust agreement;

         (c) voting the Stockholder Votes on behalf of the Stockholders in accordance with the provisions of this trust agreement;

         (d) endorsing and remitting the certificate representing a Multiple Voting Share upon redemption thereof in accordance with their provisions;

         (e) taking action at the direction of a Stockholder or VESTCOM, as the case may be, to enforce the obligations of VESTCOM or a Stockholder, as the case may be, under this trust agreement; and

         (f) taking such other actions and doing such other things as are specifically provided in this trust agreement.

         In the exercise of such rights, powers and authorities the Depositary shall have (and is granted) such incidental and additional rights, powers and authorities not in conflict with any of the provisions of this trust agreement as the Depositary, acting in good faith and in the reasonable exercise of its discretion, may deem necessary, appropriate or desirable to effect the purpose of the Trust. Any exercise of such discretionary rights, powers and authorities by the Depositary shall be final, conclusive and binding upon all persons. For greater certainty, the Depositary shall have only those duties as are set out specifically in this trust agreement. The Depositary in exercising its rights, powers, duties and authorities hereunder shall act honestly and in good faith with a view to the best interests of the Stockholders or of VESTCOM, as the case may be, and shall exercise the care, diligence and skill that a reasonably prudent Depositary would exercise in comparable circumstances. The Depositary shall not be bound to give any notice or do or take any act, action or proceeding by virtue of the powers conferred on it hereby unless and until it shall be specifically required to do so under the terms hereof; nor shall the Depositary be required to take any notice of, or to do or to take any act, action or proceeding as a result of any default or breach of any provision hereunder, unless and until notified in writing of such default or breach, which notice shall distinctly specify the default or breach desired to be brought to the attention of the Depositary and in the absence of such notice the Depositary may for all purposes of this trust agreement conclusively assume that no default or breach has been made in the observance or performance of any of the representations, warranties, covenants, agreements or conditions contained herein.

4.2 NO CONFLICTS OF INTEREST. The Depositary represents to VESTCOM and the Stockholders that at the date of execution and delivery of this trust agreement, there exists no material conflict of interest in the role of the Depositary as a fiduciary hereunder and the role of the Depositary in any other capacity. The Depositary shall, within 90 days after it becomes aware that such a material conflict of interest exists, either eliminate such material conflict of interest or resign in the manner and with the effect specified in Article 7 hereof. If, notwithstanding the foregoing provisions of this section 4.2, the Depositary has such a material conflict of interest, the validity and enforceability of this trust agreement shall not be affected in any manner whatsoever by reason only of the existence of such material conflict of interest. If the Depositary contravenes the foregoing provisions of this section 4.2, any interested party may apply to the Superior Court of Quebec for an order that the Depositary be replaced as Depositary hereunder. For greater certainty, it is hereby provided that the Depositary shall not be in conflict of interest by reason only of acting for and on behalf of both the Stockholders and VESTCOM pursuant to this trust agreement.

4.3 DEALINGS WITH TRANSFER AGENTS, REGISTRARS, ETC. The Stockholders and VESTCOM irrevocably authorize the Depositary, from time to time, to:

         (a) consult, communicate and otherwise deal with the respective registrars and transfer agents, and with any such subsequent registrar or transfer agent, of the Dividend Access Shares and VESTCOM Common Stock; and

         (b) requisition, from time to time, from any such registrar or transfer agent any information readily available from the records maintained by it which the Depositary may reasonably require for the discharge of its duties and responsibilities under this trust agreement.

4.4 INDEMNIFICATION PRIOR TO THE CERTAIN ACTIONS BY DEPOSITARY. The Depositary shall exercise any or all of the rights, duties, powers or authorities vested in it by this trust agreement as Depositary for and on behalf of the Stockholders at the request, order or direction of any Stockholder upon such Stockholder furnishing to the Depositary reasonable funding, security and indemnity against the costs, expenses and liabilities that may be incurred by the Depositary therein or thereby, provided that no Stockholder shall be obligated to furnish to the Depositary any such funding, security or indemnity in connection with the exercise by the Depositary of any of its rights, duties, powers and authorities with respect to the Multiple Voting Share pursuant to Article 3 hereof, subject to the provisions of section 4.13 hereof. None of the provisions contained in this trust agreement shall require the Depositary to expend or risk its own funds or otherwise incur financial liability in the exercise of any of its rights, powers, duties or authorities unless given funds, furnished security and indemnified as aforesaid.

4.5 ACTIONS BY STOCKHOLDERS. No Stockholder shall have the right to institute any action, suit or proceeding or to exercise any other remedy authorized by this trust agreement for the purpose of enforcing any of its rights or for the execution of any trust or power hereunder unless the Stockholder has requested the Depositary to take or institute such action, suit or proceeding and furnished the Depositary with the funding, security and indemnity referred to in section 4.4 hereof and the Depositary shall have failed to act within a reasonable time thereafter. In such case, but not otherwise, a Stockholder shall be entitled to take proceedings in any court of competent jurisdiction such as the Depositary might have taken; it being understood and intended that no one or more Stockholders shall have any right in any manner whatsoever to affect, disturb or prejudice the rights hereby created by any such action, or to enforce any right hereunder or under the Voting Rights except subject to the conditions and in the manner herein provided, and that all powers and trusts hereunder shall be exercised and all proceedings at law shall be instituted, had and maintained by the Depositary, except only as herein provided, and in any event for the equal benefit of all Stockholders.

4.6 RELIANCE UPON DECLARATIONS. The Depositary shall not be considered to be in contravention of any of its rights, powers, duties and authorities hereunder if, when required, it acts and relies in good faith upon lists, mailing labels, notices, statutory declarations, certificates, opinions, reports or other papers or documents furnished pursuant to the provisions hereof or required by the Depositary to be furnished to it in the exercise of its rights, powers, duties and authorities hereunder and such lists, mailing labels, notices, statutory declarations, certificates, opinions, reports or other papers or documents comply with the provisions of section 4.7 hereof, if applicable, and with any other applicable provisions of this trust agreement. The Depositary shall not be responsible in any manner whatever for the sufficiency, correctness, genuineness or validity of any such aforesaid documents or declarations relied upon or for the form or execution of such instrument, or for the identity or authority or right of any person or party executing same.

4.7 EVIDENCE AND AUTHORITY TO DEPOSITARY. VESTCOM shall furnish to the Depositary evidence of compliance with the conditions provided for in this trust agreement relating to any action or step required or permitted to be taken by NEWCO and/or VESTCOM or the Depositary under this trust agreement or as a result of any obligation imposed under this trust agreement, including, without limitation, in respect of the Voting Rights, the redemption of the Multiple Voting Share and the taking of any other action to be taken by the Depositary at the request of or on the application of the Stockholders and/or VESTCOM forthwith if and when:

         (a) such evidence is required by any other section of this trust agreement to be furnished to the Depositary in accordance with the terms of this section 4.7; or

         (b) the Depositary, in the exercise of its rights, powers, duties and authorities under this trust agreement, gives the Stockholders and/or VESTCOM written notice requiring it to furnish such evidence in relation to any particular action or obligation specified in such notice.

         In the case of VESTCOM, such evidence shall consist of an Officer's Certificate of VESTCOM or a statutory declaration or a certificate made by persons entitled to sign an Officer's Certificate stating that any such condition has been complied with in accordance with the terms of this trust agreement.

4.8      EXPERTS, ADVISERS AND AGENTS. The Depositary may:

         (a) in relation to these presents act and rely on the opinion or advice of or information obtained from or prepared by any solicitor, auditor, accountant, appraiser, valuer, engineer or other expert, whether retained by the Depositary or by NEWCO and/or VESTCOM or otherwise, and may employ such assistants as may be necessary to the proper determination and discharge of its powers and duties and determination of its rights hereunder and may pay proper and reasonable compensation for all such legal and other advice or assistance as aforesaid; and

         (b) employ such agents and other assistants as it may reasonably require for the proper determination and discharge of its powers and duties hereunder, and may pay reasonable remuneration for all services performed for it (and shall be entitled to receive reasonable remuneration for all services performed by it) in the discharge of the trusts hereof and compensation for all disbursements, costs and expenses made or incurred by it in the determination and discharge of its duties hereunder and in the management of the Trust.

4.9 INVESTMENT OF MONEY HELD BY DEPOSITARY. Unless otherwise provided in this trust agreement, any money held by or on behalf of the Depositary which under the terms of this trust agreement may or ought to be invested or which may be on deposit with the Depositary or which may be in the hands of the Depositary may be invested and reinvested in the name or under the control of the Depositary in securities in which, under the laws of the Province of Quebec, trustees are authorized to invest trust money, provided that such securities are stated to mature within two years after their purchase by the Depositary. Pending the investment of any money as herein before provided, such money may be deposited in the name of the Depositary in any chartered bank in Canada or in the deposit department of the Depositary or any other loan or trust company authorized to accept deposits under the laws of Canada or any province thereof at the rate of interest then current on similar deposits.

4.10 DEPOSITARY NOT REQUIRED TO GIVE SECURITY. The Depositary shall not be required to give any bond or security in respect of the execution of the trusts, rights, duties, powers and authorities of this trust agreement or otherwise in respect of these premises.

4.11 DEPOSITARY NOT BOUND TO ACT ON REQUEST. Except, as in this trust agreement otherwise specifically provided, the Depositary shall not be bound to act in accordance with any direction or request of VESTCOM or of the directors thereof until a duly authenticated copy of the instrument or resolution containing such direction or request shall have been delivered to the Depositary, and the Depositary shall be empowered to act and rely upon any such copy purporting to be authenticated and believed by the Depositary to be genuine.

4.12 AUTHORITY TO CARRY ON BUSINESS. The Depositary represents to the Stockholders and VESTCOM that at the date of execution and delivery by it of this trust agreement it is authorized to carry on the business of a trust company in the Province of Quebec but if, notwithstanding the provisions of this section 4.12, it ceases to be so authorized to carry on business, the validity and enforceability of this trust agreement and the Voting Rights and the other rights granted in or resulting from the Depositary being a party to this trust agreement shall not be affected in any manner whatsoever by reason only of such event but the Depositary shall, within 90 days after ceasing to be authorized to carry on the business of a trust company in the Province of Quebec, either become so authorized or resign in the manner and with the effect specified in Article 7 hereof.

4.13 CONFLICTING CLAIMS. If conflicting claims or demands are made or asserted with respect to any interest of any Stockholder in any Dividend Access Shares, including any disagreement between the heirs, representatives, successors or assigns succeeding to all or any part of the interest of any Stockholder in any Dividend Access Shares resulting in conflicting claims or demands being made in connection with such interest, then the Depositary shall be entitled, at its sole discretion, to refuse to recognize or to comply with any such claim or demand. In so refusing, the Depositary may elect not to exercise any Voting Rights or other rights subject to such conflicting claims or demands and, in so doing, the Depositary shall not be or become liable to any person on account of such election or its failure or refusal to comply with any such conflicting claims or demands. The Depositary shall be entitled to continue to refrain from acting and to refuse to act until:

         (a) the rights of all adverse claimants with respect to the Voting Rights or other rights subject to such conflicting claims or demands have been adjudicated by a final judgment of a court of competent jurisdiction; or

         (b) all differences with respect to the Voting Rights or other rights subject to such conflicting claims or demands have been conclusively settled by a valid written agreement binding on all such adverse claimants, and the Depositary shall have been furnished with an executed copy of such agreement.

         If the Depositary elects to recognize any claim or comply with any demand made by any such adverse claimant, it may in its discretion require such claimant to furnish such surety bond or other security satisfactory to the Depositary as it shall deem appropriate fully to indemnify it as between all conflicting claims or demands.

4.14 ACCEPTANCE OF TRUST. The Depositary hereby accepts the Trust created and provided for by and in this trust agreement and agrees to perform the same upon the terms and conditions herein set forth and to hold all rights, privileges and benefits conferred hereby and by law in trust for VESTCOM and the various persons who shall from time to time be Stockholders, subject to all the terms and conditions herein set forth.


                                        5

                                  COMPENSATION

5.1 FEES AND EXPENSES OF THE DEPOSITARY. The Stockholders agree to pay to the Depositary for all of the services rendered by it under this trust agreement the compensation set forth in Schedule 5.1 and will reimburse the Depositary for all reasonable expenses (including but not limited to taxes, compensation paid to experts, agents and advisors and travel expenses) and disbursements, including the cost and expense of any suit or litigation of any character and any proceedings before any governmental agency reasonably incurred by the Depositary in connection with its rights and duties under this trust agreement; provided that the Stockholders shall have no obligation to reimburse the Depositary for any expenses or disbursements paid, incurred or suffered by the Depositary in any suit or litigation in which the Depositary is determined to have acted in bad faith or with negligence or willful misconduct.


                                        6

                   INDEMNIFICATION AND LIMITATION OF LIABILITY

6.1 INDEMNIFICATION OF THE DEPOSITARY. The Stockholders solidarily agree to indemnify and hold harmless the Depositary and each of its directors, officers, employees and agents appointed and acting in accordance with this trust agreement (collectively, the "INDEMNIFIED PARTIES") against all claims, losses, damages, costs, penalties, fines and reasonable expenses (including reasonable expenses of the Depositary's legal counsel) which, without fraud, negligence, willful misconduct or bad faith on the part of such Indemnified Party, may be paid, incurred or suffered by the Indemnified Party by reason of or as a result of the Depositary's acceptance or administration of the Trust, its compliance with its duties set forth in this trust agreement, or any written or oral instructions delivered to the Depositary by VESTCOM or a Stockholder pursuant hereto. In no case shall the Stockholders be liable under this indemnity for any claim against any of the Indemnified Parties if such claim is incurred or suffered by reason of or as a result of the fraud, negligence, willful misconduct or bad faith of an Indemnified Party and unless the Stockholders shall be notified by the Depositary of the written assertion of a claim or of any action commenced against the Indemnified Parties, promptly after any of the Indemnified Parties shall have received any such written assertion of a claim or shall have been served with a summon or other first legal process giving information as to the nature and basis of the claim. Subject to (ii) below, the Stockholders shall be entitled to participate at their own expense in the defense and, if the Stockholders so elect at any time after receipt of such notice, any of them may assume the defense of any suit brought to enforce any such claim. The Depositary shall have the right to employ separate counsel in any such suit and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of the Depositary unless: (i) the employment of such counsel has been authorized by the Stockholders, such authorization not to be unreasonably withheld; or
         (ii) the named parties to any such suit include both the Depositary and the Stockholders and the Depositary shall have been advised by counsel acceptable to the Stockholders and that there may be one or more legal defenses available to the Depositary that are different from or in addition to those available to the Stockholders and that an actual or potential conflict of interests exists (in which case the Stockholders shall not have the right to assume the defense of such suit on behalf of the Depositary but shall be liable to pay the reasonable fees and expenses of counsel for the Depositary). Such indemnification shall survive the resignation or removal of the Depositary and the termination of this trust agreement.

6.2 LIMITATION OF LIABILITY. The Depositary shall not be held liable for any loss incurred on any investment of funds pursuant to this trust agreement, except to the extent that such loss is attributable to fraud, negligence, willful misconduct or bad faith on the part of the Depositary.


                                        7

                              CHANGE OF DEPOSITARY

7.1 RESIGNATION. The Depositary, or any depositary hereafter appointed, may at any time resign by giving written notice of such resignation to VESTCOM and the Stockholders specifying the date on which it desires to resign, provided that such notice shall never be given less than 60 days before such desired resignation date unless VESTCOM otherwise agrees and provided further that such resignation shall not take effect until the date of the appointment of a successor depositary and the acceptance of such appointment by the successor depositary. Upon receiving such notice of resignation, VESTCOM and the Stockholders shall promptly jointly appoint a successor depositary by written instrument in duplicate, one copy of which shall be delivered to the resigning depositary and one copy to the successor depositary. Failing agreement by VESTCOM and the Stockholders as to the choice of a successor depositary within ten days of the resignation of the Depositary, or failing acceptance by a successor depositary, a successor depositary may be appointed by an order of the Superior Court of Quebec upon application of one or more of the parties hereto.

7.2 REMOVAL. The Depositary, or any depositary hereafter appointed, may be removed with or without cause, at any time on 60 days' prior notice by written instrument executed by VESTCOM and NEWCO, in duplicate, one copy of which shall be delivered to the Depositary so removed and one copy to the successor depositary. Any successor depositary shall be appointed in accordance with the terms of Section 7.1.

7.3 SUCCESSOR DEPOSITARY. Any successor depositary appointed as provided under this trust agreement shall execute, acknowledge and deliver to VESTCOM and to its predecessor depositary an instrument accepting such appointment. Thereupon the resignation or removal of the predecessor depositary shall become effective and such successor depositary, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor under this trust agreement, with like effect as if originally named as depositary in this trust agreement. However, on the written request of VESTCOM or of the successor depositary, the depositary ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of this trust agreement, execute and deliver an instrument transferring to such successor depositary all the rights and powers of the depositary so ceasing to act. Upon the request of any such successor depositary, VESTCOM and such predecessor depositary shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor depositary all such rights and powers.

7.4 NOTICE OF SUCCESSOR DEPOSITARY. Upon acceptance of appointment by a successor depositary as provided herein, VESTCOM shall cause to be mailed notice of the succession of such depositary hereunder to each Stockholder specified in a List. If VESTCOM shall fail to cause such notice to be mailed within 10 days after acceptance of appointment by the successor depositary, the successor depositary shall cause such notice to be mailed at the expense of VESTCOM.


                                        8

                  AMENDMENTS AND SUPPLEMENTAL TRUST AGREEMENTS

8.1 AMENDMENTS, MODIFICATIONS, ETC. This trust agreement may not be amended or modified except by an agreement in writing executed by VESTCOM, the Depositary and the Stockholders.

8.2 MINISTERIAL AMENDMENTS. Notwithstanding the provisions of section 8.1 hereof, VESTCOM and the Depositary may in writing, at any time and from time to time, without the approval of the Stockholders, amend or modify this trust agreement for the purposes of:

         (a) adding to the covenants of any or all of the parties hereto for the protection of the Stockholders hereunder;

         (b) making such amendments or modifications not inconsistent with this trust agreement as may be necessary or desirable with respect to matters or questions which, in the opinion of the VESTCOM Board of Directors and in the opinion of the Depositary and its counsel, having in mind the best interests of the Stockholders as a whole, it may be expedient to make, provided that the VESTCOM Board of Directors and the Depositary and its counsel shall be of the opinion that such amendments and modifications will not be prejudicial to the interests of the Stockholders as a whole; or

         (c) making such changes or corrections which, on the advice of counsel to VESTCOM and the Depositary, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error, provided that the Depositary and its counsel and the VESTCOM Board of Directors shall be of the opinion that such changes or corrections will not be prejudicial to the interests of the Stockholders as a whole.

8.3 CHANGES IN CAPITAL OF VESTCOM AND NEWCO. At all times after the occurrence of any event, as a result of which either VESTCOM Common Stock or the Dividend Access Shares or both are in any way changed, this trust agreement shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which VESTCOM Common Stock or the Dividend

         Access Shares or both are so changed and the parties hereto shall execute and deliver a supplemental trust agreement giving effect to and evidencing such necessary amendments and modifications.

8.4 EXECUTION OF SUPPLEMENTAL TRUST AGREEMENTS. No amendment to or modification or waiver of any of the provisions of this trust agreement otherwise permitted hereunder shall be effective unless made in writing and signed by all of the parties hereto. From time to time VESTCOM (when authorized by a resolution of the VESTCOM Board of Directors) and the Depositary may, subject to the provisions of these presents, and they shall, when so directed by these presents, execute and deliver by their proper officers, trust agreements or other instruments supplemental hereto, which thereafter shall form part hereof, for any one or more of the following purposes:

         (a) evidencing the succession of any successor depositary in accordance with the provisions of Article 7;

         (b) making any additions to, deletions from or alterations of the provisions of this trust agreement or the Voting Rights which, in the opinion of the Depositary and its counsel, will not be prejudicial to the interests of the Stockholders as a whole or are in the opinion of counsel to the Depositary necessary or advisable in order to incorporate, reflect or comply with any legislation the provisions of which apply to VESTCOM, NEWCO, the Depositary or this trust agreement; and

         (c) for any other purposes not inconsistent with the provisions of this trust agreement, including without limitation to make or evidence any amendment or modification to this trust agreement as contemplated hereby, provided that, in the opinion of the Depositary and its counsel, the rights of the Depositary and the Stockholders as a whole will not be prejudiced thereby.


                                        9

                                   TERMINATION

9.1 TERM. The Trust created by this trust agreement shall continue until the earliest to occur of the following events:

         (a) no outstanding Dividend Access Shares are held by any Stockholder; and

         (b) VESTCOM elects in writing to terminate the Trust and such termination is approved in writing by all of the Stockholders.

9.2 SURVIVAL. It is agreed that the provisions of Articles 5 and 6 hereof shall survive any such termination of this trust agreement.

                                  MISCELLANEOUS

10.1 LEGENDED SHARE CERTIFICATES. VESTCOM will cause NEWCO to cause each certificate representing Dividend Access Shares to bear an appropriate legend notifying the Stockholders of their right to instruct the Depositary with respect to the exercise of the Voting Rights with respect to the Dividend Access Shares held by a Stockholder.

10.2 SEVERABILITY. If any provision of this trust agreement is held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remainder of this trust agreement shall not in any way be affected or impaired thereby and this trust agreement shall be carried out as nearly as possible in accordance with its original terms and conditions.

10.3 ENUREMENT. This trust agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and permitted assigns.

10.4 NOTICES TO PARTIES. All notices and other communications between the parties hereunder shall be in writing and shall be deemed to have been given if delivered personally or by confirmed telecopy to the parties at the following addresses (or at such other address for such party as shall be specified in like notice);

         (a)      if to VESTCOM at:

                  Vestcom International, Inc.
                  1100 Valley Brook Avenue
                  Lyndhurst, New Jersey  07071-3687

                  Attention: Joel Cartun, President

         (b)      if to NEWCO at:

                  1800 McGill College Avenue
                  5th Floor
                  Montreal, Quebec
                  H3A 3K9

                  Attention: The Manager, Corporate Trust Department
                  Telecopier: (514) 982-7677

         (c)      if to the Depositary at:

         Any notice or other communication given personally shall be deemed to have been given and received upon delivery thereof and if given by telecopy shall be deemed to have been given and received on the date of receipt thereof unless such day is not a Business Day in which case it shall be deemed to have been given and received upon the immediately following Business Day.

10.5 NOTICE OF STOCKHOLDERS. Any and all notices to be given and any documents to be sent to any Stockholders may be given or sent to the address of such holder shown on the register of holders of Dividend Access Shares in any manner permitted by the NBCA from time to time in force in respect of notices to shareholders and shall be deemed to be received (if given or sent in such manner) at the time specified in such Act, the provisions of which Act shall apply mutatis mutandis to notices or documents as aforesaid sent to such holders.

10.6 RISK OF PAYMENTS BY POST. Whenever payments are to be made or documents are to be sent to any Stockholder by the Depositary or by VESTCOM or by such Stockholder to the Depositary or to VESTCOM, the making of such payment or sending of such document sent through the post shall be at the risk of VESTCOM, in the case of payments made or documents sent by the Depositary or VESTCOM or the Stockholder, in the case of payments made or documents sent by the Stockholder.

10.7 COUNTERPARTS. This trust agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

10.8 JURISDICTION. This trust agreement shall be governed by, construed and enforced in accordance with the laws of the Province of Quebec and the laws of Canada applicable therein.

10.9 LANGUAGE. The parties confirm their wish that this agreement and all documents contemplated hereby be in the English language only. Les parties confirment leur volonte que la presente convention et les documents y afferent soient en langue anglaise seulement.

         IN WITNESS WHEREOF, the parties hereto have caused this trust agreement to be duly executed as of the date first above written.

                                        VESTCOM INTERNATIONAL, INC.


                                        By:
                                            ---------------------------
                                            Name:
                                            Title:


                                        MONTREAL TRUST COMPANY

                                        By:
                                            ---------------------------
                                             Name:
                                             Title:


                                        By:
                                            ---------------------------
                                             Name:
                                             Title:



                                        ----------------------------------------
                                        HOWARD APRIL




                                        ----------------------------------------
                                        LEONARD APRIL




                                        ----------------------------------------
                                        SHEILA APRIL

                                  SCHEDULE 5.1





INITIAL FEE:   $2,500, payable upon signing

ANNUAL  FEE:   $3,000

                      ANNEX IV TO SHARE PURCHASE AGREEMENT

                 PROVISIONS ATTACHING TO DIVIDEND ACCESS SHARES

                  The Dividend Access Shares in the capital of the Corporation shall have the following rights, privileges, restrictions and conditions:

                                    ARTICLE 1
                                 INTERPRETATION

1.1      For the purposes of these share provisions:

         "ACQUISITION OF CONTROL" for purposes of these share provisions shall be deemed to have occurred if:

         (i) Any person, firm or corporation acquires directly or indirectly the Beneficial Ownership (as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended) of any voting security of VESTCOM and immediately after such acquisition, the acquirer has Beneficial Ownership of voting securities representing 50% or more of the total voting power of all the then-outstanding voting securities of VESTCOM;

         (ii) the individuals (A) who, as of the Consummation Date (as defined in the Share Purchase Agreement) constitute the Board of Directors of VESTCOM (the "ORIGINAL DIRECTORS") or (B) who thereafter are elected to the Board of Directors of Vestcom (the "VESTCOM BOARD") and whose election, or nomination for election, to the Vestcom Board was approved by a vote of at least 2|3 of the Original Directors then still in office (such Directors being called "ADDITIONAL ORIGINAL DIRECTORS") or (C) who are elected to the Vestcom Board and whose election or nomination for election to the Vestcom Board was approved by a vote of at least 2|3 of the Original Directors and Additional original Directors then still in office, cease for any reason to constitute a majority of the members of the Vestcom Board;

         (iii) The stockholders of VESTCOM shall approve a merger, consolidation, recapitalization or reorganization of VESTCOM or consummation of any such transaction if stockholder approval is not sought or obtained, other than any such transaction which would result in at least 75% of the total voting power represented by the voting securities of the surviving entity outstanding immediately after such transaction being Beneficially Owned by holders of outstanding voting securities of VESTCOM immediately prior to the transaction, with the voting power of each such continuing holder relative to such other continuing holders being not altered substantially in the transaction; or

         (iv) The stockholders of VESTCOM shall approve a plan of complete liquidation of VESTCOM or an agreement for the sale or disposition by the Corporation of all or a substantial portion of VESTCOM's assets (i.e. 50% or more in value of the total assets of VESTCOM).

         "AFFILIATE" of any person means any other person directly or indirectly controlled by, or under common control of, that person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control of"), as applied to any person, means the possession by another person, directly or indirectly, of the power to direct or cause the direction of the management and policies of that first mentioned person, whether through the ownership of voting securities, by contract or otherwise.

         "AUTOMATIC REDEMPTION DATE" means the date for the automatic redemption by the Corporation of Dividend Access Shares pursuant to Article 7 of these share provisions, which date shall be [-], 2002, unless (a) such date shall be extended at any time or from time to time to a specified later date by the Board of Directors or (b) such date shall be accelerated at any time to a specified earlier date by the Board of Directors (A) if at such time there are less than such number as represents 15% of the Dividend Access Shares initially issued to the holders of Dividend Access Shares (other than Dividend Access Shares held by VESTCOM and its Affiliates and as such number of shares may be adjusted as deemed appropriate by the Board of Directors to give effect to any subdivision or consolidation of or stock dividend on the Dividend Access Shares, any issue or distribution of rights to acquire Dividend Access Shares or securities exchangeable for or convertible into Dividend Access Shares, any issue or distribution of other securities or rights or evidences of indebtedness or assets, or any other capital reorganization or other transaction affecting the Dividend Access Shares), or (B) if at such time there is an Acquisition of Control, in each case upon at least thirty (30) days' prior written notice of any such extension or acceleration, as the case may be, to the registered holders of the Dividend Access Shares, in which case the Automatic Redemption Date shall be such later or earlier date.

         "AUTOMATIC REDEMPTION" has the meaning ascribed thereto in Section 7.1 of these share provisions.

         "BOARD OF DIRECTORS" means the Board of Directors of the Corporation.

         "BUSINESS DAY" means any day other than a Saturday, a Sunday or a day when banks are not open for business in New Jersey.

         "COMMON SHARES" means the voting common shares of the Corporation.

         "CORPORATION" means 504087 N.B. Inc., a corporation formed under the laws of the Province of NEW BRUNSWICK.

         "CURRENT MARKET PRICE" means, in respect of a VESTCOM Common Share on any date, the Canadian Dollar Equivalent of the average of the closing prices of VESTCOM Common Shares on the Nasdaq National Market System on each of the thirty
(30) consecutive trading days ending five (5) trading days before such date, or, if the VESTCOM Common Shares are not then quoted on the Nasdaq National Market System on such other stock exchange or automated quotation system on which the VESTCOM Common Shares are listed or quoted, as the case may be, as may be selected by the Board of Directors for such purpose; provided, however, that if there is no public distribution or trading activity of VESTCOM Common Shares during such period, then the Current Market Price of a VESTCOM Common Share shall be determined by the Board of Directors of VESTCOM based upon the advice of such qualified independent financial advisors as the Board of Directors of VESTCOM may deem to be appropriate, and provided further that any such selection, opinion or determination by the Board of Directors shall be conclusive and binding. If the VESTCOM Common Shares are quoted on more than one recognized stock exchange in the United States then the Current Market Price shall be the average of the closing prices on each such exchange determined as provided above.

         "DIVIDEND ACCESS SHARES" mean the Dividend Access Shares of the Corporation having the rights, privileges, restrictions and conditions set forth herein.

         "LIQUIDATION AMOUNT" has the meaning ascribed thereto in Section 5.1 of these share provisions.

         "LIQUIDATION CALL RIGHT" has the meaning ascribed thereto in the Share Purchase Agreement.

         "LIQUIDATION DATE" has the meaning ascribed thereto in Section 5.1 of these share provisions.

         "NBCA" means the Business Corporations Act (New Brunswick).

         "PUT RIGHT" has the meaning ascribed thereto in the Share Purchase Agreement.

         "REDEMPTION CALL RIGHT" has the meaning ascribed thereto in the Share Purchase Agreement.

         "REDEMPTION CALL PURCHASE PRICE" has the meaning ascribed thereto in the Share Purchase Agreement.

         "REDEMPTION PRICE" has the meaning ascribed thereto in Section 7.1 of these share provisions.

         "RETRACTED SHARES" has the meaning ascribed thereto in Section 6.1(a) of these share provisions.

         "RETRACTION CALL RIGHT" has the meaning ascribed thereto in the Share Purchase Agreement.

         "RETRACTION DATE" has the meaning ascribed thereto in Section 6.1(b) of these share provisions.

         "RETRACTION PRICE" has the meaning ascribed thereto in Section 6.1 of these share provisions.

         "RETRACTION REQUEST" has the meaning ascribed thereto in Section 6.1 of these share provisions.

         "SHARE PURCHASE AGREEMENT" means the share purchase agreement by and among VESTCOM, the Corporation, Lirpaco Inc., Howard April, Leonard April and Sheila April.

         "SUPPORT AGREEMENT" means the Support Agreement between VESTCOM and the Corporation.

         "VESTCOM" means VESTCOM International, Inc., a corporation organized and existing under the laws of the State of New Jersey, and any successor corporation.

         "VESTCOM COMMON SHARES" mean the shares of common stock of VESTCOM with a par value of U.S. US$0.01 per share, having voting rights of one vote per share, and any other securities into which such shares may be changed.

         "VESTCOM DIVIDEND DECLARATION DATE" means the date on which the Board of Directors of VESTCOM declares any dividend on the VESTCOM Common Shares.


                                    ARTICLE 2
                        RANKING OF DIVIDEND ACCESS SHARES

         2.1 The Dividend Access Shares shall be entitled to a preference, as provided in Articles 3 and 5, over the Common Shares and any other shares ranking junior to the Dividend Access Shares with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs.


                                    ARTICLE 3
                                    DIVIDENDS

         3.1 A holder of a Dividend Access Share shall be entitled to receive and the Board of Directors shall, subject to applicable law, on each VESTCOM Dividend Declaration Date, declare a dividend on each Dividend Access Share (a) in the case of a cash dividend declared on the VESTCOM Common Shares, in an amount in cash (in U.S. dollars) for each Dividend Access Share equal to the cash dividend declared on each VESTCOM Common Share or (b) in the case of a stock dividend declared on the VESTCOM Common Shares to be paid in VESTCOM Common Shares, in such number of Dividend Access Shares for each Dividend Access Share as is equal to the number of VESTCOM Common Shares to be paid on each VESTCOM Common Share or (c) in the case of a dividend declared on the VESTCOM Common Shares in property other than cash or VESTCOM Common Shares, in such type and amount of property for each Dividend Access Share as is the same as or economically equivalent to (to be determined by the

Board of Directors as contemplated by Section 2.6 of the Support Agreement) the type and amount of property declared as a dividend on each VESTCOM Common Share. Such dividends shall be paid out of money, assets or property of the Corporation properly applicable to the payment of dividends, or out of authorized but unissued shares of the Corporation. Any dividend which should have been declared on the Dividend Access Shares pursuant to this Section 3.1 but was not so declared due to the provisions of applicable law shall be declared and paid by the Corporation on a subsequent date or dates determined by the Board of Directors.

         3.2 Cheques of the Corporation payable at par and in U.S. dollars at any branch of the bankers of the Corporation shall be issued in respect of any cash dividends contemplated by Section 3.1(a) hereof and the sending of such a cheque to each holder of a Dividend Access Share shall satisfy the cash dividend represented thereby unless the cheque is not paid on presentation. Certificates registered in the name of the registered holder of Dividend Access Shares shall be issued or transferred in respect of any stock dividends contemplated by
Section 3.1(b) hereof and the sending of such a certificate to each holder of a Dividend Access Share shall satisfy the stock dividend represented thereby. Such other type and amount of property in respect of any dividends contemplated by
Section 3.1(c) hereof shall be issued, distributed or transferred by the Corporation in such manner as it shall determine and the issuance, distribution or transfer thereof by the Corporation to each holder of a Dividend Access Share shall satisfy the dividend represented thereby. No holder of a Dividend Access Share shall be entitled to recover by action or other legal process against the Corporation any dividend that is represented by a cheque that has not been duly presented to the Corporation's bankers for payment or that otherwise remains unclaimed for a period of three (3) years from the date on which such dividend was payable.

         3.3 The record date for the determination of the holders of Dividend Access Shares entitled to receive payment of, and the payment date for, any dividend declared on the Dividend Access Shares under Section 3.1 hereof shall be the same dates as the record date and payment date, respectively, for the corresponding dividend declared on the VESTCOM Common Shares provided, however, that if such date is not a day when banks are open for business in Quebec, Canada, it shall be the immediately following day when banks are open for business in Quebec, Canada.

         3.4 If on any payment date for any dividends declared on the Dividend Access Shares under Section 3.1 hereof the dividends are not paid in full on all of the Dividend Access Shares then outstanding, any such dividends that remain unpaid shall be paid on a subsequent date or dates determined by the Board of Directors on which the Corporation shall have sufficient moneys, assets or property properly applicable to the payment of such dividends.

                                    ARTICLE 4
                              CERTAIN RESTRICTIONS

         4.1 So long as any of the Dividend Access Shares are outstanding, the Corporation shall not at any time without, but may at any time with, the approval of the holders of the Dividend Access Shares given as specified in
Section 10.2 of these share provisions:

         (a) pay any dividends on the Common Shares or any other shares ranking junior to the Dividend Access Shares, other than stock dividends payable in Common Shares or any such other shares ranking junior to the Dividend Access Shares, as the case may be;

         (b) redeem, or purchase or make any capital distribution in respect of Common Shares or any other shares ranking junior to the Dividend Access Shares;

         (c) redeem or purchase any other shares of the Corporation ranking equally with the Dividend Access Shares with respect to the payment of dividends or on any liquidation distribution; or

         (d) issue any other shares of the Corporation ranking superior to the Dividend Access Shares with respect to the payment of dividends or on any liquidation distribution.

                  The restrictions in Sections 4.1(a), 4.1(b) and 4.1(c) above shall not apply if all dividends on the outstanding Dividend Access Shares corresponding to dividends declared following the initial date of issue of Dividend Access Shares on the VESTCOM Common Shares shall have been declared on the Dividend Access Shares and paid in full.


                                    ARTICLE 5
                           DISTRIBUTION ON LIQUIDATION

         5.1 In the event of the liquidation, dissolution or winding-up of the Corporation or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, a holder of Dividend Access Shares shall be entitled, subject to applicable law, to receive from the assets of the Corporation in respect of each Dividend Access Share held by such holder on the effective date (the "LIQUIDATION DATE") of such liquidation, dissolution or winding-up, before any distribution of any part of the assets of the Corporation among the holders of the Common Shares or any other shares ranking junior to the Dividend Access Shares, an amount per share equal to (a) the Current Market Price of a VESTCOM Common Share on the last Business Day prior to the Liquidation Date, which shall be satisfied in full by the Corporation causing to be delivered to such holder one (1) VESTCOM Common Share, plus (b) an additional amount equivalent to the full amount of all declared and unpaid dividends on each such Dividend Access Share and all dividends declared on VESTCOM Common Shares which have not been declared on such Dividend Access Shares in accordance with section 3.1 of these share provisions (collectively the "LIQUIDATION AMOUNT"), provided that if the record date for any such declared and unpaid dividends occurs on or after the Liquidation Date, the Liquidation Amount shall not include such additional amount equivalent to such dividends.

         5.2 On or after the Liquidation Date and subject to the exercise by VESTCOM of the Liquidation Call Right, the Corporation shall cause to be delivered to the holders of the Dividend Access Shares the Liquidation Amount (less any tax required to be deducted and withheld therefrom by the Corporation) for each such Dividend Access Share upon presentation and surrender of the certificates representing such Dividend Access Shares, together with such other documents and instruments as may be required to effect a transfer of Dividend Access Shares under the NBCA and the by-laws of the Corporation and such additional documents and instruments as the Corporation may reasonably require, at any office and in any manner whatsoever as may be specified by the Corporation by notice to the holders of the Dividend Access Shares. Payment of the total Liquidation Amount for such Dividend Access Shares shall be made by the Corporation, or on behalf of the Corporation by an authorized agent, by delivery to each holder at the address of the holder recorded in the securities register of the Corporation or by holding for pick up by the holder at any office as may be specified by the Corporation by notice to the holders of Dividend Access Shares, certificates representing VESTCOM Common Shares (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim, encumbrance, security interest or adverse claim) registered in the name of the holder and a cheque of the Corporation payable at par and in U.S. dollars at any branch of the bankers of the Corporation in respect of the amount equivalent to the full amount of all declared and unpaid dividends and all dividends declared on VESTCOM Common Shares which have not been declared on such Dividend Access Shares in accordance with Section 3.1 of these share provisions comprising part of the total Liquidation Amount (less any tax required to be deducted and withheld therefrom by the Corporation) without interest. On and after the Liquidation Date, the holders of the Dividend Access Shares shall cease to be holders of such Dividend Access Shares and shall not be entitled to exercise any of the rights of holders in respect thereof, other than the right to receive their proportionate part of the total Liquidation Amount, unless payment of the total Liquidation Amount for such Dividend Access Shares shall not be made upon presentation and surrender of share certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the total Liquidation Amount has been paid in the manner hereinbefore provided. The Corporation shall have the right at any time on or after the Liquidation Date to deposit or cause to be deposited the total Liquidation Amount in respect of the Dividend Access Shares represented by certificates that have not at the Liquidation Date been surrendered by the holders thereof with an authorized agent of the Corporation including, without limitation, any chartered bank or trust company in Canada. Upon such deposit being made, the rights of the holders of Dividend Access Shares after such deposit shall be limited to receiving their proportionate part of the total Liquidation Amount so deposited (less any tax required to be deducted and withheld therefrom) without interest for such Dividend Access Shares against presentation and surrender of the said certificates held by them, respectively, in accordance with the foregoing provisions. In the event such payment or deposit of the total Liquidation Amount is made pursuant to the provisions of this Section 5.2, the holders of the Dividend Access Shares shall thereafter be considered and deemed for all purposes to be the holders of the VESTCOM Common Shares delivered to them. To the extent that the amount of tax required to be deducted or withheld from any payment to a holder of Dividend Access Shares exceeds the cash portion of such payment, the Corporation is hereby authorized to sell or otherwise dispose of at fair market value such portion of the property then payable to the holder as is necessary to provide sufficient funds to the Corporation in order to enable it to comply with such deduction or withholding requirement and the Corporation shall give an accounting to the holder with respect thereto and any balance of such proceeds of sale.

         5.3 After the Corporation has satisfied its obligations to pay the holders of the Dividend Access Shares the Liquidation Amount per Dividend Access Share pursuant to Section 5.1 of these share provisions, such holders shall not be entitled to share in any further distribution of the assets of the Corporation.


                                    ARTICLE 6
                 RETRACTION OF DIVIDEND ACCESS SHARES BY HOLDER

         6.1 A holder of Dividend Access Shares shall be entitled at any time, subject to applicable law and subject to the exercise by VESTCOM of the Retraction Call Right, to require the Corporation to redeem any or all of the Dividend Access Shares registered in the name of such holder for an amount per share equal to (a) the Current Market Price of a VESTCOM Common Share on the last Business Day prior to the Retraction Date, which shall be satisfied in full by the Corporation causing to be delivered to such holder one (1) VESTCOM Common Share for each Dividend Access Share presented and surrendered by the holder, plus (b) an additional amount equivalent to the full amount of all declared and unpaid dividends thereon and all dividends declared on VESTCOM Common Shares which have not been declared on such Dividend Access Shares in accordance with section 3.1 of these share provisions (collectively the "RETRACTION PRICE"), provided that if the record date for any such declared and unpaid dividends occurs on or after the Retraction Date, the Retraction Price shall not include such additional amount equivalent to such dividends. When not exercised for all the Dividend Access Shares held by a holder, the right of retraction provided herein may be exercised only with respect to an aggregate minimum number of Dividend Access Shares to be redeemed equal to 10,000 shares. To effect such retraction, the holder shall present and surrender, at the registered office of the Corporation or at any other office and in any manner whatsoever as may be specified by the Corporation by notice to the holders of Dividend Access Shares, the certificate or certificates representing the Dividend Access Shares which the holder desires to have the Corporation redeem, together with such other documents and instruments as may be required to effect a transfer of Dividend Access Shares under the NBCA and the by-laws of the Corporation and such additional documents and instruments as the Corporation may reasonably require, and together with a duly executed statement (the "RETRACTION REQUEST") in the form of Schedule A hereto or in such other form as may be acceptable to the
Corporation:

         (a) specifying that the holder desires to have all or any number specified therein of the Dividend Access Shares represented by such certificate or certificates (the "RETRACTED SHARES") redeemed by the Corporation;

         (b) stating the Business Day on which the holder desires to have the Corporation redeem the Retracted Shares ( the "RETRACTION DATE"), provided that the Retraction Date shall be not less than ten (10) Business Days nor more than twenty (20) Business Days after the date on which the Retraction Request is received by the Corporation and further provided that, in the event that no such Business Day is specified by the holder in the Retraction Request, the Retraction Date shall be deemed to be the tenth Business Day after the date on which the Retraction Request is received by the Corporation; and

         (c) acknowledging the Retraction Call Right in favor of VESTCOM.

         6.2 Subject to the exercise by VESTCOM of the Retraction Call Right, upon receipt by the Corporation in the manner specified in Section 6.1 hereof of a certificate or certificates representing the number of Dividend Access Shares which the holder desires to have the Corporation redeem, together with a duly executed and completed Retraction Request, and provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6.6, the Corporation shall redeem the Retracted Shares effective at the close of business on the Retraction Date. If only a part of the Dividend Access Shares represented by any certificate are redeemed (or purchased by VESTCOM pursuant to the Retraction Call Right), a new certificate for the balance of such Dividend Access Shares shall be issued to the holder at the expense of the Corporation.

         6.3 On or after the Retraction Date and subject to the exercise by VESTCOM of the Retraction Call Right, the Corporation shall cause to be delivered to the relevant holder, at the address of the holder recorded in the securities register of the Corporation or at the address specified in the holder's Retraction Request or by holding for pick up by the holder at any office as may be specified by the Corporation by notice to the holders of Dividend Access Shares, by or on behalf of the Corporation, certificates representing the VESTCOM Common Shares (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim, encumbrance, security interest or adverse claim) registered in the name of the holder and a cheque of the Corporation payable at par and in U.S. dollars at any branch of the bankers of the Corporation in respect of the additional amount equivalent to the full amount of all declared and unpaid dividends and all dividends declared on VESTCOM Common Shares which have not been declared on such Retracted Shares in accordance with section 3.1 of these share provisions comprising part of the total Retraction Price (less any tax required to be deducted and withheld therefrom by the Corporation) and delivery of such certificates and cheque by or on behalf of the Corporation, as the case may be, shall be deemed to be payment of and shall satisfy and discharge all liability for the total Retraction Price, to the extent that the same is represented by such share certificates and cheque (less any tax required and in fact deducted and withheld therefrom and remitted to the proper tax authority), unless such cheque is not paid on due presentation. To the extent that the amount of tax required to be deducted or withheld from any payment to a holder of Dividend Access Shares exceeds the cash portion of such payment, the Corporation is hereby authorized to sell or otherwise dispose of at fair market value such portion of the property then payable to the holder as is necessary to provide sufficient funds to the Corporation in order to enable it to comply with such deduction or withholding requirement and shall give an accounting to the holder with respect thereto and any balance of such proceeds of sale.

         6.4 On and after the Retraction Date, the holder of the Retracted Shares shall cease to be a holder of such Retracted Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive his proportionate part of the total Retraction Price, unless payment of the total Retraction Price shall not be made upon presentation and surrender of certificates in accordance with the foregoing provisions, in which case the rights of such holder shall remain unaffected until the total Retraction Price has been paid in the manner hereinbefore provided. On and after the Retraction Date, provided that presentation and surrender of certificates and payment of the total Retraction Price has been made in accordance with the foregoing provisions, the holder of the Retracted Shares so redeemed by the Corporation shall thereafter be considered and deemed for all purposes to be a holder of the VESTCOM Common Shares delivered to it.

         6.5 Notwithstanding any other provision of this Article 6, the Corporation shall not be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent that such redemption of Retracted Shares would be contrary to solvency requirements or other provisions of applicable law. If the Corporation believes that on any Retraction Date it would not be permitted by any of such provisions to redeem the Retracted Shares tendered for redemption on such date, and provided that VESTCOM shall not have exercised the Retraction Call Right with respect to the Retracted Shares, the Corporation shall only be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent of the maximum number that may be so redeemed (rounded down to a whole number of shares) as would not be contrary to such provisions and shall notify the holder at least two (2) Business Days prior to the Retraction Date as to the number of Retracted Shares which will not be redeemed by the Corporation. In any case in which the redemption by the Corporation of Retracted Shares would be contrary to solvency requirements or other provisions of applicable law, the Corporation shall redeem Retracted Shares in accordance with Section 6.2 of these share provisions on a pro rata basis and shall issue to each holder of Retracted Shares a new certificate, at the expense of the Corporation, representing the Retracted Shares not redeemed by the Corporation pursuant to Section 6.2 hereof.

         6.6 A holder of Retracted Shares may, by notice in writing given by the holder to the Corporation before the close of business on the Business Day immediately preceding the Retraction Date, withdraw its Retraction Request in which event such Retraction Request shall be null and void and, for greater certainty, the revocable offer constituted by the Retraction Request to sell the Retracted Shares to VESTCOM shall be deemed to have been revoked.


                                    ARTICLE 7
             REDEMPTION OF DIVIDEND ACCESS SHARES BY THE CORPORATION

         7.1 Subject to applicable law, and subject to the exercise by VESTCOM of the Redemption Call Right, the Corporation shall on the Automatic Redemption Date redeem (the "AUTOMATIC REDEMPTION") the whole of the then outstanding Dividend Access Shares for an amount per share equal to (a) the Current Market Price of a VESTCOM Common Share on the last Business Day prior to the Automatic Redemption Date, which shall be satisfied in full by the Corporation causing to be delivered to each holder of Dividend Access Shares one (1) VESTCOM Common Share for each Dividend Access Share held by such holder, plus (b) an additional amount equivalent to the full amount of all declared and unpaid dividends thereon and all dividends declared on VESTCOM Common Shares which have not been declared on such Dividend Access Shares in accordance with section 3.1 of these share provisions (collectively the "REDEMPTION PRICE"), provided that if the record date for any such declared and unpaid dividends occurs on or after the Redemption Date, the Redemption Price shall not include such additional amount equivalent to such dividends.

         7.2 In any case of any redemption of Dividend Access Shares under this
Article 7, the Corporation shall, at least fifteen (15) days before the Automatic Redemption Date, send or cause to be sent to each holder of Dividend Access Shares to be redeemed a notice in writing of the redemption by the Corporation or the purchase by VESTCOM under the Redemption Call Right, as the case may be, of the Dividend Access Shares held by such holder. Such notice shall set out the formula for determining the Redemption Price or the Redemption Call Purchase Price, as the case may be, the Redemption Date and, if applicable, particulars of the Redemption Call Right. On or after the Automatic Redemption Date and subject to the exercise by VESTCOM of the Redemption Call Right, the Corporation shall cause to be delivered to the holders of the Dividend Access Shares to be redeemed the Redemption Price (less any tax required to be deducted and withheld therefrom by the Corporation) for each such Dividend Access Share upon presentation and surrender of the certificates representing such Dividend Access Shares, together with such other documents and instruments as may be required to effect a transfer of Dividend Access Shares under the NBCA and the by-laws of the Corporation and such additional documents and instruments as the Corporation may reasonably require, at any office and in any manner whatsoever as may be specified by the Corporation in such notice. Payment of the total Redemption Price for such Dividend Access Shares shall be made by the Corporation, or on behalf of the Corporation by an authorized agent, by delivery to each holder at the address of the holder recorded in the securities register of the Corporation or by holding for pick up by the holder at any office as may be specified by the Corporation in such notice, certificates representing VESTCOM Common Shares (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim, encumbrance, security interest or adverse claim) registered in the name of the holder and a cheque of the Corporation payable at par in U.S. dollars at any branch of the bankers of the Corporation in respect of the additional amount equivalent to the full amount of all declared and unpaid dividends and all dividends declared on VESTCOM Common Shares which have not been declared on such Dividend Access Shares in accordance with Section 3.1 of these share provisions comprising part of the total Redemption Price (less any tax required to be deducted and withheld therefrom by the Corporation) without interest. On and after the Automatic Redemption Date, the holders of the Dividend Access Shares called for redemption shall cease to be holders of such Dividend Access Shares and shall not be entitled to exercise any of the rights of holders in respect thereof, other than the right to receive their proportionate part of the total Redemption Price, unless payment of the total Redemption Price for such Dividend Access Shares shall not be made upon presentation and surrender of certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the total Redemption Price has been paid in the manner hereinbefore provided. The Corporation shall have the right at any time after the sending of notice of its intention to redeem Dividend Access Shares as aforesaid to deposit or cause to be deposited the total Redemption Price of the Dividend Access Shares so called for redemption, or of such of the said Dividend Access Shares represented by certificates that have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption, with an authorized agent of the Corporation including, without limitation, any chartered bank or trust company in Canada named in such notice. Upon the later of such deposit being made and the Automatic Redemption Date, the Dividend Access Shares in respect whereof such deposit shall have been made shall be redeemed and the rights of the holders thereof after such deposit or Automatic Redemption Date, as the case may be, shall be limited to receiving their proportionate part of the total Redemption Price so deposited (less any tax required to be deducted and withheld therefrom by the Corporation), without interest for such Dividend Access Shares against presentation and surrender of the said certificates held by them, respectively, in accordance with the foregoing provisions. In the event such payment or deposit of the total Redemption Price is made pursuant to the provisions of this Section 7.2, the holders of the Dividend Access Shares shall thereafter be considered and deemed for all purposes to be holders of the VESTCOM Common Shares delivered to them. To the extent that the amount of tax required to be deducted or withheld from any payment to a holder of Dividend Access Shares exceeds the cash portion of such payment, the Corporation is hereby authorized to sell or otherwise dispose of at fair market value such portion of the property then payable to the holder as is necessary to provide sufficient funds to the Corporation in order to enable it to comply with such deduction or withholding requirement and shall give an accounting to the holder with respect thereto and any balance of such proceeds of sale.


                                    ARTICLE 8
                            PURCHASE FOR CANCELLATION

         8.1 Subject to applicable law and the articles of the Corporation, the Corporation may at any time and from time to time purchase for cancellation all or any part of the outstanding Dividend Access Shares at any price by tender to all the holders of record of Dividend Access Shares then outstanding at any price per share together with an amount equal to all declared and unpaid dividends thereon. If in response to an invitation for tenders under the provisions of this Section 8.1, more Dividend Access Shares are tendered at a price or prices acceptable to the Corporation than the Corporation is prepared to purchase, the Dividend Access Shares to be purchased by the Corporation shall be purchased as nearly as may be pro rata according to the number of shares tendered by each holder who submits a tender to the Corporation, provided that when shares are tendered at different prices, the pro rating shall be effected (disregarding fractions) only with respect to the shares tendered at the price at which more shares were tendered than the Corporation is prepared to purchase after the Corporation has purchased all the shares tendered at lower prices. If part only of the Dividend Access Shares represented by any certificate shall be purchased, a new certificate for the balance of such shares shall be issued at the expense of the Corporation.

                                    ARTICLE 9
                                  VOTING RIGHTS

         9.1 Except as required by applicable law and the provisions of Sections 10.1, 11.1 and 12.2, the holders of the Dividend Access Shares shall not be entitled as such to receive notice of or to attend any meeting of the shareholders of the Corporation or to vote at any such meeting.


                                   ARTICLE 10
                             AMENDMENT AND APPROVAL

         10.1 The rights, privileges, restrictions and conditions attaching to the Dividend Access Shares may be added to, changed or removed but only with the approval of the holders of the Dividend Access Shares given as hereinafter specified.

         10.2 Any approval given by the holders of the Dividend Access Shares to add to, change or remove any right, privilege, restriction or condition attaching to the Dividend Access Shares or any other matter requiring the approval or consent of the holders of the Dividend Access Shares shall be deemed to have been sufficiently given if it shall have been given in accordance with applicable law subject to a minimum requirement that such approval be evidenced by (i) a resolution passed by not less than two thirds of the votes cast on such resolution by the holders of the Dividend Access Shares, and (ii) a separate resolution passed by not less than 50% of the votes cast on such separate resolution by the holders of Dividend Access Shares other than VESTCOM and its Affiliates, at separate meetings of holders of Dividend Access Shares and holders of Dividend Access Shares other than VESTCOM and its Affiliates duly called and held in each case at which the holders of at least 50% of the outstanding Dividend Access Shares (not including Dividend Access Shares held by VESTCOM or its Affiliates) at that time are present or represented by proxy; provided that if at any such meeting the holders of at least 50% of the outstanding Dividend Access Shares at that time are not present or represented by proxy within one-half hour after the time appointed for such meeting then the meeting shall be adjourned to such date not less than ten (10) days thereafter and to such time and place as may be designated by the Chairman of such meeting. At such adjourned meeting the holders of Dividend Access Shares entitled to vote at the meeting and present or represented by proxy thereat may transact the business for which the meeting was originally called and a resolution passed thereat by the affirmative vote of not less than two-thirds of the votes entitled to vote on the resolution cast on such resolution at such meeting shall constitute the approval or consent of the holders of the Dividend Access Shares or the holders of Dividend Access Shares other than VESTCOM and its Affiliates, as the case may be.

                                   ARTICLE 11
          RECIPROCAL CHANGES, ETC. IN RESPECT OF VESTCOM COMMON SHARES

         11.1     (a)      If VESTCOM:

                           (i) issues or distributes VESTCOM Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire VESTCOM Common Shares) to the holders of all or substantially all of the then outstanding VESTCOM Common Shares by way of stock dividend or other distribution, other than an issue of VESTCOM Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire VESTCOM Common Shares) to holders of VESTCOM Common Shares who exercise an option to receive dividends in VESTCOM Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire VESTCOM Common Shares) in lieu of receiving cash dividends; or

                           (ii) issues or distributes rights, options or warrants to the holders of all or substantially all of the then outstanding VESTCOM Common Shares entitling them to subscribe for or to purchase VESTCOM Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire VESTCOM Common Shares); or

                           (iii) issues or distributes to the holders of all or substantially all of the then outstanding VESTCOM Common Shares (A) shares or securities of VESTCOM of any class other than VESTCOM Common Shares (other than shares convertible into or exchangeable for or carrying rights to acquire VESTCOM Common Shares), (B) rights, options or warrants other than those referred to in Section 11.1(a)(ii) above, (C) evidences of indebtedness of VESTCOM or (D) assets of VESTCOM;

                  the Corporation will issue or distribute simultaneously to the holders of the Dividend Access Shares, the economic equivalent on a per share basis of such rights, options, securities, shares, evidences of indebtedness or other assets, such economic equivalent to be determined as provided in paragraph 2.6(d) of the Support Agreement.

         (b)      If VESTCOM:

                  (i) subdivides, redivides or changes the then outstanding VESTCOM Common Shares into a greater number of VESTCOM Common Shares; or

                  (ii) reduces, combines or consolidates or change the then outstanding VESTCOM Common Shares into a lesser number of VESTCOM Common Shares; or

                  (iii) reclassifies or otherwise changes the VESTCOM Common Shares or effects an amalgamation, merger, reorganization or other transaction affecting the VESTCOM Common Shares;

                  the Corporation will make the same or an economically equivalent change simultaneously to, or in the rights of the holders of, the Dividend Access Shares, such economic equivalent to be determined as provided in paragraph 2.6 (d) of the Support Agreement. The Support Agreement further provides in part that the foregoing provisions of the Support Agreement shall not be changed without the approval of the holders of the Dividend Access Shares given in accordance with
                  Section 10.2 of these share provisions.

         11.2 Pursuant to the Share Purchase Agreement, the initial holders of Dividend Access Shares are given a Put Right to exchange their Dividend Access Shares for VESTCOM Common Shares upon the occurrence of certain circumstances.


                                   ARTICLE 12
               ACTIONS BY THE CORPORATION UNDER SUPPORT AGREEMENT

         12.1 The Corporation will take all such actions and do all such things as shall be necessary or advisable to perform and comply with and to ensure performance and compliance by VESTCOM with all provisions of the Support Agreement as well as the Liquidation Call Right, the Redemption Call Right, the Retraction Call Right and the Put Right contained in the Share Purchase Agreement applicable to the Corporation and VESTCOM, respectively, in accordance with the respective terms thereof including, without limitation, taking all such actions and doing all such things as shall be necessary or advisable to enforce to the fullest extent possible for the direct benefit of the Corporation and the holders of Dividend Access Shares all rights and benefits in favour of the Corporation and such holders under or pursuant to such agreements.

         12.2 The Corporation shall not propose, agree to or otherwise give effect to any amendment to, or waiver or forgiveness of its rights or obligations under, the Support Agreement, the Put Right, the Redemption Call Right and the Retraction Call Right contained in the Share Purchase Agreement without the approval of the holders of the Dividend Access Shares given in accordance with Section 10.2 of these share provisions other than such amendments, waivers and/or forgiveness as may be necessary or advisable for the purposes of:

         (a) adding to the covenants of the other party or parties to such agreement for the protection of the Corporation or the holders of Dividend Access Shares thereunder; or

         (b) making such provisions or modifications not inconsistent with such agreement as may be necessary with respect to matters or questions arising thereunder which, in the opinion of the Board of Directors, it may be expedient to make, provided that the Board of Directors shall be of the opinion, after consultation with counsel and based on a legal opinion to be addressed to the holders of the Dividend Access Shares, that such provisions and modifications will not be prejudicial to the interests of the holders of the Dividend Access Shares; or

         (c) making such changes in or corrections to such agreement which, on the advice of counsel to the Corporation, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error contained therein, provided that the Board of Directors shall be of the opinion, after consultation with counsel, that such changes or corrections will not be prejudicial to the interests of the holders of the Dividend Access Shares.


                                   ARTICLE 13
                                     LEGEND

         13.1 The certificates evidencing the Dividend Access Shares shall contain or have affixed thereto a legend, in form and on terms approved by the Board of Directors, with respect to the provisions of the Share Purchase Agreement relating to the Liquidation Call Right, the Redemption Call Right, the Retraction Call Right and the Put Right.


                                   ARTICLE 14
                                     NOTICES

         14.1 Any notice, request or other communication to be given to VESTCOM and/or the Corporation by a holder of Dividend Access Shares shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by telecopy or by delivery to:

                  (a)      if to the Corporation at:

                  [-]

                  (b)      if to VESTCOM at:

                  1100 Valley Brook Avenue
                  Lyndhurst, New Jersey  07071-03687
                  U.S.A.
                  Attention:  Joel Cartun, Esq., President
                  Telecopier:  [-]

                  together in all cases with a copy to,

                  Lowenstein, Sandler, Kohl, Fisher & Boylan, P.A. 65 Livingston Avenue
                  Roseland, New Jersey  07068
                  U.S.A.

                  Attention:  Alan Wovsaniker, Esq.
                  Telecopier:  (201) 992-5820

                  -and-

                  Stikeman, Elliott
                  1155 Rene-Levesque blvd. West
                  Montreal, Quebec
                  H3B 3V2

                  Attention:  John W. Leopold, Esq.
                  Telecopier:  (514) 397-3222

                  -and-

                  Goodman, Phillips & Vineberg
                  1501 McGill College Avenue
                  28th Floor
                  Montreal, Quebec
                  H3A 3N9

                  Attention:  Richard Cherney, Esq.
                  Telecopier:  (514) 841-6499


                  Any such notice, request or other communication, if given by mail, telecopy or delivery, shall only be deemed to have been given and received upon actual receipt thereof by the Corporation.

         14.2 Any presentation and surrender by a holder of Dividend Access Shares to the Corporation of certificates representing Dividend Access Shares in connection with the liquidation, dissolution or winding up of the Corporation or the retraction or redemption of Dividend Access Shares shall be made by registered mail (postage prepaid) or by delivery to the Corporation at the above address or to such other office as may be specified by the Corporation, in each case addressed to the attention of the President of the Corporation unless otherwise specified by the Corporation. Any such presentation and surrender of certificates, if given by mail (postage prepaid) or by delivery, shall only be deemed to have been made and to be effective upon actual receipt thereof by the Corporation. Any such presentation and surrender of certificates made by registered mail shall be at the sole risk of the holder mailing the same.

         14.3 Any notice, request or other communication to be given to a holder of Dividend Access Shares by or on behalf of the Corporation shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by delivery to the address of the holder recorded in the securities register of the Corporation or, in the event of the address of any such holder not being so recorded, then at the last known address of such holder. Any such notice, request or other communication, if given by mail (postage prepaid) or by delivery, shall only be deemed to have been made and to be effective upon actual receipt thereof by a holder of Dividend Access Shares. Accidental failure or omission to give any notice, request or other communication to one or more holders of Dividend Access Shares shall not invalidate or otherwise alter or affect any action or proceeding to be taken by the Corporation pursuant thereto.

                                   SCHEDULE A

                              NOTICE OF RETRACTION


To the Corporation and VESTCOM International, Inc.

                  This notice is given pursuant to Article 6 of the Dividend Access Share provisions (the "Share Provisions") attaching to the share(s) represented by this certificate and all capitalized words and expressions used in this notice which are defined in the Share Provisions have the meanings ascribed to such words and expressions in such Share Provisions.

                  The undersigned hereby notifies the Corporation that, subject to the Retraction Call Right referred to below, the undersigned desires to have the Corporation redeem in accordance with Article 6 of the Share Provisions (please complete):

/ /   all share(s) represented by this certificate; or

_______ share(s) only (Minimum of - shares).

                  The undersigned hereby notifies the Corporation that the Retraction Date shall be: ____________________

NOTE: The Retraction Date must be a Business Day and must not be less than ten
(10) Business Days nor more than twenty (20) Business Days after the date upon which this notice is received by the Corporation. In the event that no such Business Day is specified above, the Retraction Date shall be deemed to be the tenth Business Day after the date on which this notice is received by the Corporation.

                  The undersigned acknowledges the Retraction Call Right of VESTCOM International, Inc. to purchase all but no less than all the Retracted Shares from the undersigned and that this notice shall be deemed to be a revocable offer by the undersigned to sell the Retracted Shares to VESTCOM International, Inc. in accordance with the Retraction Call Right on the Retraction Date for the Retraction Price. If VESTCOM International, Inc. determines not to exercise the Retraction Call Right, the Corporation will notify the undersigned of such fact as soon as possible. This notice of retraction, and offer to sell the Retracted Shares to VESTCOM International, Inc., may be revoked and withdrawn by the undersigned by notice in writing given to the Corporation at any time before the close of business on the Business Day immediately preceding the Retraction Date.

                  The undersigned acknowledges that the shares of VESTCOM Stock to be issued to the undersigned as a result hereof are subject to certain resale restrictions as set forth in that certain purchase agreement dated ____________, 1997 by and among VESTCOM, the Corporation, Lirpaco Inc., Howard April, Leonard April and Sheila April.

                  The undersigned hereby represents and warrants to the Corporation and VESTCOM International, Inc. that the undersigned has good title to, and owns, the share(s) represented by this certificate to be acquired by the Corporation or VESTCOM International, Inc., as the case may be, free and clear of all liens, claims and encumbrances.

(Date)                      (Signature of Shareholder)

(Guarantee of Signature)

/ /   Please check box if the securities and any cheque(s) resulting from the retraction or purchase of the Retracted Shares are to be held for pick-up by the shareholder, in the case of securities, at any office as specified by the Corporation from time to time and, in the case of any cheque(s), at the principal payment office of [-] in Montreal, respectively, failing which the securities and any cheque(s) will be mailed to the last address of the shareholder as it appears on the register of the Corporation.

NOTE: This panel must be completed and this certificate, together with such additional documents as the Corporation may require, must be deposited with the Corporation. The securities and any cheque(s) resulting from the retraction or purchase of the Retracted Shares will be issued and registered in, and made payable to, respectively, the name of the shareholder as it appears on the register of the Corporation and the securities and cheque(s) resulting from such retraction or purchase will be delivered to such shareholder as indicated above, unless the form appearing immediately below is duly completed.

Name of Person in Whose Name Securities or Cheque(s) Are To Be Registered, Issued or Delivered (please print)

Street Address or P.O. Box
Signature of Shareholder

City - Province       Signature            Guaranteed by

 NOTE: If the notice of retraction is for less than all of the share(s) represented by this certificate, a certificate representing the remaining shares of the Corporation will be issued and registered in the name of the shareholder as it appears on the register of the Corporation, unless the share transfer power on the share certificate is duly completed in respect of such shares.

                       ANNEX V TO SHARE PURCHASE AGREEMENT
                                     FORM OF
                                SUPPORT AGREEMENT


                  MEMORANDUM OF AGREEMENT made as of the ___th day of ___, 1997.


B E T W E E N:       VESTCOM INTERNATIONAL, INC., a corporation subsisting under the laws of the State of New Jersey,

                     (hereinafter referred to as "VESTCOM"),

AND 504087 N.B. INC., a company subsisting under the laws of the Province of New Brunswick,

                     (hereinafter referred to as the "COMPANY"),


                  WHEREAS pursuant to a share purchase agreement dated as of February ___, 1997, by and among VESTCOM, the Company, Lirpaco Inc., Howard April, Leonard April and Sheila April (the "STOCKHOLDERS") (such agreement being hereinafter referred to as the "PURCHASE AGREEMENT"), the parties agreed that on the Closing Date (as such term is defined in the Purchase Agreement), VESTCOM and the Company would execute and deliver a Support Agreement substantially in the form set forth in Exhibit V to the Purchase Agreement;

                  AND WHEREAS pursuant to the articles of incorporation of the Company the capital of the Company was authorized to consist of (i) a class of voting common shares (the "COMMON SHARES") and (ii) a class of non-voting shares, the provisions attaching thereto being set forth in Annex IV to the Purchase Agreement (the "DIVIDEND ACCESS SHARES");

                  AND WHEREAS the above-mentioned articles of incorporation set forth the rights, privileges, restrictions and conditions (collectively the "SHARE PROVISIONS") attaching to the Dividend Access Shares;

                  AND WHEREAS VESTCOM is the registered and beneficial owner of all of the issued and outstanding Common Shares of the Company;

                  AND WHEREAS the parties hereto desire to make appropriate provision and to establish a procedure whereby VESTCOM will take certain actions and make certain payments and deliveries necessary to ensure that the Company will be able to make certain payments and to deliver or cause to be delivered shares of common stock of VESTCOM ("VESTCOM COMMON SHARES") in satisfaction of the obligations of the Company under the Share Provisions with respect to the payment and satisfaction of dividends, Liquidation Amounts, Retraction Prices and Redemption Prices, all in accordance with the Share Provisions;

NOW THEREFORE in consideration of the respective covenants and agreements provided in this agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties agree as follows:

                                    ARTICLE 1
                         DEFINITIONS AND INTERPRETATION

         1.1 DEFINED TERMS. Each term denoted herein by initial capital letters and not otherwise defined herein shall have the meaning ascribed thereto in the Share Provisions, unless the context requires otherwise.

         1.2 INTERPRETATION NOT AFFECTED BY HEADINGS, ETC. The division of this agreement into articles, sections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this agreement.

         1.3 NUMBER, GENDER, ETC. Words importing the singular number only shall include the plural and vice versa. Words importing the use of any gender shall include all genders.

         1.4 DATE FOR ANY ACTION. In the event that any date on or by which any action is required or permitted to be taken under this agreement is not a Business Day, such action shall be required or permitted to be taken on or by the next succeeding Business Day. For the purposes of this agreement, a "BUSINESS DAY" means any day other than a Saturday, Sunday or a day when banks are not open for business in New Jersey.


                                    ARTICLE 2
                      COVENANTS OF VESTCOM AND THE COMPANY

         2.1 FUNDING OF THE COMPANY. So long as any Dividend Access Shares which are registered in the name of holders other than VESTCOM or any of its Affiliates are outstanding, VESTCOM will:

         (a) not declare or pay any dividend on VESTCOM Common Shares unless (i) the Company will have sufficient assets, funds and other property available to enable the due declaration and the due and punctual payment in accordance with applicable law, of an equivalent dividend on the Dividend Access Shares and (ii) the Company shall simultaneously declare or pay, as the case may be, an equivalent dividend on the Dividend Access Shares, in each case in accordance with the Share Provisions;

         (b) cause the Company to declare simultaneously with the declaration of any dividend on VESTCOM Common Shares an equivalent dividend on the Dividend Access Shares and, when such dividend is paid on VESTCOM Common Shares, cause the Company to pay simultaneously therewith such equivalent dividend on the Dividend Access Shares, in each case in accordance with the Share Provisions;

         (c) advise the Company sufficiently in advance of the declaration by VESTCOM of any dividend on VESTCOM Common Shares and take all such other actions as are necessary, in cooperation with the Company, to ensure that the respective declaration date, record date and payment date for a dividend on the Dividend Access Shares shall be the same as the record date, declaration date and payment date for the corresponding dividend on VESTCOM Common Shares;

         (d) take all such actions and do all such things as are necessary to enable and permit the Company, in accordance with applicable law, to pay and otherwise perform its obligations with respect to the satisfaction of the Liquidation Amount in respect of each issued and outstanding Dividend Access Share upon the liquidation, dissolution or winding-up of the Company, including without limitation all such actions and all such things as are necessary to enable and permit the Company to cause to be delivered VESTCOM Common Shares to the holders of Dividend Access Shares in accordance with the provisions of
                  Article 5 of the Share Provisions;

         (e) take all such actions and do all such things as are necessary to enable and permit the Company, in accordance with applicable law, to pay and otherwise perform its obligations with respect to the satisfaction of the Retraction Price and the Redemption Price, including without limitation all such actions and all such things as are necessary to enable and permit the Company to cause to be delivered VESTCOM Common Shares to the holders of Dividend Access Shares, upon the redemption of the Dividend Access Shares in accordance with the provisions of Article 6 or Article 7 of the Share Provisions, as the case may be; and

         (f) generally take all such actions and do all such things as are necessary to enable and permit the Company to have the financial reserves required so that it does not become insolvent and to avoid any liquidation or dissolution of the Company.

         2.2 RESERVATION OF VESTCOM COMMON SHARES. VESTCOM hereby represents, warrants and covenants that it has irrevocably reserved for issuance and will at all times keep available, free from preemptive and other rights, out of its authorized and unissued capital stock such number of VESTCOM Common Shares (or other shares or securities into which VESTCOM Common Shares may be reclassified or changed as contemplated by section 2.6 hereof) (a) as is equal to the sum of
(i) the number of Dividend Access Shares issued and outstanding from time to time and (ii) the number of Dividend Access Shares issuable upon the exercise of all rights to acquire Dividend Access Shares outstanding from time to time and
(b) as are now and may hereafter be required to enable and permit the Company to meet its obligations hereunder and under the Share Provisions.

         2.3 NOTIFICATION OF CERTAIN EVENTS. In order to assist VESTCOM to comply with its obligations hereunder, the Company will give VESTCOM notice of each of the following events at the time set forth below (it being however agreed that failure to give such notices shall not relieve VESTCOM of any of its obligations hereunder):

         (a) in the event of any determination by the Board of Directors of the Company to institute voluntary liquidation, dissolution or winding up proceedings with respect to the Company or to effect any other distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs, at least (sixty) 60 days prior to the proposed effective date of such liquidation, dissolution, winding up or other distribution; the Company hereby confirms that it will not institute voluntary liquidation, dissolution or winding-up proceedings or otherwise voluntarily distribute its assets before the Automatic Redemption Date;

         (b) immediately, upon the earlier of (i) receipt by the Company of notice of, and (ii) the Company otherwise becoming aware of, any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding up of the Company or to effect any other distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs;

         (c)      immediately, upon receipt by the Company of a Retraction
                  Request;

         (d) at least one hundred and thirty (130) days prior to any accelerated Automatic Redemption Date (other than an accelerated Automatic Redemption Date pursuant to an Acquisition of Control) determined by the Board of Directors of the Company in accordance with the Share Provisions; and

         (e) as soon as practicable upon the issuance by the Company of any Dividend Access Shares or rights to acquire Dividend Access Shares.

         2.4 DELIVERY OF VESTCOM COMMON SHARES. In furtherance of its obligations under sections 2.1(d) and 2.1(e) hereof, upon notice from the Company of any event which requires the Company to cause VESTCOM Common Shares to be delivered to any holder of Dividend Access Shares, VESTCOM shall forthwith deliver the requisite VESTCOM Common Shares to or to the order of the former holder of the surrendered Dividend Access Shares, as the Company shall direct. All such VESTCOM Common Shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any Lien (as defined in the Purchase Agreement). In consideration of the delivery of each such VESTCOM Common Share by VESTCOM, the Company shall issue to VESTCOM, or as VESTCOM shall direct, such number of Common Shares of the Company as is equal to the fair value of such VESTCOM Common Shares.

         2.5 QUALIFICATION OF VESTCOM COMMON SHARES. It is agreed that the Dividend Access Shares and the VESTCOM Common Shares issuable in exchange thereof have not and will not be registered under the Securities Act of 1933, as amended.

         2.6 ECONOMIC EQUIVALENCE.

         (a)      VESTCOM represents and warrants that if it:

                  (i) issues or distributes VESTCOM Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire

                           VESTCOM Common Shares) to the holders of all or substantially all of the then outstanding VESTCOM Common Shares by way of stock dividend or other distribution, other than an issue of VESTCOM Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire VESTCOM Common Shares) to holders of VESTCOM Common Shares who exercise an option to receive dividends in VESTCOM Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire VESTCOM Common Shares) in lieu of receiving cash dividends; or

                  (ii) issues or distributes rights, options or warrants to the holders of all or substantially all of the then outstanding VESTCOM Common Shares entitling them to subscribe for or to purchase VESTCOM Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire VESTCOM Common Shares); or

                  (iii) issues or distributes to the holders of all or substantially all of the then outstanding VESTCOM Common Shares (A) shares or securities of VESTCOM of any class other than VESTCOM Common Shares (other than shares convertible into or exchangeable for or carrying rights to acquire VESTCOM Common Shares),
                           (B) rights, options or warrants other than those referred to in section 2.6(a)(ii) above, (C) evidences of indebtedness of VESTCOM or (D) assets of VESTCOM;

                  it will ensure that (i) the Company is able under applicable law to issue or distribute the economic equivalent on a per share basis of such rights, options, securities, shares, evidences of indebtedness or other assets simultaneously to holders of the Dividend Access Shares, and (ii) the Company shall issue or distribute such rights, options, securities, shares, evidences of indebtedness or other assets or economic equivalents simultaneously to holders of the Dividend Access Shares;

         (b)      VESTCOM represents and warrants that if it:

                  (i) subdivides, redivides or changes the then outstanding VESTCOM Common Shares into a greater number of VESTCOM Common Shares; or

                  (ii) reduces, combines or consolidates or changes the then outstanding VESTCOM Common Shares into a lesser number of VESTCOM Common Shares; or

                  (iii) reclassifies or otherwise changes VESTCOM Common Shares or effects an amalgamation, merger, reorganization or other transaction affecting VESTCOM Common Shares;

                  it will cause its Common Shares to be voted in favour of any resolution required to enable the Company under applicable law to simultaneously make the same or an economically equivalent change to, or in the rights of the holders of, the Dividend Access Shares;

         (c) VESTCOM will ensure that the record date for any event referred to in section 2.6(a) or 2.6(b) above, or (if no record date is applicable for such event) the effective date for any such event, is not less than twenty (20) Business Days after the date on which such event is declared or announced by VESTCOM (with simultaneous notice thereof to be given by VESTCOM to the Company);

         (d) the Board of Directors of the Company shall determine, in good faith and in its sole discretion (with the assistance of such reputable and qualified independent financial advisors and/or other experts as the Board may require), economic equivalence for the purposes of any event referred to in section 2.6(a) or 2.6(b) above and each such determination shall be conclusive and binding on VESTCOM. In making each such determination, the following factors shall, without excluding other factors determined by the Board to be relevant, be considered by the Board of Directors of the Company:

                  (i) in the case of any stock dividend or other distribution payable in VESTCOM Common Shares, the number of such shares issued in proportion to the number of VESTCOM Common Shares previously outstanding;

                  (ii) in the case of the issuance or distribution of any rights, options or warrants to subscribe for or purchase VESTCOM Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire VESTCOM Common Shares), the relationship between the exercise price of each such right, option or warrant and the current market value (as determined by the Board of Directors of the Company in the manner above contemplated) of a VESTCOM Common Share;

                  (iii) in the case of the issuance or distribution of any other form of property (including without limitation any shares or securities of VESTCOM of any class other than VESTCOM Common Shares, any rights, options or warrants other than those referred to in section 2.6(d)(ii) above, any evidences of indebtedness of VESTCOM or any assets of VESTCOM), the relationship between the fair market value (as determined by the Board of Directors of the Company in the manner above contemplated) of such property to be issued or distributed with respect to each outstanding VESTCOM Common Share and the current market value (as determined by the Board of Directors of the Company in the manner above contemplated) of a VESTCOM Common Share; and

                  (iv) in the case of any subdivision, redivision or change of the then outstanding VESTCOM Common Shares into a greater number of VESTCOM Common Shares or the reduction, combination or consolidation or change of the then outstanding VESTCOM Common Shares into a lesser number of VESTCOM Common Shares or any amalgamation, merger, reorganization or other transaction affecting VESTCOM Common Shares, the effect thereof upon the then outstanding VESTCOM Common Shares.

                  For purposes of the foregoing determinations, the current market value of any security listed and traded or quoted on a securities exchange shall be the weighted average of the closing prices of such security during a period of 30 consecutive trading days ending five (5) trading days before the date of determination on the principal securities exchange on which such securities are listed and traded or quoted; provided, however, that if, in the opinion of the Board of Directors of the Company, the public distribution or trading activity of such securities during such period does not create a market which reflects the fair value of such securities, then the current market value thereof shall be determined by the Board of Directors of the Company, in good faith and in its sole discretion (with the assistance of such reputable and qualified independent financial advisors and/or other experts as the board may require), and provided further that any such determination by the board shall be conclusive and binding on VESTCOM.

         2.7 VESTCOM NOT TO VOTE DIVIDEND ACCESS SHARES. VESTCOM covenants and agrees that it will not, and will cause its subsidiaries and Affiliates not to, exercise any voting rights which may be exercisable by holders of Dividend Access Shares from time to time pursuant to the Share Provisions or pursuant to the provisions of the NBCA (or any successor or other corporate statute by which the Company may in the future be governed) with respect to any Dividend Access Shares held by it or by its subsidiaries or Affiliates in respect of any matter considered at any meeting of holders of Dividend Access Shares.

         2.8 DUE PERFORMANCE. On and after the Closing Date, VESTCOM shall duly and timely perform, and shall cause the Company to duly and timely perform, all of its respective obligations provided for in the Purchase Agreement.

         2.9 VOLUNTARY DISSOLUTION. VESTCOM agrees not to cause or approve a voluntary dissolution of the Company prior to the Automatic Redemption Date without the prior consent in writing of all of the Stockholders.


                                    ARTICLE 3
                                     GENERAL

         3.1 TERM. This agreement shall come into force and be effective as of the date hereof and shall terminate and be of no further force and effect upon the date on which no Dividend Access Shares (or securities or rights convertible into or exchangeable for or carrying rights to acquire Dividend Access Shares) are held by any party other than VESTCOM and any of its Affiliates (other than the Stockholders who shall not for this purpose be considered Affiliates of VESTCOM).

         3.2 CHANGES IN CAPITAL OF VESTCOM AND THE COMPANY. Notwithstanding the provisions of section 3.4, at all times after the occurrence of any event effected pursuant to section 2.6 or 2.7 hereof, as a result of which either VESTCOM Common Shares or the Dividend Access Shares or both are in any way changed, this agreement shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which VESTCOM Common Shares or the Dividend Access Shares or both are so changed and the parties hereto shall execute and deliver an agreement in writing giving effect to and evidencing such necessary amendments and modifications.

         3.3 SEVERABILITY. If any provision of this agreement is held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remainder of this agreement shall not in any way be affected or impaired thereby and this agreement shall be carried out as nearly as possible in accordance with its original terms and conditions.

         3.4 AMENDMENTS, MODIFICATIONS, ETC. This agreement may not be amended or modified except by an agreement in writing executed by the Company and VESTCOM and approved by the holders of the Dividend Access Shares in accordance with section 10.2 of the Share Provisions.

         3.5 AMENDMENTS. Notwithstanding the provisions of section 3.4, the parties to this agreement may in writing, at any time and from time to time, without the approval of the holders of the Dividend Access Shares, amend or modify this agreement for the purposes of:

         (a) adding to the covenants of any of the parties for the protection of the holders of the Dividend Access Shares;

         (b) making such amendments or modifications not inconsistent with this agreement as may be necessary with respect to matters or questions which, in the determination of the senior management of each of the Company and VESTCOM, it may be expedient to make, provided that each such senior management shall be of the opinion that such amendments or modifications will not be prejudicial to the interests of the holders of the Dividend Access Shares; or

         (c) making such changes or corrections which, on the advice of counsel to the Company and VESTCOM, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error, provided that the boards of directors of each of the Company and VESTCOM shall be of the opinion that such changes or corrections will not be prejudicial to the interests of the holders of the Dividend Access Shares.

         3.6 MEETING TO CONSIDER AMENDMENTS. The Company, at the request of VESTCOM, shall call a meeting or meetings of the holders of the Dividend Access Shares for the purpose of considering any proposed amendment or modification requiring approval pursuant to section 3.4 hereof. Any such meeting or meetings shall be called and held in accordance with the by-laws of the Company, the Share Provisions and all applicable laws.

         3.7 AMENDMENTS ONLY IN WRITING. No amendment to or modification or waiver of any of the provisions of this agreement otherwise permitted hereunder shall be effective unless made in writing and signed by all of the parties hereto.

         3.8 ENUREMENT. This agreement shall be binding upon and enure to the benefit of the parties hereto, to the holders of Dividend Access Shares and to their respective successors and assigns.

         3.9 NOTICES TO PARTIES. All notices and other communications between the parties shall be in writing and shall be deemed to have been given if delivered personally or by confirmed telecopy to the parties at the following addresses (or at such other address for either such party as shall be specified in like notice):

                  (a)      if to VESTCOM at:

                  1100 Valley Brook Avenue
                  Lyndhurst, New Jersey  07071-03687
                  U.S.A.
                  Attention:  Joel Cartun, Esq., President
                  Telecopier:  [-]

                  (b)      if to the Company at:

                  [-]

                  together in all cases with a copy to,

                  Lowenstein, Sandler, Kohl, Fisher & Boylan, P.A. 65 Livingston Avenue
                  Roseland, New Jersey  07068
                  U.S.A.

                  Attention:  Alan Wovsaniker, Esq.
                  Telecopier:  (201) 992-5820

                  -and-

                  Stikeman, Elliott
                  1155 Rene-Levesque Blvd. West
                  Montreal, Quebec
                  H3B 3V2

                  Attention:  John W. Leopold, Esq.
                  Telecopier:  (514) 397-3222

                  -and-

                  Goodman Phillips & Vineberg
                  1501 Avenue McGill College
                  26th Floor
                  Montreal, Quebec
                  H3A 3N9

                  Attention:  Richard Cherney, Esq.
                  Telecopier:  (514) 841-6499


                  Any notice or other communication given personally shall be deemed to have been given and received upon delivery thereof and if given by telecopy shall be deemed to have been given and received on the date of confirmed receipt thereof unless such day is not a Business Day in which case it shall be deemed to have been given and received upon the immediately following Business Day.

         3.10 COUNTERPARTS. This agreement may be executed in counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

         3.11 JURISDICTION. This agreement shall be construed and enforced in accordance with the laws of the Province of Quebec and the laws of Canada applicable therein.

         3.12 ATTORNMENT. VESTCOM agrees that any action or proceeding arising out of or relating to this agreement may be instituted in the courts of Quebec, waives any objection which it may have now or hereafter to the venue of any such action or proceeding, irrevocably submits to the non-exclusive jurisdiction of the said courts in any such action or proceeding, agrees to be bound by any judgment of the said courts and not to seek, and hereby waives, any review of the merits of any such judgment by the courts of any other jurisdiction.

                  IN WITNESS WHEREOF, the parties hereto have caused this agreement to be duly executed as of the date first above written.

                                     VESTCOM INTERNATIONAL, INC.

                                     By:
                                              [-]


                                              504087 N.B. INC.

                                     By:

                                              [-]

                      ANNEX VI TO SHARE PURCHASE AGREEMENT

                  PROVISIONS ATTACHING TO MULTIPLE VOTING SHARE


                  The Multiple Voting Share in the capital of the Corporation shall have the following rights, privileges, restrictions and conditions:

                                    ARTICLE 1
                                 INTERPRETATION

1.1      For the purposes of these share provisions:

         "ACT" means the [NEW JERSEY COMPANIES ACT].

         "AUTOMATIC REDEMPTION DATE" means the date for the automatic redemption by NEWCO of Dividend Access Shares held by holders of Multiple Voting Shares pursuant to Article 7 of the share provisions of NEWCO.

         "BOARD OF DIRECTORS" means the Board of Directors of the Corporation.

         "COMMON SHARES" means the shares of the voting common stock of the Corporation.

         "CORPORATION" means Vestcom International, Inc., a corporation formed under the laws of the State of New Jersey.

         "DIVIDEND ACCESS SHARES" mean the Dividend Access Shares of NEWCO having the rights, privileges, restrictions and conditions set forth in the articles of NEWCO.

         "MULTIPLE VOTING SHARE" means the Multiple Voting Share of the Corporation having the rights, privileges, restrictions and conditions set forth herein.

         "NEWCO" means [-].

         "SHARE PURCHASE AGREEMENT" means the share purchase agreement by and among VESTCOM, the Corporation, Lirpaco Inc., Howard April, Leonard April and Sheila April.

         "TRUSTEE" shall mean the trustee appointed under the Voting Trust Agreement attached as Annex III to the Share Purchase Agreement and executed pursuant thereto and any successor trustee as provided therein.

                                    ARTICLE 2
                                  VOTING RIGHTS

         2.1 The Multiple Voting Share shall entitle the Trustee to a number of votes equal to the number of Dividend Access Shares held by Howard April, Leonard April and Sheila April on the applicable record date at all meetings of the shareholders of the Corporation at which holders of Common Shares are entitled to vote (except meetings at which only holders of another specified class of shares (other than Common Shares) are entitled to vote pursuant to the provisions hereof or pursuant to the provisions of the Act).


                                    ARTICLE 3
                                    DIVIDENDS

         3.1 The holder of the Multiple Voting Share shall not be entitled to receive any dividends.


                                    ARTICLE 4
                        RANKING OF MULTIPLE VOTING SHARES

         4.1 The Multiple Voting Share shall be entitled to a preference, as provided in Article 5, over the Common Shares and any other shares ranking junior to the Multiple Voting Share with respect to the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary.


                                    ARTICLE 5
                           DISTRIBUTION ON LIQUIDATION

         5.1 In the event of the liquidation, dissolution or winding-up of the Corporation or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, the holder of the Multiple Voting Share shall be entitled, subject to applicable law, to receive from the assets of the Corporation in respect of the Multiple Voting Share held by such holder on the effective date (the "LIQUIDATION DATE") of such liquidation, dissolution or winding-up, before any distribution of any part of the assets of the Corporation among the holders of the Common Shares or any other shares ranking junior to the Multiple Voting Share, an amount per share equal to (a) the monetary consideration received by the Corporation upon the issuance of such share (denominated in the currency in which such consideration was paid to the Corporation) (hereinafter the "LIQUIDATION AMOUNT").

         5.2 On or after the Liquidation Date, the Corporation shall cause to be delivered to the holder of the Multiple Voting Share the Liquidation Amount (less any tax required to be deducted and withheld therefrom by the Corporation) for such Multiple Voting Share upon presentation and surrender of the certificate representing such Multiple Voting Share, together with such other documents and instruments as may be required to effect a transfer of Multiple Voting Share under the Act and the by-laws of the Corporation and such additional documents and instruments as the Corporation may reasonably require, at any office and in any manner whatsoever as may be specified by the Corporation by notice to the holder of the Multiple Voting Share. Payment of the total Liquidation Amount for such Multiple Voting Share shall be made by the Corporation, or on behalf of the Corporation by an authorized agent, by delivery to each holder at the address of the holder recorded in the securities register of the Corporation or by holding for pick up by the holder at any office as may be specified by the Corporation by notice to the holder of the Multiple Voting Share, a cheque of the Corporation payable at par at any branch of the bankers of the Corporation in respect of the amount of the Liquidation Amount (less any tax required to be deducted and withheld therefrom by the Corporation) without interest. On and after the Liquidation Date, the holder of the Multiple Voting Share shall cease to be a holder of such Multiple Voting Share and shall not be entitled to exercise any of the rights of holder in respect thereof, other than the right to receive the total Liquidation Amount, unless payment of the total Liquidation Amount for such Multiple Voting Share shall not be made upon presentation and surrender of the share certificate in accordance with the foregoing provisions, in which case the rights of the holder shall remain unaffected until the total Liquidation Amount has been paid in the manner hereinbefore provided. The Corporation shall have the right at any time on or after the Liquidation Date to deposit or cause to be deposited the total Liquidation Amount in respect of the Multiple Voting Share represented by a certificate that has not at the Liquidation Date been surrendered by the holder thereof with an authorized agent of the Corporation including, without limitation, any chartered bank or trust company in Canada. Upon such deposit being made, the rights of the holder of the Multiple Voting Share after such deposit shall be limited to receiving the total Liquidation Amount so deposited (less any tax required to be deducted and withheld therefrom) without interest for such Multiple Voting Share against presentation and surrender of the said certificate held by it, in accordance with the foregoing provisions.

         5.3 After the Corporation has satisfied its obligations to pay the holder of the Multiple Voting Share the Liquidation Amount pursuant to Section
5.1 of these share provisions, such holder shall not be entitled to share in any further distribution of the assets of the Corporation.


                                    ARTICLE 6
             REDEMPTION OF MULTIPLE VOTING SHARE BY THE CORPORATION

         6.1 Subject to applicable law, the Corporation shall on the Automatic Redemption Date redeem (the "AUTOMATIC REDEMPTION") the then outstanding Multiple Voting Shares for an amount per share equal to the Liquidation Amount (hereinafter in this Article 6 the "REDEMPTION PRICE").

         6.2 In any case of any redemption of Multiple Voting under this Article 6, the Corporation shall, at least fifteen (15) days before the Automatic Redemption Date, send or cause to be sent to the holder of the Multiple Voting Share to be redeemed a notice in writing of the redemption by the Corporation, of the Multiple Voting Share held by such holder. Such notice shall set out the Redemption Price and the Redemption Date. On or after the Automatic

Redemption Date, the Corporation shall cause to be delivered to the holder of the Multiple Voting Share to be redeemed the Redemption Price (less any tax required to be deducted and withheld therefrom by the Corporation) for such Multiple Voting Share upon presentation and surrender of the certificate representing such Multiple Voting Share, together with such other documents and instruments as may be required to effect a transfer of the Multiple Voting Share under the Act and the by-laws of the Corporation and such additional documents and instruments as the Corporation may reasonably require, at any office and in any manner whatsoever as may be specified by the Corporation in such notice. Payment of the total Redemption Price for such Multiple Voting Share shall be made by the Corporation, or on behalf of the Corporation by an authorized agent, by delivery to the holder at the address of the holder recorded in the securities register of the Corporation or by holding for pick up by the holder at any office as may be specified by the Corporation in such notice, a cheque of the Corporation payable at par at any branch of the bankers of the Corporation in respect of the amount of the Redemption Price (less any tax required to be deducted and withheld therefrom by the Corporation) without interest. On and after the Automatic Redemption Date, the holder of the Multiple Voting Share called for redemption shall cease to be a holder of such Multiple Voting Share and shall not be entitled to exercise any of the rights of holder in respect thereof, other than the right to receive the total Redemption Price, unless payment of the total Redemption Price for such Multiple Voting Share shall not be made upon presentation and surrender of the certificate in accordance with the foregoing provisions, in which case the rights of the holder shall remain unaffected until the total Redemption Price has been paid in the manner hereinbefore provided. The Corporation shall have the right at any time after the sending of notice of its intention to redeem the Multiple Voting Share as aforesaid to deposit or cause to be deposited the total Redemption Price of the Multiple Voting Share so called for redemption represented by a certificate that has not at the date of such deposit been surrendered by the holder thereof in connection with such redemption, with an authorized agent of the Corporation including, without limitation, any chartered bank or trust company in Canada named in such notice. Upon the later of such deposit being made and the Automatic Redemption Date, the Multiple Voting Share in respect whereof such deposit shall have been made shall be redeemed and the rights of the holder thereof after such deposit or Automatic Redemption Date, as the case may be, shall be limited to receiving the total Redemption Price so deposited (less any tax required to be deducted and withheld therefrom by the Corporation), without interest for such Multiple Voting Share against presentation and surrender of the said certificate held by it, in accordance with the foregoing provisions.


                                    ARTICLE 7
                             AMENDMENT AND APPROVAL

         7.1 The rights, privileges, restrictions and conditions attaching to the Multiple Voting Share may be added to, changed or removed but only with the approval of the holder of the Multiple Voting Share.

                                    ANNEX VII

                       STOCKHOLDERS AND STOCK OWNERSHIP OF
                                     VESTCOM

         The stockholders and stock ownership of VESTCOM is as follows:


                   Name                     Shares of VESTCOM Common Stock (pre-merger)
----------------------------------------    -------------------------------------------
Peter McLaughlin(1)                                           197,837

Joel Cartun(2)                                                630,890

Robert Rogus                                                   50,878

Joseph A. Barrett, III                                         19,569

Leslie Abcug                                                   13,699

Robert F. Gondelman                                             7,827

Cynthia Ward                                                    1,956

Ronald J. Whaley                                                3,914

Arthur Amdurer                                                  1,956

Oppenheimer & Co., Inc.                                       229,773

Opco, Senior Executive Partnership, L.P.                       57,443

Richard White                                                  38,296

Gary Marcello(3)                                               27,436

Howard April                                                   13,718


(1)  Includes 25,000 shares purchased by members of Mr. McLaughlin's family.

(2) Includes 200,000 shares purchased by trusts for the benefit of Mr. Cartun's children.

(3)  Includes 27,436 shares purchased by Penny Lane Limited Partnership.

                                   ANNEX VIII

                          OPINION OF COUNSEL TO VESTCOM

         The STOCKHOLDERS, shall have received an opinion from Lowenstein, Sandler, Kohl, Fisher & Boylan, P.A., dated the Closing Date, in form and substance reasonably satisfactory to the STOCKHOLDERS, substantially to the effect that:
                  (i) VESTCOM and NEWCO have been duly organized and are validly existing in good standing under the laws of their respective states of incorporation;

                  (ii) the Share Purchase Agreement and the Support Agreement have been duly authorized, executed and delivered by VESTCOM and NEWCO and constitute valid and binding agreements of VESTCOM and NEWCO enforceable in accordance with their terms, except as such enforceability may be subject to bankruptcy, moratorium, insolvency, reorganization, arrangement and other similar laws relating to or affecting the rights of creditors generally and except (X) as the same may be subject to the effect of general principles of equity and (Y) that no opinion need be expressed as to the enforceability of indemnification provisions included herein;

                  (iii) the Voting Trust Agreement has been duly authorized, executed and delivered by VESTCOM and constitutes a valid and binding agreement of VESTCOM enforceable in accordance with its terms, except as such enforceability may be subject to bankruptcy, moratorium, insolvency, reorganization, arrangement and other similar laws relating to or affecting the rights of creditors generally and except (X) as the same may be subject to the effect of general principles of equity and (Y) that no opinion need be expressed as to the enforceability of indemnification provisions included herein;

                  (iv) the shares of VESTCOM Stock to be received by the STOCKHOLDERS on the Consummation Date shall be duly authorized, fully paid and non-assessable; and

                  (v) to the knowledge of such counsel, no notice to, consent, authorization, approval or order of any court or governmental agency or body or of any other third party is required in connection with the execution, delivery or consummation of the Share Purchase Agreement, the Support Agreement or the Voting Trust Agreement by VESTCOM or NEWCO except for such notices, consents, authorizations, approvals or orders as already have been made or obtained.

                                     ANNEX X

             OPINION OF COUNSEL TO THE STOCKHOLDERS AND THE COMPANY

         VESTCOM shall have received an opinion from counsel to the COMPANY and the STOCKHOLDERS, dated the Closing Date, in form and substance reasonably satisfactory to VESTCOM and its underwriters, substantially to the effect that:

                  (i) Each of the COMPANY and the COMPANY'S Subsidiaries has been duly incorporated and is validly existing or subsisting in good standing under the laws of its respective state of incorporation and has the corporate power and authority to own and lease its respective properties and to conduct its respective businesses as currently being conducted;

                  (ii) Each of the COMPANY and the COMPANY'S Subsidiaries are duly qualified to do business as foreign corporations in each of the jurisdictions where, to such counsel's knowledge, they own or lease properties and where the failure to so qualify would have a Material Adverse Effect on the COMPANY. Each of the COMPANY and the COMPANY'S Subsidiaries has the required authorities and permits to carry on its business in each of the jurisdictions in which they conduct business as set forth in Schedule 5.1;

                  (iii) the authorized and outstanding capital stock of the COMPANY and the COMPANY'S Subsidiaries is as represented by the STOCKHOLDERS and the COMPANY in this Agreement and each share of such stock has been duly authorized and validly issued, is fully paid and nonassessable and was not issued in violation of the pre-emptive rights of any stockholder;

                  (iv) neither the COMPANY nor the COMPANY'S Subsidiaries have any outstanding options, warrants, calls, conversion rights or other commitments of any kind to issue or sell any of their capital stock;

                  (v) this Agreement has been duly authorized, executed and delivered by the COMPANY and each STOCKHOLDER and all corporate action required to be taken by the board of directors of the COMPANY and all action required to be taken by the

         STOCKHOLDERS have been duly taken. This Agreement constitutes a valid and binding agreement of the COMPANY and each STOCKHOLDER enforceable against the COMPANY and each STOCKHOLDER in accordance with its terms, except as such enforceability may be subject to bankruptcy, moratorium, insolvency, reorganization, arrangement and other similar laws relating to or affecting the rights of creditors generally and except (X) as the same may be subject to the effect of general principles of equity and
         (Y) that no opinion need be expressed as to the enforceability of indemnification provisions included herein;

                  (vi) based solely on a search in relevant filing offices of Uniform Commercial Code financing statements, to the knowledge of such counsel, except as set forth on a schedule to such opinion, the assets and personal property owned by the COMPANY or the COMPANY'S Subsidiaries are not subject to any liens or encumbrances except as set forth on Schedules 5.10, 5.14 and 5.16 or as permitted by Section 7.3(vi);

                  (vii) assuming the due authorization, execution and delivery of the Certificate of Merger by VESTCOM, and assuming the proper filing of the Certificate of Merger with the Secretary of State of the State of NEWCO'S incorporation, the Merger shall become effective under the laws of the state of NEWCO'S incorporation. Upon the Effective Time of the Merger, there will be no outstanding stock of the COMPANY and, no former shareholder of the COMPANY will be entitled to any rights as a dissenting shareholder;

                  (viii) except to the extent set forth on Schedules 5.10, 5.21 and 5.28, to the knowledge of such counsel, (a) neither the COMPANY nor the COMPANY'S Subsidiaries is in violation of any order with respect to the COMPANY or the COMPANY'S Subsidiaries issued by any court or agency (wherever located) of which such counsel is aware and (b) there are no claims, actions, suits or proceedings pending, or threatened against or affecting the COMPANY, the COMPANY'S Subsidiaries or any STOCKHOLDER, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality wherever located;

                  (ix) except to the extent set forth on Schedule 5.15, to the knowledge of such counsel, neither the COMPANY nor the COMPANY'S Subsidiaries is in default, nor has received any notice of default, under any of the contracts or agreements listed on Schedule 5.12, 5.15 or 5.18;

                  (x) to the knowledge of such counsel, no notice to, consent, authorization, approval or order of any court or governmental agency or body or of any other third party is required in connection with the execution, delivery or consummation of this Agreement by the COMPANY or by any STOCKHOLDER except for such notices, consents, authorizations, approvals or orders as already have been made or obtained ;

                  (xi) the execution, delivery and performance of this Agreement by the COMPANY, the compliance by the COMPANY with the provisions thereof and the consummation of the transactions contemplated thereby will not (i) violate or result in any breach of any of the terms or provisions of the COMPANY'S or the COMPANY'S Subsidiaries' respective Articles of Incorporation or By-laws, (ii) conflict with or result in any breach of or default under any lease, instrument, license, permit, contract or any other agreement listed on Schedule 5.12 or 5.15, except to the extent specifically set forth in Schedule 5.12 or 5.15, or (iii) contravene any provision of any ____ State or Federal law, statute, rule or regulation; and

                  (xii) to the knowledge of such counsel, NEWCO is a corporation duly formed, validly existing and in good standing under the laws of the state of its incorporation.

Such opinion may include reasonable and standard exceptions. Furthermore, in giving such opinions, such counsel may rely on opinions of local counsel, reasonably acceptable to VESTCOM and its counsel, provided such opinions are attached to counsel's opinion, and counsel states that reliance on such opinions is reasonable under the circumstances. Such opinions shall also provide that (a) Lowenstein, Sandler, Kohl, Fisher & Boylan may rely upon such opinions in rendering any opinion to VESTCOM'S underwriters as if such opinions were addressed to such firm and (b) VESTCOM'S underwriters may rely upon such opinions in connection with the sale by VESTCOM to VESTCOM'S underwriters of VESTCOM Common Stock pursuant to the underwriting agreement between VESTCOM and VESTCOM'S underwriters as if such opinions were addressed to them.

         For purposes of such opinion, "knowledge" of counsel shall mean (with respect to matters of fact) that after an examination of documents made available to counsel by the COMPANY and the COMPANY'S Subsidiaries and after inquiry of officers of the COMPANY and the COMPANY'S Subsidiaries, but without any judgment or litigation searches or any other independent factual investigation, counsel has no reason to believe that statements made to such counsel's "knowledge" are factually incorrect. "Knowledge" shall furthermore refer only to then current actual knowledge of members of counsel's firm who have worked on matters for the COMPANY and the COMPANY'S Subsidiaries.